UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.   )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
PENN ENTERTAINMENT, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

ROULETTE

PENN
ENTERTAINMENT

2026 Notice of annual meeting and proxy statement

PROXY STATEMENT - 2026	i

A LETTER TO OUR SHAREHOLDERS

Dear Fellow Shareholders,
Over the past year, we have made meaningful changes at PENN and believe our investments in technology, combined with our retail growth projects, position us well for 2026 and beyond. We have advanced our core retail business, strengthened Board oversight, refined our operating structure and repositioned our digital strategy – all with a focus on delivering sustainable, long-term value.
As we look ahead, our priorities are clear: execute with discipline, drive profitable growth, increase free cash flow and enhance shareholder returns.
Stronger Governance for Our Next Phase of Growth and Execution
We are committed to strong governance practices, including with respect to the evolution of our Board’s skillsets. Board refreshment at PENN is thoughtful and deliberate to ensure we have the right expertise and perspectives present in the Boardroom to oversee our strategy. In the past 12 months, we have appointed five new independent directors, meaningfully strengthening the Board’s composition, independence and competencies.
In 2025, we appointed independent directors Carlos Ruisanchez and Johnny Hartnett to the Board, and earlier this year we added three additional highly qualified independent directors – Heather Ace, Jeffrey Fox and Fabio Schiavolin. Our refreshed Board’s expanded expertise in global gaming, digital operations, human capital, finance and technology positions us to guide PENN through the disciplined execution of its next phase of growth.
Refocused Digital Strategy
In late 2025, following the mutual early termination of our exclusive U.S. online sports betting agreement with ESPN, we repositioned our digital strategy around a more focused and efficient model centered on iCasino growth, cross-sell and omnichannel engagement. This shift allows us to enhance integration across our ecosystem and better leverage our retail footprint in the U.S. and strength in Canada.
Our approach to digital is no longer driven by scale alone; it is grounded in durable economics, disciplined investment and long-term returns. PENN’s retail footprint, media assets and technology capabilities provide a differentiated platform for integrating retail and digital engagement. The omnichannel ecosystem we built allows us to strengthen customer relationships, enhance marketing precision and drive greater value across both physical and online platforms.
We are focused on expanding cross-channel engagement, leveraging data and analytics to optimize promotional effectiveness, strengthening the loyalty ecosystem and improving the return profile of customer acquisition investments. This integrated, disciplined approach is designed to support more sustainable growth and long-term value creation.
Simplified Organizational Structure Advances Strategic Priorities
In January 2026, PENN implemented a new corporate organizational structure designed to align our operations with our strategic priorities, including a more focused approach to our digital business and deeper integration with our core retail and omnichannel model. This realignment centralized key technology, data and digital capabilities under unified leadership, simplified reporting lines and reduced duplication across the organization. We expect these changes to improve operating efficiency, support stronger cross-channel engagement and contribute to increased free cash flow over time.
These changes are projected to generate over $10 million in annualized run-rate cost savings, the majority of which will be realized in the first half of 2026.
Disciplined Capital Allocation
Disciplined capital allocation remains central to our strategy. We deploy capital through a balanced framework: investing in high-return retail development and property enhancements, leveraging our prior investments in Interactive initiatives, reducing leverage and repurchasing shares opportunistically.

ii	PROXY STATEMENT - 2026

A LETTER TO OUR SHAREHOLDERS

In 2025, we repurchased $354 million of shares, bringing total repurchases since 2022 to $1.1 billion, or approximately 25% of shares outstanding. These actions underscore our commitment to returning capital to shareholders while maintaining financial flexibility.
We expect meaningful free cash flow generation in 2026, providing capacity to further reduce leverage, invest in high return projects and continue evaluating share repurchases as conditions warrant.
Looking Ahead
With a strengthened, refreshed Board, a more efficient organization and a disciplined digital strategy, we are confident in our ability to drive long-term growth and create value for shareholders.
We believe the actions we took in 2025 enhanced our operational and financial foundation, positioning PENN for continued performance improvement in 2026 and beyond. We remain focused on driving continued growth across our retail portfolio, achieving break-even adjusted EBITDA in Interactive1, maintaining disciplined capital allocation and financial flexibility while further deleveraging, and realizing the benefits of our recent organizational enhancements.
PENN’s success is driven by the dedication of our more than 23,000 team members and our commitment to being a responsible partner in the communities we serve. We are proud of the continued progress our Company has made in advancing our corporate responsibility priorities and remain focused on building on this momentum in the years ahead.
On behalf of our Board and leadership team, we would like to thank you, our valued shareholders, for your continued investment, support and confidence. 2026 is sure to be an exciting year at PENN Entertainment.
Sincerely, David Handler Board Chair	Jay Snowden Chief Executive Officer, President & Board Member
1	Interactive forecast does not include costs associated with the anticipated launch of OSB and iCasino in Alberta.

PROXY STATEMENT - 2026	iii

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider, and you should read the entire Proxy Statement before voting.
Items of Business
At or before the PENN Entertainment, Inc. 2026 Annual Meeting of Shareholders (“Annual Meeting”), shareholders will vote on the following items:

Proposal 1: Election of Class III Directors
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm
Proposal 3: Advisory Vote to Approve the Compensation of Named Executive Officers
Proposal 4: Approval of the Third Amendment to our 2022 Long-Term Incentive Compensation Plan
Proposal 5: Advisory Vote on a Shareholder Proposal Requesting Annual Election of Directors, if properly presented

Shareholders will also transact such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof.
Voting
Each share of common stock held by a shareholder of record of such common stock as of the close of business on March 27, 2026 is entitled to vote on each of the items to be voted on at the Annual Meeting.
Your Vote is Very Important
Your vote is extremely important no matter how many shares you own. Whether or not you expect to attend the Annual Meeting, please promptly use your proxy card to vote by proxy over the internet or by mail. If you have any questions or require any assistance with voting your shares, please call PENN Entertainment’s proxy solicitor:
INNISFREE M&A INCORPORATED
Shareholders may call 1 (877) 800 - 5187 (toll-free from the U.S. and Canada) or
+1 (412) 232-3651 (from other countries)
Banks and Brokers may call collect 1 (212) 750-5833

DATE AND TIME June 16, 2026 at 10 a.m. ET
VIRTUAL MEETING: The Annual Meeting is a virtual meeting at www.virtualshareholdermeeting .com/PENN2026
RECORD DATE: March 27, 2026 Only shareholders of record as of the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting.
ATTENDANCE: Only shareholders of record or their legal proxies may participate in the virtual Annual Meeting.

iv	PROXY STATEMENT - 2026

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Proxy Voting Methods
Even if you plan to attend the virtual Annual Meeting, please vote right away by using one of the following advance voting methods. Make sure to have the proxy card or voting instruction form in hand and follow the instructions. You can vote in advance in one of four ways:

VIA THE INTERNET Locate the control number on your proxy card or voting instruction form in order to access the website indicated.	SCAN Your proxy card or voting instruction form may also include a QR code for voting via your mobile phone.	BY MAIL Mark, sign, date and then return the proxy card or voting instruction form in the postage-paid envelope provided.	BY TELEPHONE Use the toll-free number shown on your proxy card or voting instruction form and follow the recorded instructions.

Your vote is important. We encourage you to vote promptly, regardless of whether you plan to attend the Annual Meeting.
By Order of the Board of Directors,

Christopher Rogers
Executive Vice President, Chief Strategy and Legal Officer and Secretary
Wyomissing, Pennsylvania
April 27, 2026
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JUNE 16, 2026: Our Proxy Statement and the 2025 Annual Report are available free of charge on our website at https://investors.pennentertainment.com/reports-filings/sec-filings. In addition, our shareholders may access this information, as well as submit their voting instructions, at www.proxyvote.com.

PROXY STATEMENT - 2026	v

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Attendance at Meeting
To attend the virtual Annual Meeting, you must be a shareholder on the Record Date and have previously registered to attend the meeting. Register to attend the Annual Meeting on or before 9:45 a.m. ET on June 16, 2026 by visiting www.proxyvote.com. You will need the 16-digit control number found on your proxy card or voting instruction form. You will receive a confirmation e-mail with information on how to attend the meeting. After you have registered, you will be able to participate in the Annual Meeting by visiting www.virtualshareholdermeeting.com/PENN2026 and entering the same 16-digit control number you used to preregister and as shown in your confirmation e-mail.
Beneficial shareholders who do not have a 16-digit control number should follow the instructions provided on the voting instruction form provided by your broker, bank, or other nominee. In addition to registering for the meeting, beneficial holders that wish to vote at the meeting must obtain a legal proxy from their bank, broker, or other nominee prior to the meeting. You will need to have an electronic image (such as a pdf file or scan) of the legal proxy with you if you are voting at the meeting.
Electronic entry to the virtual Annual Meeting will begin at 9:45 a.m. ET, and the Annual Meeting will begin promptly at
10:00 a.m. ET. If you encounter difficulties accessing the virtual Annual Meeting, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/PENN2026.

vi	PROXY STATEMENT - 2026

FREQUENTLY REQUESTED INFORMATION
Board and Committee Membership	7	Director Compensation	43
Board Qualifications, Skills and Experience	8	Executive Compensation Peer Group	63
Cybersecurity Risk Oversight	25	CEO Pay Ratio	85
Management Committees	38	Pay Versus Performance	86
Response to Shareholder Engagement	40

PROXY STATEMENT - 2026	vii
Helpful Resources
Where You Can Find More Information
Annual Meeting
Proxy Statement:
https://investors.pennentertainment.com/reports-filings/annual-reports
Annual Report: https://investors.pennentertainment.com/reports-filings/annual-reports
Voting Your Proxy via the Internet Before the Annual Meeting:
www.proxyvote.com
Board of Directors
https://www.pennentertainment.com/corp/investors/corporate-governance
Communications with the Board
https://www.pennentertainment.com/corp/our-company/contact-us
Governance Documents
https://www.pennentertainment.com/corp/investors/corporate-governance
•	Corporate Governance Guidelines
•	Code of Business Conduct
•	Nominating/Corporate Governance Charter
•	Audit Committee Charter
•	Compensation Committee Charter
Investor Relations
https://www.pennentertainment.com/corp/investors
Sustainability
https://www.pennentertainment.com/corp/corporate-responsibility
Definition of Certain Terms or Abbreviations

CD&A	Compensation Discussion and Analysis
CEO	Chief Executive Officer
CFO	Chief Financial Officer
Committees	Audit; Compensation; Compliance; and Nominating and Corporate Governance Committees
GAAP	Generally Accepted Accounting Principles in the United States
LTIP	Long-Term Incentive Plan
NEO	Named Executive Officer
PSUs	Performance Stock Units
PwC	PricewaterhouseCoopers LLP
RSUs	Restricted Stock Units
SARS	Stock Appreciation Rights
SEC	Securities and Exchange Commission
STIP	Short-Term Incentive Plan

viii	PROXY STATEMENT - 2026
Special Note Regarding Forward-Looking Statements
This Proxy Statement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as “expects,” “believes,” “estimates,” “projects,” “intends,” “plans,” “goal,” “seeks,” “may,” “will,” “should,” or “anticipates” or the negative or other variations of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Specifically, forward-looking statements include, but are not limited to, statements regarding: the Company’s expectations of future results of operations and financial condition, including expectations regarding future revenue and segment-adjusted EBITDAR, segment-adjusted EBITDAR improvement, cash flow generation and leverage, including lease adjusted net leverage; the Company’s expectations regarding the future success of theScore Bet, Hollywood iCasino and its other digital offerings, including the anticipated benefits of the Company’s realigned digital strategy; the Company’s expectations regarding share repurchases; the scale and timing of the Company’s product and technology investments; the Company’s expectations regarding results, and the impact of competition, in retail/mobile/online sportsbooks, iCasino, social gaming, and retail operations; the Company’s overall growth strategy; the anticipated benefits associated with corporate reorganization and cost-optimization initiatives; management’s plans and strategies for future operations, including statements relating to the Company’s plan to expand gaming operations through the implementation and execution of a disciplined capital expenditure program at our existing properties, the pursuit of strategic acquisitions and investments, and the development of new gaming properties, including the development projects and the anticipated timing and benefits thereof; improvements, expansions, or relocations of our existing properties; entrance into new jurisdictions; expansion of gaming in existing jurisdictions; strategic investments and acquisitions; cross-sell opportunities between our retail gaming, online sports betting (“OSB”), and iCasino businesses; our ability to obtain financing for our development projects on attractive terms; the timing, cost and expected impact of planned capital expenditures on the Company’s results of operations; and the actions of regulatory, legislative, executive, or judicial decisions at the federal, state, provincial, or local level with regard to our business and the impact of any such actions. Such statements are all subject to risks, uncertainties and changes in circumstances that could significantly affect the Company’s future financial results and business. Accordingly, the Company cautions that the forward-looking statements contained herein should not be unduly relied upon and are qualified by important factors that could cause actual results to differ materially from those reflected by such statements.
Such factors include the effects of economic and market conditions in the markets in which the Company operates or otherwise, including the impact of global supply chain disruptions, price inflation, changes in interest rates, economic downturns, changes in trade policies, and geopolitical and regulatory uncertainty; competition with other retail and online gaming and sports betting, entertainment and sports content experiences, including from prediction markets and grey market or illegal offerings; the timing, cost and expected impact of product and technology investments; risks relating to operations, permits, licenses, financings, approvals and other contingencies in connection with growth in new or existing jurisdictions; our ability to successfully acquire and integrate new properties and operations and achieve expected synergies from acquisitions; the availability of future borrowings under our Amended Credit Facilities or other sources of capital to enable us to service our indebtedness, make rent payments under our lease agreements, make anticipated capital expenditures or pay off or refinance our indebtedness prior to maturity; the impact of indemnification obligations under the Barstool SPA; our ability to realize the anticipated benefits of our realigned digital strategy; our ability to attract and retain user adoption of theScore Bet and Hollywood iCasino apps in a rapidly evolving and highly competitive market; the outcome of any legal proceedings that may be instituted against the Company, or its respective directors, officers or employees; the ability of the Company to retain and hire key personnel; the impact of new laws or changes in current laws, regulations, rules or other industry standards; adverse outcomes of litigation involving the Company; our ability to maintain our gaming licenses and concessions and comply with applicable gaming law, changes in current laws, regulations, rules or other industry standards; and the other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each as filed with the U.S. Securities and Exchange Commission. The Company does not intend to update publicly any forward-looking statements except as required by law. Considering these risks, uncertainties and assumptions, the forward-looking events discussed in this Proxy Statement may not occur.

PROXY STATEMENT - 2026	1

PROXY STATEMENT SUMMARY

About the 2026 Annual Meeting of Shareholders
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider, and you should read the entire Proxy Statement before voting.
Voting Matters

PROPOSAL		BOARD VOTE RECOMMENDATION	PAGE
1	Election of Class III Directors	FOR each nominee	12
2	Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	47
3	Advisory Vote to Approve the Compensation of Named Executive Officers	FOR	50
4	Approval of the Third Amendment to our 2022 Long-Term Incentive Compensation Plan	FOR	93
5	Advisory Vote on a Shareholder Proposal Requesting Annual Election of Directors, if properly presented	AGAINST	107
Shareholders will also transact such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof.

DATE AND TIME: June 16, 2026 at 10 a.m. ET
VIRTUAL MEETING: The Annual Meeting is a virtual meeting at www.virtualshareholder meeting.com/PENN2026
RECORD DATE: March 27, 2026 Only shareholders of record as of the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting.
ATTENDANCE: Only shareholders of record or their legal proxies may participate in the virtual Annual Meeting.

VIA THE INTERNET Locate the control number on your proxy card or voting instruction form in order to access the website indicated.	SCAN Your proxy card or voting instruction form may also include a QR code for voting via your mobile phone.	BY MAIL Mark, sign, date and then return the proxy card or voting instruction form in the postage-paid envelope provided.	BY TELEPHONE Use the toll-free number shown on your proxy card or voting instruction form and follow the recorded instructions.

2	PROXY STATEMENT - 2026

PROXY STATEMENT SUMMARY

Our Company

PENN Entertainment, Inc. (Nasdaq: PENN) is North America's leading provider of integrated entertainment, sports content, and casino gaming experiences. Through a deep commitment to good corporate citizenship, PENN provides an innovative omnichannel entertainment experience for customers across North America.

PENN operates in 27 jurisdictions throughout North America, with a broadly diversified portfolio of casinos, racetracks, and online sports betting and iCasino offerings. PENN's focus is on organic cross-sell opportunities, reinforced by its market-leading retail casinos, sports media assets and technology, including a proprietary state-of-the-art, fully integrated digital sports betting and iCasino platform, and an in-house iCasino content studio.

~34M

PENN's portfolio of retail and online offerings is further bolstered by our industry-leading PENN Play™ customer loyalty program, offering our approximately 34 million members a unique set of rewards and experiences across all of our products and offerings.

PENN PLAY

- CASINOS & RACETRACKS
- HOTELS & RESORTS
- iCASINO
- SPORTS BETTING
- ENTERTAINMENT
- MEDIA

Media: theScore

Casinos & Racetracks: Hollywood Casino, Ameristar, L'auberge, M Resort

iCasino: Hollywood Casino, theScore | Casino

Sports Betting: theScore Bet

HOLLYWOOD CASINO & theScore™	BEST-IN-CLASS REGIONAL CASINOS	CUTTING-EDGE TECHNOLOGY

Leveraging our leading casino and sports media brands to expand our digital footprint through organic cross-sell opportunities	Leading properties in a geographically diversified portfolio create sustained customer engagement and loyalty	Fully integrated digital sports and iCasino betting platforms and in-house iCasino content studio (PENN Game Studios) drive growth and customer retention

PROXY STATEMENT - 2026	3

PROXY STATEMENT SUMMARY

2025 Performance Highlights
2025 was an important year of transition for PENN Entertainment as we strengthened our position as a differentiated provider of integrated entertainment, sports content and casino gaming experiences. Our actions and strategic decisions during the year were focused on driving growth in both our Interactive and Retail segments, increasing free cash flow and improving profitability.
Continued Strength in Retail
In our retail portfolio, we continued to invest in high-return growth projects designed to enhance customer experience, expand our addressable market and improve property-level economics. The land-based relocation of Hollywood Casino Joliet, which opened in August 2025, is delivering strong initial results reflective of the benefits of a modernized facility, improved accessibility and upgraded amenities that attract both new and reactivated customers. Since opening at the new location, the property has delivered an approximately 1.3x increase in year-over-year active players, a 1.4x and 2.0x increase in slot and table volumes, respectively, and a 2.0x increase in non-gaming revenues compared to the prior water-based facility. Similarly, the opening of the second tower at M Resort Hotel in December 2025 is capturing previously unmet demand in the Las Vegas market. The expanded property generated record gaming volumes in its opening month and achieved record net revenue in January 2026. We also secured two of the largest group bookings in the property’s history following the opening, underscoring the strength of the asset. In 2026, we plan to build on our recent momentum with the new hotel tower at Hollywood Casino Columbus and the relocation of Hollywood Casino Aurora, which are scheduled to open on June 12 and June 24 this year, respectively, pending customary regulatory approvals.
Strategic Progress in Interactive
2025 also marked a key milestone in Interactive. Following the mutual termination of our partnership with ESPN, effective December 1, 2025, we successfully rebranded our U.S. online sportsbook to theScore Bet and refocused our digital strategy on a more efficient model emphasizing our growing iCasino and Canadian operations. We are encouraged by the early results of this strategic shift, which has enabled us to unify our sports betting offerings across both the U.S. and Canada while continuing to build on the momentum of our Hollywood branded iCasino product in the U.S. By aligning our digital strategy with theScore’s established media ecosystem, we have enhanced our ability to deliver integrated, personalized customer experiences as we continue to improve cross-sell opportunities and marketing efficiency. In the first full month of operations following the rebrand, our Interactive segment generated positive adjusted EBITDA, an important step in our path toward profitable growth. Similarly, in the two months following the rebrand, U.S. Gaming adjusted gross profit increased over 200% year-over-year while total Interactive marketing spend decreased by over 60%. We also delivered record gaming revenue in the fourth quarter of 2025, reflecting strengthened operating momentum driven by the growth of our standalone Hollywood iCasino product and improvements to our online sportsbook offering.
Positioned for Long-Term Value Creation
As we look to 2026 and beyond, we are well positioned to capitalize on growth opportunities in both Retail and Interactive, as well as benefit from the strategic investments we have made in our business over the last several years. We remain focused on improving free cash flow, deleveraging and opportunistically returning capital to shareholders. Most importantly, we believe we have a strong foundation in place to support our priorities, including a high-quality retail portfolio, continued progress toward break-even adjusted EBITDA in Interactive (not including costs associated with the anticipated Alberta launch) and a more efficient cost structure following our recent corporate restructuring and cost-optimization initiatives. Such actions are expected to drive $10 million or more in annualized run-rate corporate overhead savings in 2026 and reduce maintenance capital by approximately $20 million year-over-year. As a result, we expect to generate over $260 million in year-over-year segment-adjusted EBITDA improvement and are well positioned to reduce lease adjusted net leverage by more than one turn in 2026 as we translate our strategic investments into improved returns for shareholders.

(1)	Reflects sum of total revenues for our retail operating segments (Northeast, Midwest, South, West).
(2)	Reflects sum of Adjusted EBITDAR for our retail operating segments (Northeast, Midwest, South, West).
(3)	Retail-segment margin is retail-segment Adjusted EBITDAR divided by total retail revenue.
(4)	Period of measurement: September 2019 through September 2025.
(5)	Reflects database of 5M+ digitally acquired customers.

4	PROXY STATEMENT - 2026

PROXY STATEMENT SUMMARY

2025 Development Projects Driving Growth
Hollywood Casino Joliet Relocation(1)
Opened August 1, 2025. Located adjacent to I-80 & I-55 southwest of downtown Chicago. Delivering strong results from both new and reactivated customers.

M Resort Hotel Tower(1)
Opened December 1, 2025. Capturing previously unmet demand and seeing continued momentum.

PROXY STATEMENT - 2026	5

PROXY STATEMENT SUMMARY

Upcoming Development Projects

6	PROXY STATEMENT - 2026

PROXY STATEMENT SUMMARY

Our Board of Directors
We believe our Board brings the right combination of fresh perspectives and deep experience, both of which are critical to governing a Company operating in a highly regulated and complex industry. Five of our ten independent directors have been appointed since our 2025 Annual Meeting, contributing extensive finance, human capital and talent management, gaming, strategy, corporate governance and technology experience to effectively oversee our next phase of growth and execution of our refocused digital strategy. At the same time, we have preserved the essential long-term knowledge and sound judgment that seasoned directors provide — experience that deepens the Board’s understanding of the Company’s history, regulatory landscape, and strategic evolution, and strengthens its ability to oversee management effectively and drive sustainable, long-term success.
Board Profile(1)

Board Independence

1
91%
Independent
10

Director Age

1
Average
Age
58
4
6
45-59
60-69
70+

Board Tenure

2
Tenure
~5.9
Years
6
3
0-4 Years
5-9 Years
10+ Years

Board Diversity

4
1
1
2
7
7
Male
Female
Asian/South Asian
Caucasian/White
Hispanic/Latino
Multiracial

(1)	Board profile statistics as of the 2026 Annual Meeting date.

PROXY STATEMENT - 2026	7

PROXY STATEMENT SUMMARY

Board and Committee Membership

BOARD OF DIRECTORS	AGE(1)	DIRECTOR SINCE	INDEPENDENT	AUDIT	COMPENSATION	NOMINATING AND GOVERNANCE	COMPLIANCE(2)	# OF OTHER PUBLIC COMPANY BOARDS
Heather Ace	56	2026	Y					0
Vimla Black-Gupta	56	2021	Y					0
Anuj Dhanda	63	2024	Y					1
Jeffrey Fox	64	2026	Y					2
David Handler(3)	61	1994	Y					0
Johnny Hartnett	50	2025	Y					0
Marla Kaplowitz	60	2020	Y					0
Carlos Ruisanchez	55	2025	Y					1
Jane Scaccetti	72	2015	Y					0
Fabio Schiavolin	56	2026	Y					0
Jay Snowden(4)	50	2019	N					0

Member	Chair	Audit Committee Financial Expert

(1)	Ages as of our 2026 Annual Meeting.
(2)
The Compliance Committee is chaired by an independent non-director member, Thomas N. Auriemma. Mr. Auriemma is the Company’s former Vice President, Chief Compliance Officer and former Director of the Division of Gaming Enforcement in New Jersey, with over 30 years of experience as a gaming regulator in the State of New Jersey.

(3)	Mr. Handler has served as Board Chair since 2019.
(4)	Mr. Snowden serves as our Chief Executive Officer and President.

8	PROXY STATEMENT - 2026

PROXY STATEMENT SUMMARY

Qualifications, Skills and Experience
PENN’s Board believes that having a mix of highly-qualified directors with complementary skill sets, experiences and attributes is essential to effectively fulfilling its oversight responsibilities and supporting the Company’s long-term growth strategy. The table below summarizes the key qualifications, expertise and attributes possessed by one or more of PENN’s directors that are of particular relevance to the Company’s business, strategy and risk management framework, but does not encompass all qualifications, expertise and attributes of the Board. These factors were considered by the Nominating and Corporate Governance Committee and the Board in connection with this year’s director nomination process and ongoing refreshment efforts.

PROXY STATEMENT - 2026	9

PROXY STATEMENT SUMMARY

Corporate Governance Highlights

CORPORATE GOVERNANCE HIGHLIGHTS
ROBUST BOARD AND COMMITTEE COMPOSITION
•
Independent Board Chair
•
All Directors (except CEO) are independent
•
Our Audit Committee Chair qualifies as an “audit committee financial expert” as defined by the SEC
•
All Committees comprised solely of independent members

REFRESHED BOARD
•
Ongoing, thoughtful Board refreshment and Committee leadership rotation. Five of our ten independent directors were appointed since our 2025 Annual Meeting, bringing extensive finance, human capital and talent management, gaming, strategy, corporate governance and technology experience to effectively oversee our next phase of growth and disciplined execution, including with respect to our refocused digital strategy

ALIGNMENT WITH SHAREHOLDER INTERESTS
•
Annual ‘Say-on-Pay’ vote
•
One class of common stock with equal voting rights
•
Annual shareholder engagement program is overseen by the Nominating and Corporate Governance Committee, with engagement efforts led by our Board Chair and the Chair of our Compensation Committee and Nominating and Corporate Governance Committee
•
Robust stock ownership guidelines for executives and directors
•
Policies prohibiting hedging and pledging of PENN securities
•
Comprehensive clawback policy for current and former executives, covering all equity incentives in the event of a restatement (performance- and time-based)

EFFECTIVE RISK OVERSIGHT
•
Rigorous enterprise risk management program overseen by the Audit Committee, with quarterly review of the Company’s risk profile, including but not limited to risks associated with cybersecurity, human capital management and regulatory compliance
•
Compliance Committee with broad authority, comprised of independent directors, bolstered by two external non-director compliance professionals, including the Chair
•
Cybersecurity oversight by full Board and Audit Committee, with a recently completed third-party consultant table-top exercise informing improvements to preparedness and response plans
•
Independent directors meet regularly without management
•
The Compliance Committee receives quarterly updates on whistleblower matters
•
Comprehensive director onboarding and continuing education program

SUCCESSION PLANNING
•
Extensive CEO and executive leadership succession planning
•
Regular Board interactions with senior leaders to inform independent assessment of talent development readiness
•
Robust director and committee leadership succession planning
•
Annual Board and Committee self-evaluations of director performance and qualifications informs ongoing director succession planning

10	PROXY STATEMENT - 2026

PROXY STATEMENT SUMMARY

Regular Shareholder Communications and Engagement

240+ meetings with shareholders in 2025
The Board and management team value shareholder perspectives and in 2025 Company participants held over 240 meetings with shareholders through investor meetings, industry conferences and regularly scheduled post-earnings discussions. The Company participants in these conversations included our CEO and CFO, and others on the senior management team, as well as cross-functional representatives from operations, legal, finance and investor relations.

Annual Off-Season Shareholder Outreach and Engagement
Our Board values shareholder feedback as a critical input in our annual corporate governance and executive compensation review process to promote transparency, develop a better understanding of shareholder perspectives, and support Board accountability. We maintain an active semi-annual, broad-based shareholder engagement program, which is led by our independent directors, to solicit shareholder inputs and feedback on a range of topics, including strategic priorities, capital allocation, corporate governance, executive compensation, and business impact initiatives, as well as on other topics of importance to our shareholders. Perspectives of our shareholders are shared with relevant Committees and the full Board and inform the Board meeting agendas, as well as responsive actions when appropriate, throughout the year.

OUTREACH		ENGAGED		DIRECTOR LED
48%	Contacted 17 shareholders representing ~48%* of the Company’s outstanding shares during the off-season	36%	Engaged with 9 shareholders representing ~36%* of the Company’s outstanding shares during the off-season	Engagement efforts led by our Independent Board Chair, Compensation Committee Chair and Nominating and Corporate Governance Committee Chair
* Outstanding share ownership calculated as of June 20, 2025

Many shareholders who participated in the 2025 engagement meetings expressed appreciation of the Board’s thoughtful approach to shareholder dialogue and responsive actions adopted in past years, including enhanced proxy disclosures and the continued evolution of executive compensation practices. The Board strives to maintain leading governance practices and is committed to continuing its track record of implementing responsiveness actions that address shareholder priorities, while promoting long-term shareholder value and accountability. For full details related to shareholder feedback on our executive compensation program and the Board’s responsiveness actions, including the Board’s disclosure on its expanded compensation-focused outreach, see the ‘Shareholder Engagement’ section on page 40 and ‘2025 Say-On-Pay Vote and Shareholder Engagement’ on page 57.

KEY DISCUSSION TOPICS
Business strategy	Capital allocation
Board oversight of strategic initiatives	Board skills and refreshment
New director onboarding	Senior talent management pipeline and executive succession planning
Executive compensation program and alignment with shareholder value creation	Talent strategy

PROXY STATEMENT - 2026	11

PROXY STATEMENT SUMMARY

Executive Compensation
Our executive compensation is predominantly at risk and long-term focused. We issue a significant majority of our executive compensation in the form of annual and at-risk, long-term incentives that deliver value only if our executives achieve pre-set performance goals or we achieve sustained long-term stock price appreciation.

NOTE: Weighting of each compensation element is rounded to the nearest whole percentage. See page 61 of this Proxy Statement for further details.
2025 Incentive Plan Payouts Aligned With Performance

2025 STIP PAYOUT ~	66.3%	2025 LTIP PAYOUT	74.75%
(FY 2024-2025 Period)

COMPENSATION PROGRAM CHANGES ADOPTED IN RESPONSE TO SHAREHOLDER FEEDBACK

Following our 2025 Annual Meeting, we conducted an expansive shareholder outreach effort to inform our go-forward compensation program approach. As an immediate responsiveness action, the Board refreshed the Compensation Committee’s leadership and composition. The Committee conducted a comprehensive RFP process to engage a new independent compensation consultant to provide a fresh external perspective on leading compensation governance practices and develop appropriate responsiveness actions.

Compensation Program Changes Effective in 2026
•
Refreshed the 2026 compensation peer group by removing digital and entertainment companies and adding additional casino, gaming and/or hospitality companies to more closely reflect the Company’s relative size and strategic digital realignment.
•
Lowered the target grant value of the CEO’s 2026 equity awards by $7.87 million, equivalent to a 41% reduction in LTIP opportunity and 31% reduction in total target direct compensation compared to 2025, effectively resetting his total target pay to 2023 levels. This decision followed the peer group update and strategic realignment as described below, and was made in consultation with the Committee’s independent compensation consultant and with the support and agreement of CEO Jay Snowden.
•
Re-evaluated and updated LTIP design: Beginning with the 2026-2028 performance cycle, the PSU grant will be tied to the achievement of a cash flow from operations goal (100% financial metric), with a relative TSR payout modifier (±20%) measured against the Russell 3000 Casino and Gambling Index. This incentive structure is designed to drive cash generation across our retail and digital operations, support disciplined capital allocation and better align our long-term financial performance with shareholder interests. These LTIP changes also address our shareholders’ preference for diversified metrics across short- and long-term incentive plans.

12	PROXY STATEMENT - 2026

PROPOSAL 1:
ELECTION
OF CLASS III
DIRECTORS

Board Recommendation
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH CLASS III DIRECTOR NOMINEE: (i) Marla Kaplowitz; (ii) Jane Scaccetti; (iii) Fabio Schiavolin; and (iv) Jay Snowden

Introduction
Our Board of Directors currently consists of eleven members. The directors are organized into three classes, with each class elected to serve a three-year term.
At the Annual Meeting, shareholders will be asked to elect each of the four Class III directors to serve until the annual meeting of shareholders of the Company to be held in 2029 and until their respective successors are duly elected and qualified. Our Board of Directors, upon the recommendation of our Nominating and Corporate Governance Committee, has nominated (i) Marla Kaplowitz; (ii) Jane Scaccetti; (iii) Fabio Schiavolin; and (iv) Jay Snowden to serve as Class III directors. Each of the nominated persons has consented to being named in this Proxy Statement and to serve as a Class III director, if elected.
We believe that each of our Class III director nominees has the specific experience, qualifications, attributes, and skills necessary to serve as an effective director on our Board of Directors. A description of our process for identifying and evaluating director nominees, as well as our criteria for membership on our Board of Directors, is set forth under the heading “Director Candidate Qualification and Selection Process.”

PROXY STATEMENT - 2026	13

CLASS III DIRECTOR NOMINEES

KEY SKILLS AND EXPERTISE:
Ms. Kaplowitz is an innovator and a proven leader in marketing and digital transformation, with a long track record of experience in business management, strategic planning and communications.
She has successfully counseled companies through impacts of evolving technologies on consumer behavior, including risks and opportunities associated with digital consumer experiences and omnichannel growth strategies, which she contributes to Board discussions on PENN’s customer offerings and strategy.
•
Industry Experience (Gaming, Hospitality, Media) and Government Affairs: Gained over Ms. Kaplowitz's more than 35-year career in the media industry, including her prior role as Chief Executive Officer of 4As, a trade association for advertising agencies that serves corporate members representing more than 85% of total U.S. advertising spend. In that role, she worked with members of the U.S. Congress to address critical issues pertaining to the media and digital media ecosystem and the industry's evolving regulatory landscape.
•
Sales & Marketing: Acquired through her extensive career in marketing and communications, including executive leadership roles focused on identifying strategic growth areas to build consumer loyalty and strengthen brand equity. During Ms. Kaplowitz's nearly 25 years at media communication agencies, she led marketing campaigns for global high-profile brands across personal care, restaurant and financial services sectors.
•
Corporate Stewardship: Obtained through her leadership roles in advertising, marketing and media, which required understanding of the evolving impact of non-financial business risks on various industries and evolving consumer preferences. Ms. Kaplowitz's work has included advising global companies on the FTC's updated Green Guides on the use of environmental marketing claims, as well as navigating the shifting regulatory and legislative landscape across state jurisdictions.

EXPERIENCE:
4As (American Association of Advertising Agencies) – Trade association serving more than 600 member agencies throughout the U.S.
•
President and CEO (2017-2025)
MEC Global (now Wavemaker Global) – Global media agency
•
CEO of North America (2011-2017)
MediaVest (now Spark Foundry) – Full-service media agency that provides marketing, content and technology solutions
•
EVP, Managing Director (2006-2011), SVP, Media Director (2003-2006), SVP, Group Media Director (1999-2002)
Ammirati Puris Lintas – Advertising agency
•
SVP, Group Media Director (1996-1999)

Marla Kaplowitz
Class III Director (Independent) Age: 60 Director Since: 2020 Committees: • Nominating and Corporate Governance, Chair • Compensation, Chair Education: • UC Santa Barbara: BA, Sociology

14	PROXY STATEMENT - 2026

CLASS III DIRECTOR NOMINEES

KEY SKILLS AND EXPERTISE:
Ms. Scaccetti brings expertise in finance, tax, accounting, cyber risk oversight, strategic planning, M&A, risk management and human capital development, shaped by her career as a Certified Public Accountant (CPA) and extensive corporate governance expertise, developed through her service on the boards of leading public companies over the past three decades. She has guided strategic planning initiatives to drive value creation and transformative growth, while ensuring financial integrity and aligning talent strategies with organizational objectives. Her financial acumen, strategic vision and governance experience make her a critical contributor to PENN’s growth and risk management efforts.
•
Risk Management: Acquired during Ms. Scaccetti’s more than 45-year career as a practicing CPA, including at Drucker & Scaccetti, which she co-founded, and at Laventhol & Horwath, where she was the first female tax partner of any international accounting firm in Philadelphia. In these roles, she provided counsel to U.S. and international based companies on a wide range of complex tax planning, corporate transactions and business strategy matters.
•
Cybersecurity: Developed through her leadership role at Drucker & Scaccetti, where she oversaw the creation and continued evolution of information security systems and controls to safeguard the firm’s information infrastructure. Ms. Scaccetti’s expertise was further enhanced through her role as the chair of the audit committee at multiple public companies for over three decades and her service on the board of a $3B+ in revenue non-profit institution where cybersecurity is paramount to protecting personal health records and information and annual CPA continuing education requirements.
•
Strategic Planning / M&A: Skills gained from both her board service and work with complex clients, where Ms. Scaccetti has guided organizations through evaluating and executing detailed analysis of acquisition targets, assessing integration risks, determining optimal pathways for growth, assessing financial implications and aligning strategic initiatives with long-term goals to drive value creation.

EXPERIENCE:
Armanino LLP – Successor company of Drucker & Scaccetti, P.C.
•
Of Counsel/Ambassador (since 2022)
Drucker & Scaccetti, P.C. – Public accounting and business advisory firm
•
Chief Executive Officer (2013-2021), Partner (1990-2021)
Laventhol & Horwath – International accounting firm
•
Partner (1987-1990), Staff/Manager (1977-1987)

Jane Scaccetti
Class III Director (Independent)
Age: 72
Director Since: 2015
Committees:
•
Audit, Chair
•
Compensation
•
Nominating and Corporate Governance
Public Board Directorships:
•
Myers Industries, Inc (2016-2021)
•
The Pep Boys (2002-2016)
Education:
•
Temple University's Fox School of Business: BBA
•
Villanova University: MS, Taxation

PROXY STATEMENT - 2026	15

CLASS III DIRECTOR NOMINEES

KEY SKILLS AND EXPERTISE:
Mr. Schiavolin is a recognized leader in gaming markets and omnichannel business development, bringing over 25 years of executive experience and deep M&A expertise to the Board. Over the course of his career, he has built and scaled integrated gaming businesses across land-based and retail operations, online gaming and sports betting. His track record of integrating digital platforms with physical operations and managing complex international businesses provides him with a deep understanding of the industry dynamics, which strengthens the oversight of PENN’s growth strategy, capital allocation and innovation priorities.
•
Industry Experience (Gaming, Hospitality, Media): As CEO and Co-Founder of Cogetech, an online gaming and gambling company, Mr. Schiavolin scaled the business and led its merger with Snaitech in 2015, expanding the company’s retail betting network to over 1,600 points of sale. Under his leadership, Snaitech became Italy’s largest publicly traded gaming and entertainment company, achieving market-leading positions in sports betting, gaming machines and horse racing. He began his career at Cirsa, a multinational casino and gaming machine operator.
•
Strategic Planning / M&A: At Snaitech, Mr. Schiavolin delivered durable operating performance and margin expansion. He led the company’s strategic initiatives, including the 2018 merger with Playtech Group, a global gaming technology company operating in more than 17 countries. His experience evaluating transactions, managing integrations, and executing value creation strategies supports effective board oversight of M&A activity.
•
Technology / Digital: Mr. Schiavolin brings extensive experience leading technology-enabled gaming platforms and omnichannel growth initiatives. He has overseen the development and expansion of digital-first offerings across online gaming, sports betting and broadcasting, successfully integrating technology with retail operations to build customer loyalty and engagement.

EXPERIENCE:
Snaitech S.p.A. – A leading Italian gaming and betting company
•
CEO (2015-2025)
Cogetech S.p.A. – An Italian gaming company (acquired by Snaitech in 2015)
•
Co-Founder and CEO (2004-2015)
Bottega del Caffe – An Italian coffee chain
•
CEO (2000-2003)
Cirsa – A leading multinational gaming company
•
BU Director (1997-2000)
•
Branch Director (1995-1997)

Fabio Schiavolin
Class III Director (Independent) Age: 56 Director Since: 2026 Education: • Università di Bologna: MA, Business Administration

16	PROXY STATEMENT - 2026

CLASS III DIRECTOR NOMINEES

KEY SKILLS AND EXPERTISE:
Mr. Snowden is Chief Executive Officer and President of PENN Entertainment (“PENN”), North America’s leading provider of integrated entertainment, sports content and casino gaming experiences. PENN operates in 27 jurisdictions throughout North America, with a broadly diversified portfolio of casinos, racetracks and online sports betting and iCasino offerings under well-recognized brands including Ameristar, L’Auberge, Hollywood Casino and theScore Bet.
As Chief Executive Officer and President, Mr. Snowden has led PENN’s expansion into sports media, entertainment and technology. Under his leadership the Company has transformed from a regional gaming operator into an omnichannel provider of entertainment experiences, focusing on leveraging best-in-class regional gaming assets into cross-sell opportunities that expand the customer ecosystem and brand awareness. His deep industry knowledge and best-in-class operational capabilities make him a valuable member of the Board.
Mr. Snowden served as President and Chief Operating Officer beginning in March 2017, was appointed to the Board of Directors in August 2019, and has held various senior leadership roles since joining the Company in October 2011. Prior to joining PENN, Mr. Snowden held leadership positions with Caesars Entertainment Corporation in several markets, including Las Vegas, Nevada and Atlantic City, New Jersey.
•
Industry Experience (Gaming, Hospitality, Media): Gained from Mr. Snowden’s more than
25-year successful career in the highly regulated and rapidly evolving gaming and sports betting industry, and hospitality and entertainment sectors. Prior to being appointed as CEO in 2020, he served as PENN’s President and Chief Operating Officer and as SVP of Regional Operations. Mr. Snowden previously spent 12 years with Caesars Entertainment, where he acquired significant gaming industry management experience across several regional and destination markets, including as SVP and General Manager of both Caesars and Harrah’s Resorts in Atlantic City.
•
HR / Talent Management: Acquired through his executive leadership career overseeing human capital strategies at large corporations, including talent integration initiatives following strategic transactions. At PENN, Mr. Snowden oversaw the launch of the expansive talent development strategy designed to support the growth of the Interactive segment and attract and retain leading industry talent.
•
Technology / Digital: His deep industry knowledge and digital transformation expertise provide unique perspectives on the Company’s strategic navigation of its broader omnichannel expansion and customer engagement strategies.

EXPERIENCE:
PENN Entertainment
•
CEO and President (since 2020), President and Chief Operating Officer (2017-2019), Chief Operating Officer (2014-2017), Senior Vice President of Regional Operations (2011-2014)
Caesars and Harrah's Resorts Atlantic City – Casino resort and hotel
•
Senior Vice President and General Manager (2010-2011)
Caesars Entertainment Corporation – Leading global gaming and hospitality resort chain
•
Various leadership positions in St. Louis, San Diego and Las Vegas (1998-2010)

Jay Snowden
Class III Director (Executive Director) Age: 50 Director Since: 2019 Education: • Harvard University: BA • Washington University in St. Louis: MBA

Board Recommendation
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH CLASS III DIRECTOR NOMINEE: (i) Marla Kaplowitz; (ii) Jane Scaccetti; (iii) Fabio Schiavolin; and (iv) Jay Snowden

PROXY STATEMENT - 2026	17

CONTINUING DIRECTORS

KEY SKILLS AND EXPERTISE:
Mr. Handler has over 30 years of investment banking experience advising clients on many of the largest and most transformative transactions in the technology sector. In 2022, he co-founded Tidal Partners, a strategic M&A advisory firm headquartered in Palo Alto, California. Mr. Handler is a strategy and transaction thought partner to CEOs and boards as they navigate through the rapidly changing and increasingly complex technology industry. His experience in the highly regulated gaming industry, especially given the impact of technology, provides invaluable contributions to the Board’s oversight of PENN’s growth and capital allocation strategies.
•
Financial (Capital Markets, Accounting & Tax): Acquired over his 30+ year career in investment banking where he successfully advised clients on significant business transformation initiatives to unlock shareholder value.
•
Strategic Planning / M&A: Gained through decades of guiding major technology industry players on large-scale, high-profile and industry-defining transactions. Mr. Handler's long-term exposure to the gaming and technology industries, including opportunities created by emerging technologies, is an especially valuable asset to the Board.
•
Technology / Digital: As a co-founder of an M&A advisory firm focused on the technology sector, Mr. Handler contributes to the Board deep strategic insights into the evolving industry landscape, expertise in effective risk oversight and the ability to identify strategic opportunities for PENN's omnichannel growth strategy.

EXPERIENCE:
Tidal Partners – Strategic M&A advisory firm focused on the technology industry
•
Co-Founder and Partner (since 2022)
Centerview Partners – Investment banking and advisory firm
•
Partner, founding Head of the Technology Group (2008-2022)
UBS – Global investment bank
•
Managing Director, Co-Head of Americas Technology Investment Banking (2006-2009)
Bear Stearns & Company – Specialized financial services company and investment bank
•
Managing Director, Co-Head of Communications Technology Investment Banking (2000-2006)

David Handler
Class I Director (Independent)
Age: 61
Director Since: 1994
Board Chair Since: 2019
Committees:
•
Compensation
•
Nominating and Corporate Governance
Education:
•
NYU Stern School of Business:
BA, Marketing
•
NYU Stern School of Business:
MBA, Finance

18	PROXY STATEMENT - 2026

CONTINUING DIRECTORS

KEY SKILLS AND EXPERTISE:
Ms. Black-Gupta contributes to the Board more than 25 years of executive leadership experience with a strong track record of leading successful product, consumer and digital marketing strategies for global brands, including Colgate-Palmolive, Equinox, Estée Lauder and Procter & Gamble. As a founder of her own skincare consumer brand, Ourself, and in her roles guiding brand development and digital engagement strategies, she has overseen regulatory compliance, strategic planning, talent management and sustainability initiatives, driving corporate growth and innovation. Ms. Black-Gupta was named to Women Inc.’s list of “2023 Most Influential Corporate Directors.”
•
Industry Experience (Gaming, Hospitality, Media): Acquired through Ms. Black-Gupta’s executive career in global marketing roles, including as Global Chief Marketing Officer at Equinox, where she led the enterprise-wide marketing strategy for over 300 Equinox sport clubs and a pipeline of 10 lifestyle Equinox hotels with a focus on customer experience and digital engagement that successfully elevated the brand, enhanced client loyalty and expanded omnichannel growth opportunities.
•
Sales & Marketing: Developed through her experience overseeing the digital marketing strategy for the $1 billion Bobbi Brown Cosmetics brand at Estée Lauder in over 150 countries, including the beauty industry’s first digital channel launch, and for Procter and Gamble’s Gillette Venus and Oral B brands. As Co-Founder of Ourself, Ms. Black-Gupta was responsible for driving proprietary innovation in bio-technology for the fast growing direct-to-consumer and professional brand.
•
Strategic Planning / M&A: Obtained throughout numerous executive leadership roles, where Ms. Black-Gupta was responsible for strategy development and M&A initiatives. At Estée Lauder, she worked closely with the corporate development team to support the company's M&A strategy to fuel brand innovation and shareholder value growth.

EXPERIENCE:
Colgate-Palmolive (NYSE: CL) – Global consumer products company
•
Executive Vice President, Innovation (since 2025)
Ourself – Innovative biotech skincare brand
•
Chief Executive Officer and Co-Founder (Co-Founder beginning 2021, CEO 2022-2024)
Equinox Fitness Club and Hotel – Luxury fitness company
•
Global Chief Marketing Officer (2017-2019)
Bobbi Brown Cosmetics – Global premium beauty brand
•
Senior Vice President of Global Marketing (2013-2017)
Estée Lauder – Multinational cosmetics company
•
Vice President Global Marketing Idea Bank (2008-2013)
Procter & Gamble – Global consumer goods corporation
•
Global Marketing Director (2005-2007)
•
Various executive global marketing leadership roles for Gillette and Procter & Gamble (1997-2005)

Vimla Black-Gupta
Class I Director (Independent)
Age: 56
Director Since: 2021
Committees:
•
Compensation
•
Nominating and Corporate Governance
•
Audit
Education:
•
Duke University: BA
•
Northwestern University’s Kellogg School of Management: MBA

PROXY STATEMENT - 2026	19

CONTINUING DIRECTORS

KEY SKILLS AND EXPERTISE:
Mr. Dhanda is a well-respected technology leader in the consumer sector, with over 30 years of experience in leading technology and business functions. He is known for building powerful and collaborative teams that keep pace with the rapidly evolving technology, AI and cybersecurity landscape, which enables him to contribute tremendous insights to Board discussions related to PENN’s customer-focused digital and omnichannel retail strategy. In recognition of his significant contributions to advancing the use of technology in business, Mr. Dhanda was inducted into the CIO Hall of Fame.
•
Technology / Digital: Obtained through numerous executive leadership roles with consumer- oriented and digitally-enabled businesses, with responsibilities for technological transformation efforts, including customer digital engagement and intelligence, application and supply chain modernization. At Albertsons Companies (NYSE: ACI), he led the shift to exclusively cloud-based operations and is currently focused on accelerating business growth through the use of AI.
•
Cybersecurity: Acquired through more than 15 years of service as Chief Information Officer with leading national retail and financial services companies, overseeing the security of IT architecture, application platforms and data, including in Mr. Dhanda’s current role with Albertsons Companies where he oversees the security and reliability of the payments platform that processes approximately $78 billion in sales annually.
•
Strategic Planning / M&A: Gained by serving in strategic planning roles at JP Morgan and executive roles with PNC Financial Services Group, which focused on leading business development in high potential markets and enterprise-wide transformation strategies. He played critical roles in leading business and technology functions across multiple mergers and acquisitions by PNC. At Albertsons Companies, Mr. Dhanda oversaw the post-acquisition integration of the company and Safeway to a common platform.

EXPERIENCE:
Albertsons Companies, Inc. (NYSE: ACI) – Leading Fortune 100 grocery store chain
•
EVP and Chief Technology and Transformation Officer (since 2023), EVP and Chief Information Officer (2015-2022)
Giant Eagle, Inc. – American supermarket chain
•
SVP, Digital Commerce and Chief Information Officer (2013-2015)
The PNC Financial Services Group, Inc. (NYSE: PNC) – Diversified U.S.-based financial services institution
•
EVP and CIO (2008-2013), SVP and CIO, PNC Bank (2005-2008), Various positions (1999-2013), SVP and Manager, Eastern Markets (1997-1999), Small Business Lending (1995-1997)
JP Morgan Chase & Co. (NYSE: JPM) (formerly Chemical Bank) – Leading global financial services firm
•
SVP, Marketing and Business Planning Manager, Consumer Bank (1992-1995), Strategic Planning Officer, Regional Banking Operations Division (1989-1992), Management Consultant, Retail Operations and Technology (1988-1989)

Anuj Dhanda
Class I Director (Independent)
Age: 63
Director Since: 2024
Committees:
•
Audit
Public Board Directorships:
•
BlueLinx Holdings (NYSE: BXC)
(2023-Present)
Education:
•
University of Delhi: BA, Commerce
•
Rutgers University: MBA
•
Rutgers University: PhD, Finance

20	PROXY STATEMENT - 2026

CONTINUING DIRECTORS

KEY SKILLS AND EXPERTISE:
Ms. Ace is a seasoned global executive leader with more than 20 years of experience aligning human capital, operations and capital deployment with long-term business strategy. She has held senior leadership roles at complex, multinational organizations where she partnered closely with boards and executive teams to drive enterprise transformation and support sustained value creation. Her experience as a former attorney further strengthens her perspective on governance and compliance, which is particularly valuable in PENN’s regulated operating environment.
•
Human Capital / Talent Management: As Executive Vice President and Chief Human Resources Officer of Qualcomm, Ms. Ace oversees the global workforce of ~50,000 employees and advises senior leadership on enterprise transformation, operating model design, executive compensation, leadership development and employee engagement. Her scope includes responsibility for aligning organizational structure and incentives with business strategy and long-term performance objectives.
•
Strategic Planning / M&A: Ms. Ace has extensive experience with corporate transactions from strategy planning through execution. As Director of Human Resources, M&A at Life Technologies, she guided due diligence, contract negotiations and integration planning across all transactions. At Volcano Corporation, she served as Business Integration Leader for the company’s $1.2 billion acquisition by Royal Philips (NYSE: PHG), overseeing enterprise-wide integration efforts and the execution of cost synergies during the critical first year post-merger.
•
Risk Management: Developed through her numerous executive leadership roles at global companies, Ms. Ace contributes deep expertise in enterprise risk management, including identifying and mitigating operational, regulatory and compliance risks. Her background as a partner at a legal advisory firm, where she practiced litigation and employment law, specializing in mergers and acquisitions, provides her with a deep understanding of regulatory frameworks and governance practices.

EXPERIENCE:
Qualcomm Incorporated (Nasdaq: QCOM) – A global semiconductor manufacturing company
•
Chief Human Resources Officer and EVP, Human Resources (since 2020)
Dexcom, Inc. (Nasdaq: DXCM) – A medical device company
•
Chief Human Resources Officer & SVP Human Resources (2016-2020)
Orexigen Therapeutics – A pharmaceutical company
•
Chief Human Resources Officer & EVP Global Human Resources (2016)
Volcano Corporation – A global medical device company (former Nasdaq: VOLC)
•
Business Integration Leader (2015-2016)
•
Chief Human Resources Officer & EVP Global Human Resources (2012-2015)
Life Technologies Corporation – A leading life sciences company (former Nasdaq: LIFE)
•
VP, HR Life Sciences (2011-2012)
•
Roles of increasing scope and responsibility (2004-2011)
Gray Cary Ware & Freidenrich LLP – A law firm (acquired by DLA Piper in 2005)
•
Employment Law Partner / Associate (1996-2004)

Heather Ace
Class II Director (Independent) Age: 56 Director Since: 2026 Education: • University of California, Santa Barbara: BA, Law & Society • Santa Clara School of Law: JD

PROXY STATEMENT - 2026	21

CONTINUING DIRECTORS

KEY SKILLS AND EXPERTISE:
Mr. Fox is an accomplished executive with a proven track record of increasing revenue, profitability and shareholder value through strategic leadership and operational excellence. He has led multiple strategic and operational transformations, delivering improved financial performance through disciplined capital allocation, strategic M&A and successful integrations. Mr. Fox brings deep operational, technology, capital markets and financial expertise to the Board, supporting its oversight of PENN’s long-term growth strategy and value creation initiatives.
•
Strategic Planning / M&A: Gained over the course of his professional career as an investment banker, followed by decades as a public and private executive across multiple industries, including global enterprise software, cloud-based SaaS solutions, business process outsourcing, wireline, and wireless communications. As President and CEO of Convergys Corporation, Mr. Fox led the company through a multi-year strategic and operational transformation from a multi-line business services supplier into a well-capitalized market leader in the customer management business. As Chairman, Mr. Fox oversaw the $2.4 billion acquisition by SYNNEX Corporation (NYSE: SNX). Prior to Convergys, Mr. Fox was Co-President at Alltel Corporation, where he was part of the leadership team that executed the company’s $27 billion acquisition by TPG Capital and Goldman Sachs.
•
Financial (Capital Markets, Accounting & Tax): Developed over 30+ years as a public and private executive, including his role as COO of Alltel Corporation, then the fifth largest wireless provider in the United States. In this role, he was responsible for more than $10 billion in annual revenue and approximately $3.5 billion in EBITDA, overseeing large scale P&Ls, capital investment decisions and operating performance. In addition, as CEO of Endurance International Group and Convergys Corporation, Mr. Fox led the improvement in operating results, simplified strategic portfolios and prioritized the return of capital to shareholders.
•
Technology / Digital: Acquired through executive leadership roles at technology and technology-enabled businesses, including as CEO of Endurance International Group, a leading provider of technology platform solutions designed to help small and medium-sized businesses successfully execute digital transformation strategies. As CEO, Mr. Fox led the transformation of Endurance International Group’s multi brand portfolio into a successful organic growth platform, culminating in the company’s successful $3 billion sale to Clearlake Capital Group in 2021.

EXPERIENCE:
Circumference Group – An investment firm
•
CEO and Founder (2009-2010; since 2021)
Endurance International Group Holding Inc. – A leading provider of cloud-based platform solutions for small and medium sized businesses (former Nasdaq: EIGI)
•
President and CEO (2017-2021)
Convergys Corporation – A market-leading customer management company (former NYSE: CVG)
•
Chairman of the Board (2013-2018)
•
Executive Chairman (2012-2013)
•
President and CEO (2010-2012)
Alltel Corporation – A major U.S. telecommunications provider (former NYSE: AT)
•
COO (2007-2009)
•
Group President, Shared Services (2003-2007)
•
Group President, Alltel Information Services (1996-2003)

Jeffrey Fox
Class II Director (Independent)
Age: 64
Director Since: 2026
Public Board Directorships:
•
Westrock Coffee Company (NASDAQ: WEST) (2020-Present)
•
Resources Connection, Inc. (NASDAQ: RGP) (2025-Present)
Education:
•
Duke University: BA, Economics

22	PROXY STATEMENT - 2026

CONTINUING DIRECTORS

KEY SKILLS AND EXPERTISE:
Mr. Hartnett contributes extensive experience scaling and guiding online sports betting, entertainment and gaming businesses to achieve sustained long-term growth. His expertise working with globally reaching brands, along with history of delivering enhanced shareholder value, bolsters the Board’s oversight of the Company’s growth initiatives.
•
Strategic Planning / M&A: Acquired over a 20-year tenure in various leadership roles at an entertainment company, where he oversaw several successful strategic M&A initiatives, including the $770 million acquisition of FanDuel.
•
Technology / Digital: As CEO of a Blackstone-backed betting and gaming business, Mr. Hartnett was responsible for implementing innovative, digitally-focused growth initiatives.
•
Risk Management: Mr. Hartnett brings extensive gaming and entertainment company risk management expertise developed from his career leading operational teams in the highly regulated industry.

EXPERIENCE:
Superbet Group – Blackstone-backed betting and gaming company
•
Chief Executive Officer (2019-2024)
Paddy Power Betfair – Dublin-based gambling company, part of Flutter Entertainment
(NYSE: FLUT)
•
Chief Development Officer (2018-2019)
•
Managing Director, International (2016-2019), Online (2015-2016)
•
Chief Operating Officer (2014-2016), Sportsbet Australia, a Paddy Power affiliate company

Johnny Hartnett
Class II Director (Independent) Age: 50 Director Since: 2025 Committees: • Compliance Education: • University College Dublin: Economics Degree

PROXY STATEMENT - 2026	23

CONTINUING DIRECTORS

KEY SKILLS AND EXPERTISE:
Mr. Ruisanchez is a proven, experienced executive with a long track record of leading strategic capital allocation decisions and growth initiatives. As the former President and CFO of Pinnacle Entertainment (which was purchased by PENN Entertainment), co-founder and partner of a family office focused on real estate development, a successful career in investment banking, as well as nearly a decade as a board member of public companies, Mr. Ruisanchez bolsters the Board’s oversight of capital structure management, risk mitigation and growth strategies.
•
Finance: Developed over his investment banking experience and service as President and CFO of a public company in the gaming industry, where he oversaw financial and administrative operations and all M&A activities.
•
Industry Experience: Mr. Ruisanchez brings deep expertise in the casino industry. At Pinnacle Entertainment, he led key expansion initiatives, including the acquisition of a leading multi-jurisdiction gaming operator, the development of several new casinos in various jurisdictions and the sale of Pinnacle to PENN Entertainment in 2018. Prior to that, he spent over a decade as an investment banker at Bear Stearns, advising corporate clients in the gaming, lodging and leisure industries.
•
Strategic Planning / M&A: As President and CFO of a public company in the gaming sector, his tenure focused on operational improvements, effective capital deployment and mergers & acquisitions. Mr. Ruisanchez was instrumental in driving shareholder value through transformative initiatives, including the acquisition of Ameristar and the sale-leaseback transactions with GLPI.

EXPERIENCE:
Sorelle Capital – A family office focused on real estate development, primarily in the multifamily and hospitality sectors
•
Founding Partner (since 2018)
Pinnacle Entertainment – Leading gaming entertainment company (acquired by PENN in 2018)
•
President, CFO (2013-2018), CFO (2011-2013)
•
EVP, Strategic Planning and Development (2008-2011)
Bear Stearns & Co. – Investment banking firm
•
Roles of increasing responsibility, including Senior Managing Director (1997-2008)

Carlos Ruisanchez
Class II Director (Independent)
Age: 55
Director Since: 2025
Committees:
•
Compliance
Public Board Directorships:
•
Southwest Gas Holdings (NYSE: SWX) (since 2022)
•
Cedar Fair Entertainment Company (NYSE: FUN) (2019-2024)
•
Pinnacle Entertainment, Inc. (NASDAQ: PNK) (2016-2018)
Education:
•
University of Connecticut School of Business: BS, Finance
•
University of California, Berkeley,
Haas School of Business: MBA

24	PROXY STATEMENT - 2026

Corporate Governance Matters

Commitment To Corporate Governance
Our commitment to corporate governance is integral to our business and reflects not only regulatory requirements, the Listing Rules of the Nasdaq Stock Market (the “Nasdaq Rules”) and broadly recognized governance practices, but also effective leadership and oversight by our Board and the senior management team. To maximize shareholder value, the Board strives to maintain a governance environment where: (i) entrepreneurship and prudent risk taking are encouraged, with a focus on both long- and short-term value creation; (ii) shareholder perspectives are understood and long-term relationships with shareholders are fostered through frequent, candid and comprehensive engagement with and disclosure to the Company’s shareholders and the investment community; (iii) integrity and accountability are integrated into the Company’s management philosophy and operations; and (iv) the Company is able to attract, develop and retain industry-leading executive talent to manage the Company’s increasingly complex operations.
The Board regularly evaluates the governance environment to enable the Company to stay apprised of evolving industry risks facing the Company and respond appropriately to changes, practices and market conditions, as well as suggestions from shareholders and other stakeholders. Notable features of our corporate governance framework include the following:

WHAT WE DO
Independent Chair. Our Board Chair is an independent director.	91% Independent Directors. All of our directors, other than our CEO, have been determined by the Board to be "independent" as defined by the Nasdaq Rules.
Regular Board and Committee Self-Evaluations. The Board of Directors and each Committee conduct a comprehensive annual self-evaluation process.	Ongoing Board Refreshment. Seven of our eleven directors have been appointed in the past five years, demonstrating our commitment to ensuring that our Board meets our evolving oversight needs.

Insider Trading Policy. We maintain an Insider Trading Policy that applies to members of our Board, our officers and all other employees, which is reasonably designed to promote compliance with applicable insider trading laws, rules and regulations, and listing standards.

Systemic Risk Oversight by Board and Committees. Our Board has overall responsibility for risk oversight, while each of our Audit, Compensation, Nominating and Corporate Governance, and Compliance Committees monitor and address risks within the scope of their expertise and charter.

Entirely Independent Committees. All the members of our Audit, Compensation, and Nominating and Corporate Governance Committees are independent.	Audit Committee Financial Expert. Our Audit Committee Chair qualifies as an "audit committee financial expert" as defined by the SEC.
Stock Ownership Guidelines for Directors. Our stock ownership guidelines require that each of our directors accumulate a holding of shares having a value of 5x the value of the annual retainer amount.
Stock Ownership Guidelines for Executives. Our stock ownership guidelines require our CEO to accumulate a holding of shares equal to 6x his annual base salary, and our other executives to accumulate a holding of shares equal to 3x their respective annual base salaries.

Shareholder Outreach. The Company has a long-standing practice of frequent communication and discussion with shareholders, with a formal annual shareholder engagement program led and overseen by our independent Board members.
Clawback Policy. We maintain a clawback policy that exceeds Dodd-Frank requirements, covering time-based incentives, in addition to performance-based incentives.

WHAT WE DON’T DO
No Poison Pill or Shareholder Rights Plan. We do not have a “poison pill” or shareholder rights plan.	No Gross-Up Payments to Cover Excise Taxes. We do not provide tax gross-ups to our officers in connection with a change in control severance or other compensation, benefits or executive perquisites.

No Option Trading or Short Selling of Our Securities. Our insider trading policy prohibits our directors and officers from trading in options, warrants, puts and calls or similar instruments on Company securities or sell Company securities “short.”
No Hedging of Our Securities. Our insider trading policy prohibits our directors and officers from engaging in any hedging or monetization transactions involving our securities.

No Pledging of Our Securities. Our insider trading policy prohibits our directors and officers from purchasing our securities on margin or pledging our securities as collateral for margin or other loans.
No Single-Trigger Change in Control Severance Rights. Acceleration of equity vesting is provided only upon a combination of a change in control and a qualified termination.

No Significant Related Party Transactions. We do not currently have any significant related party transactions. In addition, no immediate family relationships exist between any of our directors or executive officers and any of our other directors or executive officers.

PROXY STATEMENT - 2026	25

Corporate Governance Matters

Cybersecurity Risk Oversight
The full Board acknowledges cybersecurity as one of the core enterprise risks facing the Company. The Audit Committee of the Board is responsible for ultimate oversight of cybersecurity threats, policies, standards, and practices. The Committee receives regular presentations and reports from the Cybersecurity Committee, the Company’s Chief Technology Officer, Chief Information Security Officer and other members of the management team on evolving cyber related risks, which include detail on evolving standards, vulnerability assessments, third-party and independent reviews, the threat environment, including supply chain and AI-related risks, technological trends and information security with respect to PENN’s peers.
A key part of PENN’s strategy for managing risks from cybersecurity threats is the assessment and testing of the Company’s processes and practices. To this end, on a regular basis, PENN engages third parties to perform assessments of existing cybersecurity measures, including information security maturity assessments, audits and independent reviews of the information security control environment and operating effectiveness, with notable assessment results reported to the Audit Committee and Board, when appropriate. The Board and Audit Committee are also informed of any identified cybersecurity incidents that meet established reporting thresholds and subsequent incident follow ups as appropriate.
As a part of the Audit Committee’s efforts to continue evolving its oversight of PENN’s cybersecurity systems, processes and plans, PENN engaged a third-party consultant to conduct a comprehensive assessment against the National Institute of Standards and Technology (“NIST”) Cybersecurity Framework 2.0 in 2025 to assess the Company’s overall cybersecurity maturity posture. The Company IT and Security teams also participated in a tabletop cybersecurity exercise in 2025 intended to test PENN’s existing cybersecurity response plans and resiliency, as well as to inform the Audit Committee and Cybersecurity Committee’s ongoing annual risk oversight review and to identify potential incident response preparedness plan improvements.

26	PROXY STATEMENT - 2026

Corporate Governance Matters

Corporate Governance Documents

CORPORATE GOVERNANCE GUIDELINES
The Board has adopted and regularly reviews Corporate Governance Guidelines (the “Corporate Governance Guidelines”) that are intended to provide a structure which permits our Board and management to effectively pursue the Company’s objectives for the benefit of its shareholders and other constituencies. The Corporate Governance Guidelines include policies and procedures relating to, among other items, the role, structure and composition of the Board; Board procedures and leadership; risk oversight; use of outside consultants; and conflicts of interest. The Board and the Nominating and Corporate Governance Committee regularly consider the efficacy of the Corporate Governance Guidelines and the policies referenced therein.

CODE OF BUSINESS CONDUCT
The Board has adopted and regularly reviews the Company’s Code of Business Conduct (the “Code of Conduct”), which applies to all directors and employees of the Company, including its principal executive officer, principal financial officer and principal accounting officer. The Code of Conduct is designed to, among other things, promote ethical behavior, deter wrongdoing, address potential conflicts of interest, and encourage both compliance with applicable laws and full and accurate reporting in the Company’s filings with the SEC. The Code of Conduct also provides for a 24-hour hotline that any employee, patron, vendor or other third party can use to report, anonymously if they so choose, any suspected fraud, financial impropriety or other alleged wrongdoing. These reports are promptly investigated and receive the highest level of management attention, with particular focus from the Company’s Chief Compliance Officer; Vice President, Internal Audit; Chief Human Resources Officer and Legal Department, as appropriate. Subsequently, senior management provides investigation summaries to the Compliance Committee and the Audit Committee.

WHERE TO FIND OUR CORPORATE GOVERNANCE DOCUMENTS
Please visit our website to view or obtain copies of our Corporate Governance Guidelines, committee charters and Code of Business Conduct. The information found on, or accessible through, our website or any other referenced website is not incorporated into, and does not form a part of, this Proxy Statement or any other report or document we file with or furnish to the SEC. You may also obtain, free of charge, a copy of our Corporate Governance Guidelines, committee charters and Code of Business Conduct by directing your request in writing to Secretary, PENN Entertainment, Inc., 825 Berkshire Boulevard, Wyomissing, PA 19610. Additional information relating to the corporate governance of our Company is also set forth below and included in other sections of this Proxy Statement.

www.pennentertainment.com/corp/investors/corporate-governance

Director Independence
The Board has determined that all the directors, other than Mr. Snowden, are independent under the Nasdaq Rules. In determining the independence of the directors and director nominees, the Board reviewed and considered all relationships between each director (and any member of his or her immediate family) and the Company in light of the Nasdaq independence criteria. The Board also previously determined that Barbara Shattuck Kohn and Saul Reibstein, who each served on the Board until the 2025 Annual Meeting of Shareholders, and Ron Naples, who retired from the Board in April 2025, were independent.
Notably, the Board’s Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee are comprised exclusively of independent directors. The independent Board directors meet in executive session without the presence of management or non-independent directors on a regular basis.

PROXY STATEMENT - 2026	27

Corporate Governance Matters

Board and Committee Evaluation Process
Board and Committee evaluations play a critical role in ensuring the effective functioning of our Board of Directors. The Board believes it is important to evaluate Board, Committee and director performance, and to solicit and act upon feedback received from each member of our Board. To this end, the Board and each Committee conduct a comprehensive annual self-evaluation process that is overseen by the Nominating and Corporate Governance Committee. The process for reviewing and taking action based on the Board and Committee annual evaluations is set out below.

28	PROXY STATEMENT - 2026

Corporate Governance Matters

Director Candidate Qualification and Selection Process
The Nominating and Corporate Governance Committee considers candidates for Board membership suggested by, among others, its members, other Board members, management and the recommendation of its independent search firm. The Nominating and Corporate Governance Committee will also consider recommendations of nominees for directors by shareholders (for information relating to the nominations of directors by our shareholders, please see “Director Nominations by Shareholders” on page 111).

PROXY STATEMENT - 2026	29

Corporate Governance Matters

Director Candidate Qualification and Selection Process (cont.)
During the candidate review process, the Nominating and Corporate Governance Committee and its delegates conduct interviews with the potential nominee. In addition, the Nominating and Corporate Governance Committee will also submit the candidate to a background investigation overseen by the Company’s Chief Compliance Officer, in coordination with the Compliance Committee, to evaluate whether the candidate is suitable to serve on the Board of a highly regulated, multi-jurisdictional company subject to gaming regulatory oversight and operating under privileged gaming licenses and registrations. A successful candidate will also be required to submit to applicable gaming regulatory suitability investigations, which include providing detailed financial and personal history information customarily requested by the Company’s gaming regulators. Certain of our jurisdictions, each of which is important to our operations, require directors to obtain regulatory approvals before they are permitted to vote on Board matters. The licensing process is extremely time intensive and historically has taken a year or longer to complete. For example, Messrs. Hartnett and Ruisanchez were appointed to the Board in June 2025 but could only begin exercising their voting rights in April 2026, following receipt of all necessary regulatory approvals. Ms. Ace and Messrs. Fox and Schiavolin, who were appointed to the Board in February 2026, do not yet exercise their voting rights as members of the Board. References in this proxy statement to the unanimous recommendation of the Board refer to only those members of the Board who currently exercise their voting rights.
Our Board and Committee evaluation process has resulted in regular Board refreshment, five of our ten independent directors having been appointed since our 2025 Annual Meeting, bringing extensive finance, human capital and talent management, gaming, strategy, corporate governance and technology experience to effectively oversee our next phase of growth and execution of our refocused digital strategy.

2021	2024
Vimla Black-Gupta Global marketing leader with consumer innovation and business growth experience	Anuj Dhanda Digital technology executive with extensive AI, cybersecurity and consumer innovation expertise.

2025
Johnny Hartnett Entertainment, gaming and online sports betting executive with a track record of developing globally reaching brands.	Carlos Ruisanchez Finance leader with a proven ability to scale casino, gaming, lodging and leisure businesses.

2026
Heather Ace Human capital and talent management leader with strong legal, risk oversight and enterprise transformation expertise.	Jeffrey Fox Strategic operations executive with deep technology, capital markets and financial knowledge.	Fabio Schiavolin International gaming markets, sports betting, and omnichannel expert with extensive understanding of customer loyalty and industry dynamics.

Cooperation Agreement
On February 22, 2026, PENN entered into a cooperation agreement (the “Cooperation Agreement”) with HG Vora Capital Management, LLC and certain related parties (collectively, “HG Vora”), pursuant to which the Board took all action necessary to appoint (i) Heather Ace as a Class II director with a term expiring at the Company’s 2028 Annual Meeting of Shareholders, (ii) Jeffrey Fox as a Class II director with a term expiring at the Company’s 2028 Annual Meeting of Shareholders, and (iii) Fabio Schiavolin as a Class III director with a term expiring at the Annual Meeting.

30	PROXY STATEMENT - 2026

Corporate Governance Matters

Cooperation Agreement (cont.)
The Cooperation Agreement further provides that the Company will use its reasonable best efforts to cause the election of Mr. Schiavolin at the Annual Meeting, including by listing Mr. Schiavolin in the proxy card, recommending that the Company’s shareholders vote in favor of Mr. Schiavolin’s election and otherwise supporting him for election in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees in the aggregate.
The Company also agreed to not decrease the number of directors classified as Class II to fewer than four directors until after the date of the Company’s 2028 Annual Meeting of Shareholders.
Pursuant to the Cooperation Agreement, HG Vora agreed to abide by certain customary standstill restrictions, and the Company and HG Vora have also agreed to certain non-disparagement obligations, in each case which remain in effect until the forty-five days prior to the deadline for the submission of shareholder nominations of directors and business proposals for the Company’s 2028 Annual Meeting of Shareholders. The Cooperation Agreement also contains certain customary voting commitments by HG Vora, as well as other customary provisions.
Board Leadership
The Company’s governing documents allow the roles of Board Chair and Chief Executive Officer to be filled by the same or different individuals. This approach allows the Board flexibility to determine whether the two roles should be separated or combined based on the Company’s evolving needs at a given time and the Board’s assessment of the Company’s current leadership.
The Board will periodically consider the advantages of having an independent Board Chair or a combined Board Chair and CEO and is open to different structures as circumstances may warrant.
The roles of our Board Chair and CEO have been split for over ten years. Mr. Snowden, our CEO and President, is responsible for the general management and operation of the business, providing guidance and oversight to senior management and formulating the strategic direction of the Company. The Board Chair is responsible for the content, quality and timeliness of information provided to our Board, consults with the full Board, which includes our CEO, and sets Board meeting agendas and presides over meetings, which we believe promotes a clear delineation of responsibilities between the Board and management.
David Handler, who is an independent director, has served as our Board Chair since June 2019. Mr. Handler joined our Board in 1994 and is a partner at Tidal Partners, an independent financial advisory firm that provides M&A and strategic advisory services focused on the technology industry. The Board believes that Mr. Handler is best suited to serve as Board Chair because of his considerable investment banking and capital markets experience, including a focus on mergers and acquisitions and other significant transactions (including many in the technology sector), which complements his seasoned expertise in and exposure to the gaming industry. Mr. Handler’s background has been an invaluable asset to the Company, particularly in connection with evaluating potential acquisitions and financing opportunities and in assessing strategic transactions.

PROXY STATEMENT - 2026	31

Corporate Governance Matters

Board Culture
The Board prioritizes facilitating a boardroom dynamic and culture that supports a number of priority areas, including:

Active Director Refreshment: The Board maintains an active practice of refreshing the Board with new perspectives that support its oversight of the Company’s evolving growth and strategy. The Board maintains a comprehensive onboarding process for new directors and an active commitment to continuing education for all directors.

Board Independence: The Board maintains an independent Board Chair to underscore its prioritization of independence in its members and leadership and to facilitate effective evaluations and oversight of Company risks. All directors on the Board are independent except for our CEO, who the Board believes provides critical operational and strategic business perspectives to Board discussions. This structure also supports the Board’s priority of overseeing an ongoing talent management and succession planning process.

Alignment with Shareholder Interests: The Board maintains open and active dialogue with all of PENN’s stakeholders and amongst each other to help ensure continued evolution and to meet leading governance standards, including shareholder aligned provisions such as robust stock ownership guidelines, a clawback policy that extends beyond Dodd-Frank requirements, annual ‘Say-on-Pay’ vote and semi-annual shareholder engagement program.

Risk Management: The committees of the Board meet throughout the year to provide comprehensive oversight of the financial, strategic, regulatory and operational risks facing PENN. Additional details on specific risk oversight priorities for each committee are detailed below.

2025 Board and Committee Meetings	BOARD MEETINGS HELD IN 2025: 35

Each member of the Board contributes a substantial amount of time and effort to serve as a Board and Committee member. In addition to Board and Committee meetings, our Board of Directors and its Committees act by written consent from time to time as appropriate. Further, Board members are encouraged to, and regularly do, engage in informal discussions with each other and members of management, and they are provided with periodic management reports and updates. The independent directors meet periodically in executive session.
During the year ended December 31, 2025, our Board held 35 meetings, with each of the Company’s directors attending at least 75% of the meetings of the Board and Committees of the Board of which he or she was a member. The Company encourages directors to attend shareholder meetings, and all but one of the incumbent directors then serving on the Board attended the 2025 Annual Meeting of Shareholders.

32	PROXY STATEMENT - 2026

Corporate Governance Matters

Committees of the Board
The Board maintains four standing Committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Compliance Committee. Members serve on these committees until their resignation or as otherwise determined by our Board. The specific duties and operation of each Committee are described in more detail below. The Board has determined that each director serving on the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee is independent under the Nasdaq Rules and the applicable rules and regulations of the SEC. The Compliance Committee also includes two independent non-director subject matter experts who provide extensive gaming regulatory experience, one of whom serves as Compliance Committee Chair. Each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee operates under a written charter adopted by the Board that is reviewed annually and is available at https://www.pennentertainment.com/corp/investors/corporate-governance.
The information below reflects the composition of each Committee as of the Record Date of this Proxy Statement.
Audit Committee
In addition to being independent as noted above, the Board has determined that Jane Scaccetti also meets the financial literacy requirements under the Nasdaq Rules and is an “audit committee financial expert” within the meaning of the rules and regulations of the SEC. In addition, Ms. Scaccetti has practiced as a certified public accountant since 1977 and has significant experience as an Audit Committee member on several public-company boards, which makes her particularly well qualified to serve as Chair.

AUDIT COMMITTEE MEMBERS	MEETINGS HELD IN 2025: 6

Jane Scaccetti Chair	Vimla Black-Gupta Member	Anuj Dhanda Member

Key Responsibilities:
•	Serving as an independent and objective party to monitor the Company’s financial reporting process and internal controls system;
•	Reviewing and appraising the audit efforts of the Company’s independent auditors and internal auditors and monitoring their independence;
•	Maintaining free and open communication with and among the independent auditors, the internal auditors, and the financial and senior management of the Company and the Board;
•	Reviewing and pre-approving all conflicts of interest and related-person transactions involving Board members or executive officers; and
•
Engaging with the Chief Technology Officer, the Chief Information Security Officer and broader Cybersecurity Committee to discuss cybersecurity risks and potential adjustments to cybersecurity policies, standards and processes.

Key Focus Areas in 2025/2026:
•	Oversight of the Company’s strategic deployment of artificial intelligence (AI) across the business, including governance and risk monitoring;
•	Strengthening cybersecurity resilience and incident preparedness;

PROXY STATEMENT - 2026	33

Corporate Governance Matters

Audit Committee (cont.)
•	Oversight of financial reporting integrity and compliance including the Company’s enterprise risk management (ERM) program; and
•	Enhancement of the Company’s ERM framework addressing enterprise risk assessments, changes in risk profile, and key mitigation activities.
In discharging its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention or that it believes warrants investigation. The Audit Committee may at any time engage, at the expense of the Company, independent counsel or other advisors as it deems necessary to carry out its duties. The Audit Committee operates under a written charter adopted by the Board of Directors that is reviewed annually and is available at https://www.pennentertainment.com/corp/investors/corporate-governance.
Compensation Committee

COMPENSATION COMMITTEE MEMBERS	MEETINGS HELD IN 2025: 9

Marla Kaplowitz Chair	Vimla Black-Gupta Member	David Handler Member	Jane Scaccetti Member

In addition to being independent as noted above, each member of the Compensation Committee is also a non-employee director according to Rule 16b-3 of the Exchange Act.
Key Responsibilities:
•
Annually evaluating the performance of all executive officers and approving – and for the CEO, recommending to the Board for approval – all executive officer compensation designs and levels, employment agreements and separation agreements;

•	Reviewing and recommending for Board approval the performance criteria, goals and objectives of short- and long- term incentive plans;
•	Reviewing executive compensation programs annually to determine whether they are properly coordinated and are achieving their intended purposes;
•	Assessing the Company’s leadership succession planning program;
•	Approving the incentive awards that the CEO may grant to employees other than executive officers;
•	Monitoring trends and best practices in executive compensation;
•	Periodically reviewing executive compensation administration policies;
•	Confirming that the Company’s compensation programs do not introduce risks that could result in material harm to the Company;
•	Recommending director compensation to the Board; and
•	Formulating and administering the Company’s stock ownership guidelines.
Key Focus Areas in 2025/2026:
•
Selection and onboarding of a new independent compensation consultant following a comprehensive RFP process, with a focus on bringing a fresh, objective perspective to executive compensation design and supporting the development of responsiveness actions in connection with the 2025 Say-on-Pay vote;

•	Peer group update to reflect the realigned strategic focus;

34	PROXY STATEMENT - 2026

Corporate Governance Matters

Compensation Committee (cont.)
•
Led the redesign of the go-forward 2026 LTI program to more effectively support and reinforce the Company’s focus on disciplined execution, driving profitable growth, increasing free cash flow and enhancing shareholder returns;

•
Oversight and participation in shareholder engagement matters concerning executive compensation and implementation of appropriate shareholder responsiveness actions as it relates to executive compensation governance, program design and payouts;

•	Review of the executive target compensation opportunities to support competitiveness of the Company’s executive compensation program and alignment with performance and strategic objectives; and
•	Continued focus on the competitiveness and effectiveness of the compensation program to attract, motivate and retain top talent.
Additional details can be found in the Compensation Discussion and Analysis section of this Proxy Statement.
The CEO provides the Compensation Committee with performance assessments and compensation recommendations for each executive officer of the Company (other than himself). The Compensation Committee considers the CEO’s recommendations with the assistance of the independent compensation consultant and sets the compensation of those non-CEO executive officers based on its deliberations. The Compensation Committee regularly meets in executive session regarding executive performance and compensation, including establishing recommendations to the Board regarding the CEO’s compensation. The Compensation Committee operates under a written charter adopted by the Board of Directors that is reviewed annually and is available at https://www.pennentertainment.com/corp/investors/corporate-governance.
Nominating and Corporate Governance Committee

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE MEMBERS	MEETINGS HELD IN 2025: 5

Marla Kaplowitz Chair	Vimla Black-Gupta Member	David Handler Member	Jane Scaccetti Member

The Nominating and Corporate Governance Committee carries out responsibilities delegated by the Board relating to the Company’s director nomination processes and procedures, develops and maintains the Company’s corporate governance policies, oversees the Company’s Corporate Responsibility Committee and develops and maintains corporate social responsibility policies, and performs other matters as required by applicable laws, rules and regulations. The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors that is reviewed annually and is available at https://www.pennentertainment.com/corp/investors/corporate-governance.
Key Responsibilities:
•	Identifying and recommending, for the Board’s selection, director nominees, including candidates recommended by shareholders;
•	Overseeing regular self-evaluations of the Board, its Committees, and its directors and making recommendations for improvement based on collected feedback;
•	Overseeing non-financial business risks, including human capital, sustainability and social responsibility initiatives;
•	Annually reviewing the Company’s corporate governance principles and guidelines;

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Corporate Governance Matters

Nominating and Corporate Governance Committee (cont.)
•	Reviewing and recommending the appropriate structure, composition and size of the Board and its Committees;
•	Considering the Board’s leadership structure, including the separation of the Board Chair and CEO roles;
•	Overseeing the Company's culture and talent strategy;
•	Making recommendations on the eligibility criteria for new Board and Committee members, including the skills, expertise and independence that should be represented on the Board and its Committees; and
•	Overseeing the Company’s orientation programs for new directors and continuing education programs for all directors.
Key Focus Areas in 2025/2026:
•
Assessed Board and Committee composition to help ensure an appropriate mix of skills, qualifications, and backgrounds to best oversee the Company’s businesses and long-term growth strategy, including overseeing the search process, candidate evaluation, appointment and onboarding of Johnny Hartnett and Carlos Ruisanchez in June 2025 and Heather Ace, Jeffrey Fox and Fabio Schiavolin in February 2026.

•
In connection with this comprehensive search process, the Nominating and Corporate Governance Committee considered input from an independent third-party search firm, the independent directors of the Board, senior management and shareholders. Candidates were evaluated based on a range of criteria, including relevant industry experience, financial and operational expertise, leadership qualities, suitability for gaming licensure, independence and the ability to contribute to the Board’s oversight of the Company’s strategic priorities and long-term value creation objectives.

•
Led implementation of director onboarding and education enhancement efforts, including creating centralized resources for directors to access continuing education opportunities and expanded the annual Board self-evaluation review process to gauge effectiveness of ongoing director education initiatives;

•
Oversaw the annual Board and Committee evaluation process, in collaboration with an independent third-party evaluation firm, and development of appropriate enhancements and actions based on evaluation results; and

•
Reviewed recent corporate governance developments to help ensure alignment of the Company’s practices with evolving governance and regulatory landscape and oversaw the enhancement of the Board’s Corporate Governance Guidelines.

36	PROXY STATEMENT - 2026

Corporate Governance Matters

Compliance Committee

COMPLIANCE COMMITTEE MEMBERS	MEETINGS HELD IN 2025: 4

Thomas Auriemma Independent, Non-Director Chair	Johnny Hartnett Member	Ronnie Jones Independent, Non-Director Member	Carlos Ruisanchez Member

The Compliance Committee is chaired by an independent non-director member, Thomas N. Auriemma, who is joined on the Committee by a second independent non-director member, Ronnie Jones, and by two independent members of our Board. Mr. Auriemma is the Company’s former Vice President, Chief Compliance Officer, previously served as Director of the Division of Gaming Enforcement in New Jersey, and has over 30 years of experience as a gaming regulator in the State of New Jersey. Mr. Jones has over 40 years of experience in public service, including as Chair of the Louisiana Gaming Control Board and with the Gaming Enforcement Division of the Louisiana State Police. In 2025, the Company reestablished its prior practice of having two non-director members with gaming regulatory experience on its Compliance Committee. Recognizing the highly regulated nature of the Company’s operating environment and the significant number of licenses it holds, their subject matter expertise is invaluable to the Company’s efforts to ensure adherence to the highest legal, regulatory, professional, and ethical standards.
Key Responsibilities:
•	Assessing the adequacy of the Company’s compliance policies and procedures;
•	Assessing the effectiveness of the Company’s compliance efforts, particularly training on and implementation of compliance procedures;
•	Monitoring audits and investigations conducted or overseen by the Company’s compliance personnel;
•	Monitoring any administrative investigations of and disciplinary actions against the Company or its executives;
•	Reporting to the Board on any matters of concern regarding the Company’s regulatory compliance program; and
•	Evaluating new directors for compliance with suitability standards.
Key Focus Areas in 2025/2026:
•	Oversaw enhancements to the Company’s anti-money laundering policies and compliance review and reporting plan to ensure that the Company’s compliance systems continue to evolve to meet best practices;
•	Assessed recent high profile industry enforcement actions against industry peers and discussed with the Board and management the implications of those actions on the industry; and
•	Reviewed and discussed with management the regulatory implications of gaming products such as so-called “skill games,” prediction markets, and sweepstakes casinos.

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Corporate Governance Matters

Risk Management Oversight
The Board recognizes that a prudent level of risk taking is necessary to implement the Company’s strategy. As such, the Board (as part of its meetings and through its Committees as described below) provides oversight with respect to the Company’s enterprise risk assessment and enterprise risk management activities, which are designed to identify, prioritize, assess, monitor, and mitigate the various risks that have the potential to significantly impact the Company.
Where appropriate, the Board has delegated responsibility with respect to oversight of certain key risk areas to various Board and management committees. The Board’s Committees each report to the full Board at least four times a year with updates on their areas of designated risk oversight responsibilities. Management is responsible for establishing and supervising day-to-day risk management processes and reporting to the Board and its Committees, as necessary.
Board Committees

AUDIT COMMITTEE
 •
Oversees integrity of financial statements and financial disclosures, effectiveness of internal controls, the internal audit function, the external independent auditor, compliance with legal and regulatory requirements, information and cybersecurity, and exposure to major financial risks.
 •
Responsible for overseeing the Company’s Enterprise Risk Management program.
 •
Receives regular updates from the Company’s Chief Technology Officer and Chief Information Security Officer on cybersecurity matters.

COMPENSATION COMMITTEE
 •
Oversees risks related to compensation programs, executive compensation matters, talent management, and, in coordination with the Board, succession planning for the CEO and senior management.
 •
A discussion of the compensation risk assessment process undertaken by the Compensation Committee is described on pages 74-75.

NOMINATING & CORPORATE GOVERNANCE COMMITTEE
 •
Oversees risks associated with Board structure and director succession planning, including balance of Board composition and expertise, as well as other governance policies and practices.
 •
Oversees and receives regular reports from the Chairs of the Company's Corporate Responsibility Committee and the PENN Way Council.

COMPLIANCE COMMITTEE
 •
Oversees risks associated with the Company’s compliance with various gaming regulatory laws and regulations and the adequacy and effectiveness of the Company’s gaming regulatory compliance efforts, as well as the Company’s anonymous whistle-blower hotline.
 •
Receives quarterly reports from the Chief Compliance Officer and the Chief Legal Officer on material Compliance Committee and legal matters.

38	PROXY STATEMENT - 2026

Corporate Governance Matters

Management Committees

CYBERSECURITY COMMITTEE	PENN WAY COUNCIL	CORPORATE RESPONSIBILITY COMMITTEE

Focuses on information and cybersecurity risks and readiness and oversees a robust cybersecurity program, which employs security scanning and monitoring tools, regular gap and threat assessments and audits and enterprise-wide security awareness exercises and training, as well as the procurement of insurance for cyber events, including ransomware coverage.

Chaired by the Chief Technology Officer, who engages with our Audit Committee and the Board directly in accordance with our Cyber Incident Response Policy, in the event the Company experiences any material cyber events.

Formed under the executive sponsorship of our CEO and comprised of senior management and team members from different levels of the organization to formalize and enhance the Company’s inclusion and belonging practices both within the Company and in our communities.

Chaired by the Senior Vice President of Regional Operations, PENN Way Council provides regular reports to the CEO, the Board and the Nominating and Corporate Governance Committee.

Comprised of cross-functional management team members focused on developing and implementing policies and practices designed to foster a culture that attracts and retains qualified talent with skills, experiences and backgrounds that support the Company’s growth strategy, while reinforcing our longstanding commitment to being a trusted and valued member of our communities and a responsible environmental steward.

Our Senior Vice President, Public Affairs & Government Relations serves as Chair of the Corporate Responsibility Committee and provides regular quarterly reports to the Board and to the Nominating and Corporate Governance Committee at every regular meeting.

FRAUD RISK GOVERNANCE COMMITTEE	ENTERPRISE RISK MANAGEMENT COMMITTEE

The Fraud Risk Governance Committee (FRGC) is a management-level governance committee established to provide enterprise-wide oversight, coordination, and strategic direction for fraud risk management. The Committee oversees the identification, detection, investigation, and remediation of fraud across the organization and ensures timely escalation and transparent communication of fraud-related matters to executive leadership and the Audit Committee.

The FRGC is composed of senior leaders from Operations, Finance and Accounting, Compliance, Legal, Information Security, Risk Management, and Internal Audit. Internal Audit serves in an advisory capacity while maintaining independence.

The Enterprise Risk Management Committee oversees how the Company identifies, assesses, manages and monitors risk across the enterprise. The objective of the Committee is to ensure that key risks across the organization are effectively mitigated and aligned with the Company’s strategic objectives.

The Committee is composed of senior leaders from Finance, Legal and Internal Audit and provides quarterly updates to the Audit Committee.

KEY RISK MANAGEMENT OVERSIGHT AREAS

• Market and macroeconomic environment
•
Gaming legislation, regulatory matters, compliance and legal issues
•
Technology, information and cybersecurity
•
Business continuity
•
Capital allocation and capital markets
• Human capital and talent development • Board and executive succession • Compensation matters • Financial reporting • Business impact • Regulatory compliance

PROXY STATEMENT - 2026	39

Corporate Governance Matters

Executive Sessions of Non-Management Directors
Pursuant to our Corporate Governance Guidelines and the Nasdaq Rules, the non-management directors regularly meet in executive session without management participation to promote open discussion among non-management directors. These executive sessions occur on a regular basis. The Board Chair, or, in the absence of a Board Chair, the non-management directors present will elect a Committee chair to preside at such sessions. If the group of non-management directors includes any directors who are not “independent” (as such term is defined from time to time under the Nasdaq Rules), an executive session of the independent directors shall be scheduled at least once per year. Currently, all of our non-management directors are independent.
Board Resources
In fulfilling its objectives, many of the direct oversight functions of the Board are performed by the Board’s Committees with support from both senior internal resources as well as independent outside advisors. For example, the Audit Committee receives frequent reports directly from the Company’s Chief Financial Officer; Chief Accounting Officer; Chief Legal Officer; Senior Vice Presidents, Regional Operations; Chief Compliance Officer; Vice President, Internal Audit; and the independent registered public accounting firm. The Audit Committee also has express authority to direct the Company’s internal audit staff. Additionally, the Company’s independent registered public accounting firm provides support through its annual audit and quarterly reviews of the Company’s financial statements. The Compliance Committee is structured in the same manner, receiving reports directly from the Company’s Chief Compliance Officer and other senior compliance staff, with regular access to other members of the Company’s senior management team.
Both the Audit Committee and the Compliance Committee have substantial internal staff and outside resources to assist them in carrying out their responsibilities. As of December 31, 2025, the Company maintained a 66-person internal audit staff overseen by the Company’s Vice President, Internal Audit, who reports to the Audit Committee, and a 98-person compliance staff overseen by the Company’s Chief Compliance Officer, who provides frequent reports to the Compliance Committee. Additionally, the Company has retained Thomas N. Auriemma, a non-director member, as the independent Chair of the Compliance Committee, who is joined on the Committee by a second independent non-director member, Ronnie Jones. Mr. Auriemma is the Company’s former Vice President, Chief Compliance Officer and is also a former Director of the Division of Gaming Enforcement in New Jersey, with over 30 years of experience as a gaming regulator in the State of New Jersey. Mr. Jones has over 40 years of experience in public service, including as Chair of the Louisiana Gaming Control Board and with the Gaming Enforcement Division of the Louisiana State Police.
The Compensation Committee retains the services of compensation consultants and legal advisors to provide such advice and assistance as it deems appropriate in its sole discretion. The Compensation Committee has the sole responsibility to oversee the work of any of its advisors. The Compensation Committee approves the fees and retention terms of such compensation consultants and advisors, which are funded by the Company, and can terminate their services in their discretion. The Compensation Committee engaged an independent third-party executive compensation consultant for 2025, Exequity LLP (“Exequity”). Exequity provided advice and assistance to the Compensation Committee in carrying out its duties and responsibilities with respect to the Company’s executive compensation programs and non-employee director compensation. Following the 2025 Annual Meeting, in September 2025, the Compensation Committee retained Semler Brossy as its new compensation consultant to provide a fresh perspective on our executive compensation program and its alignment with leading market practices and our shareholder priorities.
Prior to engaging Exequity and, subsequently, Semler Brossy, the Compensation Committee evaluated the independence of each compensation consultant. This review included consideration of any other services provided by each consultant to the Company, the Board of Directors or other Committees of the Board of Directors, as well as fees associated with such other activities. In 2025, the Compensation Committee determined that both Exequity and Semler Brossy were independent and that the retention of Exequity and Semler Brossy by the Compensation Committee did not present any conflicts of interest.

40	PROXY STATEMENT - 2026

Corporate Governance Matters

Shareholder Outreach and Engagement
The Board and management team value shareholder perspectives and in 2025 Company participants held over 240 meetings with shareholders through investor meetings, industry conferences and regularly scheduled post-earnings discussions. Company participants in these conversations included members from the senior management team as well as cross-functional representatives from operations, Interactive, legal, finance and investor relations.
The Company holds quarterly conference calls in which management provides brief prepared remarks followed by an open forum for questions, during which the Company provides financial and other disclosure beyond that which is required by the SEC on matters such as management’s views on Company performance, industry trends and pending legislation. These regular, ongoing outreach efforts provide investors and prospective investors with constructive forums to discuss a wide variety of important subjects with management and provide useful feedback for management. This feedback is shared with both the Board and management in a timely manner.

WE REGULARLY COMMUNICATE WITH SHAREHOLDERS THROUGH A NUMBER OF RECURRING FORUMS	240+ MEETINGS HELD WITH SHAREHOLDERS IN 2025	Engagement Formats • Annual Meeting of Shareholders • Investor Conferences • Individual and Group Investor Meetings • Quarterly Earnings Presentations • SEC Filings • Annual Report and Proxy Statement
2025 Stewardship-Focused Shareholder Engagement Highlights
Our Board values shareholder feedback as a critical input in our annual corporate governance and executive compensation review process to promote transparency, develop a better understanding of shareholder perspectives, and support Board accountability. We maintain an active semi-annual, broad-based shareholder engagement program, which focuses on stewardship engagement and is led by our independent Board members. As part of these engagement efforts, we solicit shareholder insights and feedback on a range of topics, including strategic priorities, capital allocation, corporate governance, executive compensation, and sustainability initiatives, as well as on other topics of importance to our shareholders. Perspectives of our shareholders are shared with relevant Board and management Committees and the full Board. These perspectives in turn inform Board meeting agendas, as well as responsiveness actions when appropriate, throughout the year.
Shareholder Engagement Cycle

FALL	WINTER	SPRING	SUMMER

Board-led off-season engagement with shareholders to obtain feedback following the Annual Meeting and provide updates on strategic business initiatives and governance priorities.

Respond to shareholder inquiries and in-bound engagement requests.
	Review off-season shareholder feedback with the full Board and relevant committee to assess potential enhancements in the areas of executive compensation, corporate governance and business strategy.	Publish Annual Report, Proxy Statement and Corporate Responsibility Report. Board-led shareholder engagement to discuss items on the Annual Meeting agenda and other topics of interest.
Review feedback and results from the Annual Meeting, corporate governance best practices, proxy season trends and regulatory developments with the full Board and relevant Committee(s) to identify key engagement priority topics and initiatives.

PROXY STATEMENT - 2026	41

Corporate Governance Matters

Shareholder Engagement Cycle (cont.)
Following the 2025 advisory ‘Say-on-Pay’ vote support of 35.49%, the Board prioritized PENN’s compensation program as a priority topic in its off-season engagement effort. Shareholders we met with in the 2025 off-season engagement effort expressed an appreciation for the Board’s active shareholder engagement practice and were complimentary of the recent program change to a three-year performance period for our long-term incentive program and the robust disclosure around the prior year’s mid-program adjustments, which they felt appropriately detailed the Committee’s rationale while maintaining pay-for-performance alignment. Shareholders also provided favorable feedback on our use of 80% financial metrics in our 2025 PSU program, up from 70% in 2024. Additional details related to our responsiveness to the 2025 ‘Say-on-Pay’ vote can be found in the ‘Compensation Discussion and Analysis’ section of this Proxy Statement.
Additional shareholder priority areas included the Company’s performance, business strategy, including its realigned digital strategy, and the Board’s refreshment priorities.

OUTREACH		ENGAGED		DIRECTOR LED
48%	Contacted 17 shareholders representing ~48%* of the Company’s outstanding shares during the off-season	36%	Engaged with 9 shareholders representing ~36%* of the Company’s outstanding shares during the off-season	Engagement efforts led by our Independent Board Chair, Compensation Committee Chair and Nominating and Corporate Governance Committee Chair
* Outstanding share ownership calculated as of June 20, 2025

The Board strives to maintain the highest standards of excellence in governance practices and, as such, is committed to continuing its track record of implementing responsiveness actions that address shareholder priorities and feedback while promoting long-term shareholder value and accountability.

RECENT GOVERNANCE ENHANCEMENTS (2024-2026)
•
As a testament to the Board’s commitment to strong Board refreshment, 7 out of 11 directors have been appointed to the Board since 2021, including three new directors appointed to the Board in February 2026, Heather Ace, Jeffrey Fox and Fabio Schiavolin, enhancing Board skills and expertise in global gaming, technology, digital infrastructure, finance and human resources experience.
•
Throughout 2025 and 2026, the Board and Compensation Committee adopted a number of changes to executive compensation program design and governance practices in response to shareholder feedback. Changes include significant enhancements to the long-term incentive plan design, adoption of a refreshed compensation peer group for 2026 and a reduction in total 2026 CEO pay, which was made with the support and agreement of CEO Jay Snowden. For full detail on the Compensation Committee’s changes, please refer to the expanded compensation focused shareholder engagement disclosure in the Compensation Discussion and Analysis on page 53.
•
Updated Company bylaws in 2025 to disclose a condition imposed on one of our gaming licenses by a gaming regulatory authority with respect to the nomination of directors and shareholder proposals by unlicensed shareholders.
•
In 2025, updated clawback policy to expand application to time-based equity awards, in addition to performance-based incentive awards, updated stock ownership guidelines to clarify that cash-settled awards do not count towards ownership and revised the annual equity grant practice to independent directors to solely be comprised of shares of restricted stock (starting in 2026), as opposed to the previously available option of cash-settled phantom stock units.
•
In 2024, the Board engaged a third-party consultant to conduct a comprehensive cyber preparedness and vulnerabilities assessment by testing PENN’s existing cyber response plan readiness and resiliency. Results from this exercise informed the Audit Committee’s ongoing annual risk oversight review and to inform potential incident response preparedness plan improvements. In 2025, the Audit Committee revised its charter to reflect its risk oversight responsibilities as it relates to cybersecurity.
•
Established a formal Enterprise Risk Management (ERM) committee in 2024 to help assess, monitor and mitigate the Company’s key risks. Beginning in Q1 2025, the Audit Committee began receiving quarterly formal ERM reports, with updates on the Company’s risk assessments, program changes, risk profile and key mitigation efforts as a part of the Board’s broader effort to continuously enhance its ERM oversight processes.

42	PROXY STATEMENT - 2026

Corporate Governance Matters

How to Contact Our Board
Shareholders who wish to contact our Board can do so by writing to PENN Entertainment, Inc., 825 Berkshire Boulevard, Suite 200, Wyomissing, PA 19610, Attention: Secretary. The Secretary of the Company reviews all such correspondence and forwards to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deal with functions of the Board or Committees of the Board or that the Secretary otherwise determines requires the attention of our Board.
Succession Planning for Senior Management
Our Board, in coordination with our Compensation Committee, carefully oversees CEO and senior management succession planning. Our CEO, in consultation with our Senior Vice President, Chief Human Resources Officer, provides the Board with recommendations on, evaluations of, and potential successors to, the CEO and other members of senior management. Our Board reviews potential internal candidates with our CEO, including the qualifications, experience and development priorities for these individuals. Further, our Board periodically reviews the overall composition of our senior management team’s qualifications, tenure and experience and regularly interacts with senior leaders to inform independent assessment of talent development readiness. The Company’s talent management program, which seeks to develop, hire and retain talent below the senior management level, is led by our Senior Vice President, Chief Human Resources Officer, and is complementary to the Board’s succession planning.
Review and Approval of Transactions with Related Persons
Pursuant to the terms of its charter, the Company’s Audit Committee reviews all potential conflicts of interest and related person transactions. Any such matters that the Audit Committee determines are actual conflicts of interest or related person transactions are further subject to Audit Committee pre-approval. For purposes of the Audit Committee’s review, related-person transactions are transactions, arrangements or relationships where the Company is a participant and in which an executive officer, a director or an owner of 5% or greater of the Company’s common stock (or any immediate family member of the foregoing persons) has a direct or indirect material interest. The Company’s Code of Conduct has a broad definition of conflict of interest, which includes related person transactions, and requires employees to report potential conflicts to the Chief Compliance Officer. All potential conflicts of interest involving an executive officer, director or 5% or greater shareholder of the Company are communicated by the Chief Compliance Officer (or other members of Company management) to the Vice President of Internal Audit. The Vice President of Internal Audit then consults with members of the compliance, legal and finance staffs to determine whether the proposed transaction represents a conflict of interest or a related-person transaction that must be presented to the Audit Committee. For transactions determined to require Audit Committee review, the Vice President of Internal Audit collaborates with members of the legal and finance staffs to prepare and present the transaction to the Audit Committee. In terms of standards applied by the Audit Committee in reviewing related person transactions, a director will not participate in the review of transactions in which such director or his or her immediate family member has an interest. The Audit Committee will only approve related person transactions that are consistent with the best interests of the Company and its shareholders, based on a review of (i) the benefits to the Company of the transaction and (ii) the terms of the transaction and the terms available to or from unrelated third parties, as applicable.
The Company has several policies which require the review of related-person transactions, including the Audit Committee Charter, the Code of Conduct and the Corporate Governance Guidelines. In addition, certain of the procedures followed in considering related-person transactions are based on past practice and the advice of counsel. The Company currently leases two executive office buildings from affiliates of its chairman emeritus of the Board of Directors. Rent expense was $1.1 million for the year ended December 31, 2025. Since January 1, 2025, there have been no additional related person transactions and none are currently proposed.

PROXY STATEMENT - 2026	43

DIRECTOR COMPENSATION

Non-Employee Director Compensation
The Company pays fees to each director who is not an employee of the Company. During the year ended December 31, 2025, the annual compensation for each non-employee director consisted of an annual retainer of $70,000, plus an additional $10,000 for service on each of the Audit Committee, the Compensation Committee and the Compliance Committee, as applicable, and $5,000 for service on the Nominating and Corporate Governance Committee. The Chair of the Audit Committee receives an additional $15,000 annual retainer, and the Chairs of the Compensation Committee and the Nominating and Corporate Governance Committee each receive a supplemental $10,000 annual retainer.
For 2025, each non-employee director had the opportunity to elect to receive his or her annual retainer in the form of either cash or shares of restricted stock, with forfeiture restrictions for restricted stock lapsing on the first anniversary of the date of grant. In 2025, each non-employee director other than the Board Chair received a grant of cash settled restricted stock units or restricted stock at his or her election with a grant value of $250,000, and the Board Chair received a grant of restricted stock with a grant value of $375,000. Each award of cash settled restricted stock units or shares of restricted stock vests on the first anniversary of the date of grant. Beginning in 2026, the Board and Compensation Committee determined that the annual equity grant made to all non-employee directors will be comprised solely of shares of restricted stock, as opposed to the historical practice of allowing directors to elect to receive either shares of restricted stock or cash-settled restricted stock units.
Director Stock Ownership Guidelines. We believe that equity ownership supports the alignment of director interests with those of the Company’s shareholders. To this end, the Compensation Committee has established stock ownership guidelines which provide that each non-employee director should own shares with a value equal to at least five times the current annual cash retainer amount, within five years from the date they joined the Board. All of our non-employee directors either currently meet our director stock ownership guidelines or we expect that they will meet the guidelines within five years of becoming a director. The Company’s Chief Legal Officer monitors compliance with these guidelines on an annual basis and apprises the Compensation Committee no less than annually regarding the same.
2025 Director Compensation Table
The following table sets forth information with respect to all compensation awarded to the Company’s non-employee directors for 2025.

NAME	FEES EARNED OR PAID IN CASH ($)(1)	STOCK AWARDS ($)(2) (3)	TOTAL ($)
Vimla Black-Gupta	90,425	250,005	340,430
Anuj Dhanda	81,890	250,005	331,895
David Handler	80,849	375,007	455,856
Johnny Hartnett(4)	43,397	249,993	293,390
Marla Kaplowitz	100,425	250,005	350,430
Barbara Shattuck Kohn(5)	100,000	250,005	350,005
Ronald Naples(6)	85,000	250,005	335,005
Saul Reibstein(5)	90,000	250,005	340,005
Carlos Ruisanchez(4)	43,397	249,993	293,390
Jane Scaccetti	110,425	250,005	360,430

(1)
In 2025, each non-employee director could elect to receive his or her retainer fees in cash or shares of restricted stock, which vest on the first anniversary of the date of grant. This column reflects director compensation eligible to be paid in cash, which consists of the annual Board retainer and any applicable fees for committee members and committee chairs. None of the directors elected to receive restricted stock in lieu of such amounts eligible to be paid in cash.

(2)
As of December 31, 2025, the following stock awards were outstanding: (i) for Ms. Black-Gupta 12,994 cash settled restricted stock units; (ii) for Mr. Dhanda 12,994 cash settled restricted stock units; (iii) for Mr. Handler, 19,491 shares of restricted stock; (iv) for Mr. Hartnett, 14,775 cash settled restricted stock units; (v) for Ms. Kaplowitz, 12,994 cash settled restricted stock units; (vi) for Ms. Shattuck Kohn, 12,994 cash settled restricted stock units; (vii) for Mr. Naples, 12,994 cash settled restricted stock units; (viii) for Mr. Reibstein, 12,994 cash settled restricted stock units; (ix) for Mr. Ruisanchez, 14,775 shares of restricted stock; and (x) for Ms. Scaccetti 12,994 shares of restricted stock.

(3)
Reflects the aggregate grant date fair value of stock awards granted in 2025. The listed amounts were determined using the closing price of PENN's common stock on the day prior to the grant date, calculated in accordance with FASB ASC Topic 718.

(4)	Messrs. Hartnett and Ruisanchez were appointed to the Board in June 2025, and therefore their retainer fees were pro-rated.
(5)
Ms. Shattuck Kohn and Mr. Reibstein did not stand for re-election at the 2025 Annual Meeting. The Board determined to pay Ms. Shattuck Kohn and Mr. Reibstein their respective 2025 cash retainers through December 31, 2025 in consideration of their service as directors emeriti through January 3, 2026.

(6)
Mr. Naples resigned from the Board in April 2025 and the Board determined to pay Mr. Naples his 2025 cash retainer through December 31, 2025 in consideration of his service as director emeritus through January 3, 2026.

44	PROXY STATEMENT - 2026

EXECUTIVE OFFICERS

Set forth below is certain information regarding each of our executive officers, other than Mr. Snowden, whose biographical information is presented under “Proposal 1: Election of Class III Directors—Continuing Directors.”

NAME	AGE(1)	POSITION
Jay Snowden	50	Chief Executive Officer, President and Director
Felicia Hendrix	57	Executive Vice President, Chief Financial Officer
Chris Rogers	50	Executive Vice President, Chief Strategy and Legal Officer and Secretary
Todd George	56	Executive Vice President, Operations

(1)	Ages as of our 2026 Annual Meeting.
Felicia Hendrix has served as our Chief Financial Officer and Executive Vice President since March 2021, and Principal Accounting Officer since February 25, 2024. Ms. Hendrix oversees Accounting, Finance, Internal Audit, and Procurement. Prior to joining PENN, Ms. Hendrix spent 25 years on Wall Street and was most recently a Managing Director and Equity Research Analyst at Barclays, covering the gaming, lodging and leisure industries. Before joining Barclays, Ms. Hendrix was a Managing Director at Lehman Brothers. Ms. Hendrix holds a bachelor's degree from the University of Virginia and an MBA from the Darden School of Business at the University of Virginia.
Chris Rogers has served as our Executive Vice President, Chief Strategy Officer since January 2020 and Executive Vice President, Chief Strategy and Legal Officer and Secretary since June 2024. In his capacity as Chief Strategy and Legal Officer, Mr. Rogers leads the team responsible for developing and pursuing PENN's strategic growth initiatives and oversees the Company’s legal department. Over his past ten years with PENN, Mr. Rogers also served as Senior Vice President, Corporate Development, and Vice President, Deputy General Counsel. Prior to joining PENN, Mr. Rogers was a corporate attorney at the Dallas-based law firm Vinson & Elkins and the Boston-based law firm Ropes & Gray, as well as a CPA for PricewaterhouseCoopers and Arthur Andersen. Mr. Rogers holds a Bachelor of Business Administration from the University of Oklahoma's Price College of Business and a J.D. from Harvard Law School.
Todd George served as our Executive Vice President, Operations from January 2020 until January 5, 2026 and thereafter served in an advisory capacity from January 5 to February 28, 2026. In his former role, Mr. George oversaw PENN's Regional Operations, Interactive, Marketing and Information Technology, as well as Design and Construction. In 2025, Mr. George served a critical role in the execution of our omnichannel strategy, including our efforts to use our expanded digital database to drive increased visitation to our casinos. Prior to his role as EVP, Operations, Mr. George served as Vice President and General Manager of Hollywood Casino in Lawrenceburg, Indiana, and Hollywood Casino St. Louis. In 2017, Mr. George was promoted to Senior Vice President, Regional Operations, overseeing nine properties in PENN's Midwest Region. Prior to PENN, Mr. George spent 12 years in various management positions at Pinnacle Entertainment, including leading the development and launch of Pinnacle's two St. Louis properties, River City Casino and Lumiere Place. Mr. George holds a bachelor's degree from LeMoyne College and an MBA from Villanova University.

PROXY STATEMENT - 2026	45

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock, as of the Record Date of this proxy statement. This table lists: (i) each person known to us to beneficially own more than 5% of any class of the outstanding voting securities of the Company, (ii) each of our directors, (iii) each of our named executive officers listed in the table entitled “2025 Summary Compensation Table” below, and (iv) all of our current directors and executive officers as a group. Beneficial ownership of shares is determined under rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them. Unless otherwise noted below, the address of the persons listed in the table is c/o PENN Entertainment, Inc., 825 Berkshire Blvd., Suite 200, Wyomissing, PA 19610. The percentages shown in this table are calculated based on 133,705,284 shares of our common stock outstanding as of the Record Date of this proxy statement.

5% SHAREHOLDERS, OFFICERS AND DIRECTORS	NUMBER OF SHARES BENEFICIALLY OWNED	PERCENTAGE OF COMMON STOCK (%)
Beneficial Owners of 5% or more of our common stock:
BlackRock, Inc.(1)	17,659,980	13.2
The Vanguard Group, Inc.(2)	16,496,265	12.3
Named Executive Officers and Directors:
Heather Ace	17,077	0.01
Vimla Black-Gupta	41,835	0.03
Anuj Dhanda	48,358	0.04
Jeffrey Fox	17,077	0.01
David Handler(3)	408,194	0.31
Johnny Hartnett	16,835	0.01
Marla Kaplowitz	43,038	0.03
Carlos Ruisanchez(4)	34,760	0.03
Jane Scaccetti	109,153	0.08
Fabio Schiavolin	17,077	0.01
Jay Snowden(6)	2,873,931	2.15
Felicia Hendrix(6)	359,533	0.27
Todd George(5),(6)	414,661	0.31
Chris Rogers(6)	343,069	0.26
All current executive officers and directors as a group (13 persons)	4,329,937	3.24

(1)
Based on its Schedule 13G/A filed with the SEC on October 18, 2024, the number of shares in the table includes shares beneficially owned as of September 30, 2024, by BlackRock, Inc. and its listed affiliates. BlackRock, Inc. has sole voting power over 17,102,228 shares, shared voting power over 0 shares, sole dispositive power over 17,659,980 shares and shared dispositive power over 0 shares. The address of BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.

(2)
Based on its Schedule 13G/A filed with the SEC on July 10, 2024, the number of shares in the table includes shares beneficially owned as of June 28, 2024, by The Vanguard Group, Inc. and its listed affiliates. As of June 28, 2024, The Vanguard Group, Inc. had sole voting power over 0 shares, shared voting power over 48,331 shares, sole dispositive power over 16,301,637 shares and shared dispositive power over 194,628 shares. According to the most recent Schedule 13G/A filed by The Vanguard Group, Inc. with the SEC on March 27, 2026, The Vanguard Group, Inc. beneficially owns 0.0% as of March 13, 2026, following an internal reorganization pursuant to which The Vanguard Group, Inc.’s beneficial ownership has been disaggregated. The address of Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(3)	The number of shares reported includes 20,000 shares held by a charitable foundation for which Mr. Handler has discretionary control.
(4)	The number of shares reported includes 1,950 shares indirectly held by Mr. Ruisanchez in a trust.
(5)	The number of shares reported for Mr. George is as of February 27, 2026.
(6)
The number of shares in the table includes shares that may be acquired upon the exercise of outstanding options or options that may be exercised within 60 days from the Record Date, as follows: (i) Mr. Snowden: 1,925,401; (ii) Ms. Hendrix, 177,177; (iii) Mr. George: 319,089; (iv) Mr. Rogers: 193,635; and (v) all current executive officers and directors as a group: 2,615,302 shares.

46	PROXY STATEMENT - 2026

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires PENN’s directors, officers and beneficial owners of more than 10% of our common stock to file reports of ownership of our common stock with the SEC. Based solely on our review of such reports filed with the SEC and on representations received from our directors and officers, we believe that all of our directors, officers and beneficial owners of more than 10% of our common stock complied with all Section 16(a) filing requirements applicable to them with respect to transactions during fiscal year 2025, and all required reports under Section 16(a) were filed on a timely basis, other than a late Form 3 filing for Johnny Hartnett due to an extended processing time to obtain his initial SEC filing credentials under the new EDGAR Next system.

PROXY STATEMENT - 2026	47

PROPOSAL 2:
RATIFICATION OF
APPOINTMENT OF
INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Board Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.

Introduction
Our Audit Committee has appointed the accounting firm of PricewaterhouseCoopers LLP (“PwC”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Action by shareholders is not required by law, the Nasdaq Rules or our organizational documents in the appointment of an independent registered public accounting firm. This proposal is submitted by our Board of Directors for ratification as a matter of good corporate governance to give our shareholders a voice in the appointment of auditors. If the appointment is not ratified by our shareholders, our Board of Directors will further consider its choice of PwC as our independent registered public accounting firm and may, but will not be required to, appoint a different independent registered public accounting firm. PwC has advised us that neither it nor any member thereof has any financial interest, direct or indirect, in our Company or any of our subsidiaries in any capacity.
For additional information regarding our independent registered public accounting firm, see “Principal Accountant Fees and Services” below. A representative of PwC will be present at the Annual Meeting. The representative will have an opportunity to make a statement if he or she desires and will be available to respond to appropriate questions.

48	PROXY STATEMENT - 2026

AUDIT COMMITTEE REPORT

Audit Committee Report
The following is a report by the Audit Committee of our Board of Directors regarding the responsibilities and functions of the Audit Committee. This report is not “soliciting material,” is not deemed filed with the SEC, and is not to be incorporated by reference in any of the Company’s filings under the Securities Act or the Exchange Act, respectively, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language therein. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Audit Committee is responsible for appointing, compensating, overseeing and, where appropriate, discharging and replacing the Company’s independent registered public accounting firm (the “independent accounting firm”). In addition, the Audit Committee is involved in the selection of the lead audit engagement partner whenever a rotational change is required by applicable law or listing standards or for any other reason. The independent accounting firm is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles. In addition, the independent accounting firm will express its own opinion on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee is responsible for monitoring and overseeing these processes.
The function of the Audit Committee is not intended to duplicate or attest as to the activities of management and the independent accounting firm, nor can the Audit Committee certify that the independent accounting firm is “independent” under applicable rules. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the independent accounting firm based on the information it receives, discussions with management and the independent accounting firm and the experience of the Audit Committee’s members in business, financial and accounting matters.
In this context, the Audit Committee met and held regular discussions with management and the independent accounting firm during 2025. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accounting firm. The Audit Committee discussed with the independent accounting firm matters required to be discussed by the applicable standards of the Public Company Accounting Oversight Board. The independent accounting firm also provided to the Audit Committee the written disclosures and the letter required by Rule 3526 of the Public Company Accounting Oversight Board, Communications with Audit Committees Concerning Independence, and the Audit Committee discussed with the independent accounting firm the firm’s independence.
Based upon the Audit Committee’s discussion with management and the independent accounting firm and the Audit Committee’s review of the representations of management and the report of the independent accounting firm on the Consolidated Financial Statements, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s 2025 Annual Report filed with the SEC on February 26, 2026.
Audit Committee Report of the Board of Directors

Jane Scaccetti Chair	Vimla Black-Gupta Member	Anuj Dhanda Member

PROXY STATEMENT - 2026	49

PRINCIPAL ACCOUNTANT FEES AND SERVICES

A description of aggregate fees for professional services performed by PricewaterhouseCoopers LLP, which served as our independent public accounting firm for fiscal 2025 and 2024, is as follows:

FEES	FISCAL 2025 ($)	FISCAL 2024 ($)
Audit Fees(1)	6,703,284	6,150,000
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
Other Fees(4)	2,120	23,120
Total Fees	6,705,404	6,173,120

(1)
Audit fees include fees associated with the annual audit, reviews of the Company’s quarterly reports on Form 10-Q, annual audits required by law for certain jurisdictions, and other audit and attestation services related to statutory or regulatory filings. Audit fees also include the audit of the Company’s internal controls over financial reporting, as required by Section 404 of the Sarbanes Oxley Act of 2002. Audit fees included additional fees associated with registration statement on Forms S-3 and S-8, comfort letters and consents.

(2)	There were no audit-related fees in 2025 or 2024.
(3)	We did not incur tax fees in 2025 and 2024.
(4)	2024 primarily relates to fees paid to the Canadian Public Accountability Board.
Pre-Approval Policies and Procedures of our Audit Committee
Our Audit Committee must pre-approve all audit services and permissible tax and non-audit services provided by our independent registered public accounting firm. In the intervals between the scheduled meetings of the Audit Committee, the Audit Committee delegates pre-approval authority of permissible tax and non-audit services to the chair of the Audit Committee or a subcommittee thereof. The chair must report any such pre-approval decisions to the Audit Committee at its next regularly scheduled meeting.

50	PROXY STATEMENT - 2026

PROPOSAL 3:
ADVISORY VOTE
TO APPROVE THE
COMPENSATION OF NAMED
EXECUTIVE OFFICERS

Board Recommendation
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADVISORY APPROVAL OF THE NAMED EXECUTIVE OFFICER COMPENSATION.

Introduction
We are asking shareholders to approve, on a non-binding, advisory basis, the compensation paid to our named executive officers as reported in this Proxy Statement (commonly referred to as ‘Say-on-Pay’).
In considering your vote, we encourage you to read the Compensation Discussion and Analysis (CD&A) and Summary Compensation Tables to learn more about the Company’s executive compensation programs and policies.
The Board believes the Company’s executive compensation program aligns the interests of shareholders and executives by emphasizing variable, at risk compensation largely tied to measurable performance goals utilizing an appropriate balance of near-term and long-term objectives. As more specifically described in the CD&A, the Compensation Committee believes the 2025 compensation paid to Mr. Snowden, the Company’s Chief Executive Officer and President, and other Named Executive Officers, is reasonable and appropriate in light of the Company’s scale, objectives, achievements and performance.
The Board has adopted a policy providing for an annual ‘Say-on-Pay’ advisory vote. In accordance with this policy and Section 14A of the Exchange Act and as a matter of good corporate governance, we are asking shareholders to approve, on a non-binding, advisory basis, the following resolution at the Annual Meeting:
“RESOLVED, that the shareholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosure included in the Company’s Proxy Statement for the 2026 Annual Meeting of Shareholders.”
This advisory ‘Say-on-Pay’ resolution is non-binding on the Board of Directors. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program. Unless the Board modifies its policy on the frequency of future ‘Say-on-Pay’ advisory votes, the next ‘Say-on-Pay’ advisory vote will be held at the 2027 Annual Meeting of Shareholders.

PROXY STATEMENT - 2026	51

COMPENSATION COMMITTEE REPORT

Compensation Committee Report
As part of our commitment to effective corporate governance, the Board engaged with our shareholders to obtain their perspectives on PENN’s business strategy, executive compensation, sustainability and governance practices. Members of our Board and leadership team met with shareholders representing ~36% of our outstanding shares during off-season shareholder outreach. Each of our Board Chair, Nominating & Corporate Governance Committee Chair and Compensation Committee Chair personally attended the majority of our off-season shareholder engagement meetings and would like to thank all of those who met with us to share your valuable perspectives.
The following Compensation Committee report to shareholders shall not, in accordance with the rules of the SEC, be incorporated by reference into any of our future filings made under the Exchange Act or under the Securities Act, and shall not be deemed to be soliciting material or to be filed under the Exchange Act or the Securities Act.
The Committee has reviewed and discussed the following CD&A with the management of the Company. Based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the CD&A be included in this Proxy Statement.
Compensation Committee of the Board of Directors

Marla Kaplowitz Chair	Vimla Black-Gupta Member	David Handler Member	Jane Scaccetti Member

52	PROXY STATEMENT - 2026

EXECUTIVE COMPENSATION

Dear Fellow Shareholders,
The Compensation Committee strives to maintain an executive compensation program that aligns with shareholder interests, supports our talent retention priorities and incentivizes the execution of our corporate strategy, including our recent digital strategic realignment.
Following our 2025 Annual Meeting, the Committee launched an expanded off-season shareholder outreach effort to better understand the perspectives of our top shareholders and leading proxy advisory firms on our strategic priorities and governance practices, with a special focus on executive compensation. Feedback from these discussions informed a series of actions over the past year to strengthen alignment between our pay practices, Company performance and shareholder experience.
Below are answers to some of the top questions we have received from our shareholders:
Q: What feedback have you received from shareholders on the 2025 Say-on-Pay vote?
A: Shareholder feedback on the 2025 Say-on-Pay vote centered on several key themes. Investors emphasized the need to better align our compensation program with our go-forward strategy and raised concerns about CEO pay levels, which was viewed as misaligned with recent Company performance. Shareholders also called for stronger pay-for-performance alignment, with a greater focus on long-term value creation, as well as enhancements to incentive plan design, particularly a clearer differentiation between STIP and LTIP metrics, increased use of financial measures and improved disclosure around metric selection and rigor.
Q: How are you responding to this feedback?
A: The Committee has taken decisive action to address shareholder feedback, including through engagement of a new independent compensation consultant to support a comprehensive, end-to-end review of PENN’s executive compensation program.
Based on this review, the Committee approved an updated go-forward compensation peer group for 2026 to inform its additional pay program changes and more closely reflect the Company’s relative size and realigned strategic focus. The Committee also lowered the CEO’s 2026 total target compensation by 31% from 2025 levels. This decision followed the 2026 compensation peer group update and our strategic digital realignment, and was made with the support and agreement of CEO Jay Snowden and in consultation with the Committee’s new independent compensation consultant. Additionally, the Committee enhanced the design and disclosure around the go-forward long-term incentive plan and performance metrics to address investor expectations.
Q: How are you evaluating alignment of pay and performance?
A: The Committee applies a disciplined framework in administering the executive compensation program. We assess pay-for-performance alignment through both market benchmarking and a compensation structure that places the vast majority of executive pay at risk. Our program is designed so that realizable compensation is directly tied to the achievement of pre-set financial and strategic goals, as well as our stock price performance.
Over the past five years, our CEO’s realizable pay has been approximately 42.5% of target, demonstrating significant variability based on results. Incentive payouts for performance periods completed in 2025 were below target, reflecting performance during a year of strategic transition as we repositioned the Company for long-term value creation.
Q: How is your compensation program evolving to support the refreshed go-forward strategy?
A: We have evolved our compensation program to better align with our refreshed strategic priorities, with a greater focus on shareholder experience, our realigned digital strategy and sustained long-term value creation. Beginning with the 2026-2028 performance cycle, the PSU grant will be tied to the achievement of a cash flow from operations goal, with a relative TSR payout modifier (±20%) measured against the Russell 3000 Casino and Gambling Index. This incentive structure is designed to drive cash generation across our retail and digital operations, support disciplined capital allocation and better align our long-term financial performance with shareholder interests. These LTIP changes also address our shareholders’ preference for diversified metrics across short- and long-term incentive plans.
The Committee and full Board believe the significant program changes implemented to date appropriately respond to concerns raised by our shareholders and we look forward to continued shareholder engagement throughout the year as we work to ensure our compensation program supports our strategic growth and value creation.
On behalf of the Compensation Committee,
MARLA KAPLOWITZ Compensation Committee Chair

PROXY STATEMENT - 2026	53

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis
The following Compensation Discussion and Analysis (“CD&A”) discusses the principles underlying our executive compensation policies and decisions for 2025. Our named executive officers (“NEOs”) for 2025 were1:

Jay Snowden Chief Executive Officer, President and Director	Felicia Hendrix Executive Vice President, Chief Financial Officer	Chris Rogers Executive Vice President, Chief Strategy and Legal Officer and Secretary	Todd George Executive Vice President, Operations(1)

(1)
As disclosed in our Current Report on Form 8-K, filed on January 9, 2026, Todd George stepped down as Executive Vice President, Operations effective January 5, 2026, and served in an advisory capacity from that date through February 28, 2026.

2025 Business and Strategy Update
2025 marked a period of deliberate strategic repositioning, as the Company executed key initiatives intended to support long-term growth and performance. We advanced our long-term strategy to strengthen our position as a leading provider of integrated entertainment, sports content and casino gaming experiences. Our actions were guided by a clear objective: driving profitable growth across both our Interactive and Retail segments, while enhancing free cash flow generation and profitability.
Strategic Progress in Interactive
A key development in 2025 was the repositioning of our Interactive segment strategy to focus on our growing iCasino and Canadian operations. In the fourth quarter of 2025, we successfully rebranded our U.S. online sportsbook to theScore Bet, following the mutual decision to conclude our U.S. online sports betting partnership with ESPN effective December 1, 2025.
This deliberate shift in strategy has allowed us to unify our sports betting offerings across both the U.S. and Canada while continuing to build on the momentum of our Hollywood branded iCasino product in the U.S. By aligning our digital strategy with theScore’s established media ecosystem, we have enhanced our ability to deliver integrated, personalized customer experiences while improving cross-sell opportunities and marketing efficiency and maximizing our ability to deliver long-term value.
We are encouraged by the early results of this strategic pivot. In the first full month of operations following the rebrand, our Interactive segment generated positive adjusted EBITDA, an important step in our path toward sustainable profitability. Additionally, we delivered record gaming revenue in the fourth quarter of 2025, reflecting improved operating momentum driven by the growth of our standalone Hollywood iCasino product and improvements to our online sportsbook offering.
Continued Strength in Retail
Our Retail portfolio remains the cornerstone of PENN’s business model and a critical driver of sustainable free cash flow across our key markets. In 2025, we continued to invest in high-return growth projects designed to enhance customer experience, expand our addressable market and improve property-level economics.
The land-based relocation of Hollywood Casino Joliet, which opened in August 2025, is successfully delivering strong initial results reflective of the benefits of a modernized facility, improved accessibility and enhanced amenities that attract both new and reactivated customers. Since opening, the property has delivered a 1.3x increase in year-over-year active players and a 1.4x and 2.0x increase in slot and table volumes, respectively, compared to the prior water-based facility.
Similarly, the opening of the second tower at M Resort Hotel in December 2025 is capturing previously unmet demand in the Las Vegas market, as the property generated record gaming volumes in its opening month and achieved record net revenue in January 2026. The property also secured two of the largest group bookings in the property’s history following the opening, underscoring the strength of this asset.

54	PROXY STATEMENT - 2026

EXECUTIVE COMPENSATION

2025 Business and Strategy Update (cont.)
Positioned for Long-Term Value Creation
The achieved gains in return on invested capital, cash flow and margin quality in 2025 resulted from disciplined execution against our strategic priorities. We bolstered our Interactive positioning through brand unification and operational improvements, while our Retail portfolio continued to deliver resilient performance and meaningful growth from recent capital investments.
To sustain this momentum, in early 2026 we implemented a new corporate structure aligned with our refreshed strategic priorities, allowing us to be a leaner and flatter organization while enabling business leaders to be more empowered to drive greater productivity and more effective execution across the enterprise.
As we enter 2026, we remain focused on:
•	Driving free cash flow growth;
•	Maximizing the value of our extensive retail footprint;
•	Executing on our realigned digital strategy, including accelerating our iCasino growth;
•	Strategically expanding our digital product capabilities; and
•	Creating long-term value for our shareholders, inclusive of disciplined capital allocation decisions across our business
In connection with this strategic realignment and following the 2025 ‘Say-on-Pay’ vote outcome, we also conducted an in-depth, rigorous review of our executive compensation program, as further described in this Compensation Discussion and Analysis section. The changes that resulted from this review are designed to ensure that our incentive structure appropriately rewards strategic progress and optimizes alignment between pay and performance, one of the key messages we heard from our shareholders throughout both our in-season and off-season engagement discussions.
We believe the actions taken in 2025 and into 2026 have enhanced our competitive positioning and organizational alignment, establishing a stronger foundation for sustainable earnings growth and long-term shareholder value creation.

PROXY STATEMENT - 2026	55

EXECUTIVE COMPENSATION

2025 Key Executive Compensation Actions
Throughout 2025 and the first quarter of 2026, the Compensation Committee (the “Committee”) undertook an end-to-end, rigorous evaluation of the executive compensation program to incorporate shareholder perspectives and ensure the Company’s incentive structure effectively supports disciplined capital allocation decisions and execution of our realigned digital strategy, while maintaining a strong pay-for-performance philosophy.

Enhanced 2025 Long-Term Incentive Plan (LTIP) Design

The 2025 LTIP reflects a significant evolution of our incentive plan design to more closely align with market practice and shareholder feedback:
 •
Maintained the three-year cumulative performance period initially implemented with the 2024 PSU program, which replaced the prior annual goal-setting framework, to better align with shareholder expectations for enhanced long-term performance focus.
 •
Increased weighting of financial performance metrics to 80% from 70%, enhancing accountability for long-term financial results. The remaining 20% focused on strategic operational metrics designed to advance our omnichannel growth strategy and expand our customer database.
 •
Aligned equity compensation mix with peer practices by incorporating restricted stock units (“RSUs”) into the LTIP structure. Consistent with peer group practices, and in response to feedback from several of our shareholders, the Committee allocated 25% of the long-term incentives for our CEO and other NEOs to RSUs, 50% to PSUs and 25% to stock options. The Committee believes this equity incentive structure continues to maintain a substantial at-risk, performance-based component and supports stronger alignment of the equity mix with shareholder priorities.

Strengthened Governance and Responsiveness to Our Shareholders

Following the 2025 ‘Say-on-Pay’ vote outcome, and in direct response to shareholder feedback, the Board and Committee implemented several actions to bring fresh perspectives to its deliberations and enhanced oversight of the compensation program:
 •
Refreshed the Committee leadership and composition by appointing a new Compensation Committee Chair and evolved membership to introduce additional viewpoints and strengthen independent oversight of the executive compensation program design.
 •
Engaged a new independent compensation consultant, Semler Brossy Consulting Group, LLC (“Semler Brossy”), to provide fresh external perspectives and expertise on leading compensation governance practices, support a rigorous review of the executive compensation program and assist in the development of responsive actions to fully address shareholder feedback.

Responded to our Shareholder Feedback Through Changes to 2026 Compensation Program

Since most decisions related to the 2025 compensation program were made before the 2025 Annual Meeting and associated off-season shareholder engagement, the Committee incorporated investor feedback into a series of responsiveness actions approved for the 2026 compensation program, including:
 •
Refreshed the 2026 compensation peer group by removing five digital and entertainment companies and adding six additional casino, gaming and/or hospitality companies to more closely reflect the Company’s relative size and the realignment of our strategic focus.
 •
Lowered the target grant value of the CEO’s 2026 equity awards by $7.87 million, equivalent to a 41% reduction in LTIP opportunity and 31% reduction in total target direct compensation compared to 2025, effectively resetting total target CEO pay to 2023 levels. This decision followed the peer group update and strategic digital realignment described above and was made with the support and agreement of CEO Jay Snowden and in consultation with the Committee’s independent compensation consultant. The CEO’s base salary and STIP opportunity have remained unchanged since 2021. In addition, in light of the refreshed 2026 peer group changes, which positioned NEO target pay above the peer group median, and the Company’s 2025 performance results, the Committee affirmed that there will be no target pay increases for the other NEOs for fiscal 2026.
 •
Committed to not adjust in-progress 2024 and 2025 performance metrics or targets: In connection with the digital strategy realignment, the Committee has determined that no adjustments will be made to in-progress 2024 and 2025 PSUs, including the ESPN BET market share metric, to ensure pay outcomes align with shareholder experience and Company performance.
 •
Re-evaluated and updated LTIP design to better reflect our realigned digital strategy and streamline performance measures by eliminating duplicative metrics: Beginning with the 2026-2028 performance cycle, the PSU grant will be tied to the achievement of a cash flow from operations goal, with a relative TSR payout modifier (±20% ) measured against the Russell 3000 Casino and Gambling Index. This incentive structure is designed to drive cash generation across our retail and digital operations, support disciplined capital allocation and better align our long-term financial performance with shareholder interests. These LTIP changes also address our shareholders’ preference for diversified metrics across short- and long-term incentive plans.

56	PROXY STATEMENT - 2026

EXECUTIVE COMPENSATION

Paying for Performance
Annual and long-term incentive payouts aligned with shareholder experience. We believe our 2025 short- and long-term incentive payouts of ~66.3% and 74.75% of target, respectively, are directly aligned with our financial and operational performance results and reflect shareholder experience over the same period, underscoring the rigor of the performance hurdles built into our incentive plans and reinforcing our commitment to robust management accountability. The substantial majority of CEO and NEO executive compensation, 93% and 85%, respectively, is performance-based and at-risk, with actual outcomes based on pre-set financial and strategic objectives.

*
Payout percentage does not include the first tranche earned for the 2023 performance period, following the transition of the PSUs program to a three-year performance cycle. As disclosed in last year’s proxy statement, in connection with the transition to a full three-year long-term performance cycle beginning with the 2024 PSU awards, the Compensation Committee approved a cumulative two-year performance period for the unvested portion of the 2023 PSUs.

Annualized realizable pay for our CEO over the past five years represented less than half of his total target compensation. The substantial majority of CEO compensation (93%) is performance-based and at-risk. With the significant portion of the executive compensation at-risk and allocated to long-term equity incentives, realizable value of incentives varies in line with the Company’s performance. As of the Record Date, all stock options granted since 2020 remain underwater and therefore hold zero intrinsic value, underscoring that executives only realize value when our shareholders do.

*
Realizable pay: Calculated as a sum of actual cash paid, value of vested equity as of applicable vesting date and value of unvested equity awards valued at $14.77 stock price as of April 1, 2026, with unvested PSU awards valued at target payout level. Target pay: Calculated as a sum of base salary, target annual short-term incentive opportunity and all long-term incentive awards issued during 2021-2025, with PSUs valued at target.

PROXY STATEMENT - 2026	57

EXECUTIVE COMPENSATION

2025 Say-On-Pay Vote and Shareholder Engagement
Our Board and the Committee remain deeply committed to maintaining an open, constructive and ongoing dialogue with our shareholders. Feedback gathered through this engagement provides meaningful insight into investor expectations and serves as a critical input into deliberations by the Board and Committee. This input informs decisions related to corporate strategy, governance practices and the design and administration of our executive compensation program, among other matters.
In response to the 2025 ‘Say-on-Pay’ vote, which received support from 35.49% of votes cast, our engagement team, led by independent directors, undertook an expanded outreach effort to better understand shareholder perspectives and to guide the development of appropriate responsiveness actions. The timeline below outlines the Company’s engagement activities and the significant responsive measures approved by the Committee to address the key considerations underlying the 2025 voting outcome.
June / July-September 2025: Immediate Board Responsiveness Actions
Following the 2025 Annual Meeting, the Board acted swiftly and decisively to strengthen oversight of the executive compensation program and initiate a comprehensive review. Key actions included:
June 2025: The Board appointed Marla Kaplowitz as Chair of the Compensation Committee. Ms. Kaplowitz brings deep expertise in strategic planning, organizational leadership, and human capital management—experience that positions her well to guide the Committee’s oversight of the Company’s executive compensation philosophy, structure and alignment with long-term value creation.
The Board also refreshed the broader composition of the Committee by appointing Jane Scaccetti and David Handler to serve as members along with Ms. Kaplowitz and Vimla Black-Gupta. This rotation enhanced the breadth of perspectives on the Committee and reinforced the Board’s focus on aligning pay with long-term value creation opportunities.
July-August 2025: The Committee initiated and oversaw a robust RFP process to identify a new compensation consulting firm.
September 2025: The Committee engaged Semler Brossy, a leading compensation advisory firm, as its new independent advisor to provide fresh external perspectives on the Company’s executive compensation program.
October-December 2025: With the assistance of its new independent compensation consultant, the Committee conducted an in-depth assessment of the executive compensation program and benchmarked its practices against peer and investor expectations. Semler Brossy also advised on the development of responsiveness actions consistent with leading compensation practices and the Company’s realigned digital strategy.
November 2025 – February 2026: Off-Season Shareholder Engagement

INVITED TO ENGAGE		HELD MEETINGS WITH		ENGAGEMENT DISCUSSIONS LED BY INDEPENDENT DIRECTORS
17	shareholders representing ~48%* of outstanding shares	9	shareholders representing ~36%* of outstanding shares	100%
of the shareholder engagement meetings
with investors in our top 30 holders were
attended by independent Board members,
including our Nominating & Corporate
Governance Committee Chair, our newly
appointed Compensation Committee
Chair, our Independent Board Chair and
our Audit Committee Chair. These same
independent directors also led engagement
meetings with proxy advisory firms
Institutional Shareholder Services (ISS)
and Glass Lewis

* Outstandingplace: share ownership calculated as of June 20, 2025

58	PROXY STATEMENT - 2026

EXECUTIVE COMPENSATION

November 2025 – February 2026: Off-Season Shareholder Engagement (cont.)
The engagement team, led by our new Committee Chair, conducted an expanded off-season outreach program to gain a deeper understanding of shareholder perspectives on our executive compensation program and the specific factors that contributed to certain shareholders not supporting the 2025 ‘Say-on-Pay’ proposal.
Across these discussions, most shareholders acknowledged that recent enhancements to the LTIP plan design, including the adoption of a three-year performance period in 2024 and the increased emphasis on long-term financial performance metrics, were positive steps and directly responsive to prior feedback. While investors expressed a wide range of views on specific elements of the incentive plan design, their comments consistently converged around an overarching theme: ensuring that executive pay opportunities and incentive plan outcomes are tightly aligned with the Company’s strategic direction and long-term value creation.
The table below summarizes key shareholder feedback communicated to the Board by our engagement team, and the corresponding responsiveness actions taken by the Committee.

WHAT WE HEARD	HOW WE RESPONDED
Peer Group Relevance Many shareholders focused on the Company’s go-forward strategy and alignment of the compensation program with strategic outcomes
Updated the compensation peer group for the 2026 compensation cycle
 •
As a foundational component of the executive compensation program, conducted a comprehensive review of the compensation peer group: As part of its in-depth assessment of the executive compensation program following the Company’s strategic digital realignment, the Committee, with the support of its new independent compensation consultant, oversaw a significant update to the Company’s compensation peer group. The new peer group was developed using a refreshed selection framework that reflects the Company’s realigned business focus and growth priorities, current size and market dynamics. Finalized in the fourth quarter of 2025, in part in response to the 2025 “Say-on-Pay” vote outcome, the updated compensation peer group informed the Committee’s compensation decisions for 2026. Additional details on the compensation peer group changes can be found on page 63 of this proxy statement.
 •
Shifted peer group composition toward more relevant industry peers: The 2026 compensation peer group places a greater emphasis on casino, gaming and hospitality companies in replacement of digital and entertainment companies to better reflect PENN’s new strategic focus areas. The compensation peer group changes more closely align PENN with its closest similarly-sized competitors with comparable geographic footprints, reinforcing alignment with performance and go-forward strategy.

CEO Target Pay Level
Many shareholders
expressed concern about
year-over-year
increases in the CEO
target pay approved for
2024 and continued in
2025, which was
perceived as misaligned
with recent performance

Substantially reduced 2026 CEO target pay
 •
Lowered the target grant value of the CEO’s 2026 equity awards by $7.87 million, equivalent to a 41% reduction in LTIP opportunity and 31% reduction in total target direct compensation compared to 2025, effectively resetting total target CEO pay to 2023 levels: This decision followed the peer group update and strategic digital realignment described above and was made with the support and agreement of CEO Jay Snowden and in consultation with the Committee’s independent compensation consultant. The CEO’s base salary and STIP opportunity have remained unchanged since 2021.
 •
CEO annualized realizable pay represented 42.5% of target annual pay: Over the past five years, Mr. Snowden’s realizable pay on an annualized basis represented only 42.5% of his reported pay. Nevertheless, the Committee determined to reduce Mr. Snowden’s LTIP opportunity for 2026 as described above.

PROXY STATEMENT - 2026	59

EXECUTIVE COMPENSATION

November 2025 – February 2026: Off-Season Shareholder Engagement (cont.)

WHAT WE HEARD	HOW WE RESPONDED
Pay and Performance Alignment Many shareholders emphasized the importance of aligning pay opportunities and incentive outcomes with strategic direction and long-term value creation
Ensured 2025 incentive plan payouts aligned with shareholder experience
 •
Delivered performance-aligned incentive payouts: 2025 STIP payouts and the remaining portion of the 2023 PSUs associated with the 2024-2025 performance cycle paid out at ~66.3% and 74.75% of target, respectively, reflecting rigorous performance goals and clear accountability for results.

The cumulative payout under the 2023 PSUs (for the 2023 – 2025 period) resulted in 85.85% achievement of the target performance level. This included the first tranche earned for the 2023 performance period, with earned shares that remained subject to continued service vesting through the end of the full 2023–2025 performance cycle, and the final tranche earned based on performance over the 2024–2025 performance period. The payout represented 39.56% of the initial target grant value on the vest day after considering the change in market value of the Company’s common stock since the grant date.
 •
Committed to not adjust in-progress 2024 and 2025 performance metrics or targets: In connection with the digital strategy realignment, the Committee has determined that no adjustments will be made to in-progress 2024 and 2025 PSUs, including the ESPN BET market share metric, which will be measured at 0% achievement, to ensure pay outcomes align with shareholder experience and Company performance.
 •
All stock options issued over the last five-year period remain underwater: All stock options granted to our executives since 2020 are underwater as of the Record Date, underscoring the performance-based nature of our program and strong alignment with shareholder returns.
Shareholder-aligned 2026 compensation levels
 •
No 2026 target compensation increases for NEOs: In light of the 2026 peer group changes, which resulted in NEO target pay above the new peer group median, and the Company’s 2025 performance, the Committee affirmed that there will be no target pay increases for the other NEOs for fiscal 2026.

Performance Metrics Selection and Rigor
Several shareholders
expressed a preference
for differentiated
performance metrics
across the STIP and LTIP,
with a preference for
financial metrics, along
with a better explanation
of performance metric
selection and rigor with
strategic outcomes

Redesigned 2026 PSU program to reflect realigned strategic priorities and enhanced disclosures on performance metric selection and rigor
 •
Streamlined performance measures by eliminating duplicative metrics: Beginning with the
2026-2028 performance cycle, PSUs will be tied to the achievement of a cash flow from operations goal, with a relative TSR payout modifier (±20% ) measured against the Russell 3000 Casino and Gambling Index. This incentive structure is designed to drive cash generation across our retail and digital operations, support disciplined capital allocation and ensure long-term financial performance is aligned with shareholder interests. We believe this is directly responsive to shareholder preferences for stronger performance-alignment in our pay program and diversified performance metrics across STIP and LTIP programs. This revised LTIP structure also incorporates a downside safeguard, such that no upward TSR modifier will apply if three-year absolute TSR is negative.
 •
Enhanced transparency around performance metrics selection and rigor: The Committee expanded disclosure regarding its process for setting rigorous incentive goals, with additional detail provided on page 61 of this proxy statement.

We believe these incentive program design changes and compensation-related actions underscore our strong commitment to addressing shareholder concerns and maintaining close alignment between our executive compensation program, performance outcomes and investor expectations. Our Board and the Committee remain committed to transparency and leadership accountability, viewing this as a multi-year effort to restore confidence in our executive compensation program and ensure it supports long-term value creation.

60	PROXY STATEMENT - 2026

EXECUTIVE COMPENSATION

Compensation Philosophy
For 2025, the Compensation Committee has sharpened its focus on paying for performance, with a clearer connection between performance outcomes delivered by our executives and how they are compensated. The Company maintains a compensation philosophy that is reviewed annually by the Committee to ensure we attract and retain the executive talent needed to advance the strategic interests of our business. To achieve this, our executive compensation program is benchmarked to ensure it remains competitive with peers and reflects the skills and expertise of our executive team. Compensation priorities include:

Attract and Motivate Top Talent	Align Pay and Performance	Reflect Shareholder Interests	Support Strategic Priorities
Attract, retain and motivate highly talented employees and executive leaders	Establish a strong link between pay and performance through long-term value creation, with the aim of creating sustainable shareholder value	Tie executives’ interests with the interests of our shareholders to create close accountability	Reinforce business initiatives, strategic priorities and capital allocation discipline that drive long-term and sustained shareholder value

When reviewing and establishing the target pay of our NEOs, the Committee, in consultation with its independent compensation consultant, references pay levels within our compensation peer group and considers adjustments as deemed appropriate to reflect each NEO’s experience, contributions, tenure and any potential retention considerations. The Company’s executive compensation program is designed to motivate and reward executives for achieving and exceeding targeted performance goals that drive long-term shareholder value.
Our executive compensation program is predominantly at-risk and long-term focused, with the majority of target opportunities delivered through annual and long-term incentives tied to the achievement of rigorous pre-established goals. We believe this structure supports our value-creation strategy, demonstrates strong alignment with shareholders’ interests, and aligns executive compensation outcomes with the Company’s performance, individual contributions and long-term shareholder value creation.

PROXY STATEMENT - 2026	61

EXECUTIVE COMPENSATION

Compensation Framework
The primary components of our executive compensation program are base salary, short-term incentive compensation (cash bonus plan) and long-term equity incentive compensation (RSUs, PSUs and stock options). The components of our 2025 executive compensation program are described in more detail below.

	COMPONENT	CEO*	OTHER NEOS*	KEY CHARACTERISTICS	2025 PERFORMANCE METRICS
FIXED PAY	Base Salary
•
Fixed cash compensation designed to provide executives with market-competitive pay for their day-to-day responsibilities, based on their role, individual performance, experience, expertise and qualifications
N/A
VARIABLE PAY	SHORT-TERM INCENTIVE PROGRAM (“STIP”)
	STIP			• Cash compensation tied to the achievement of a rigorous pre-set quantitative performance goal • Intended to drive near-term results that are aligned with our long-term growth strategy	Adjusted EBITDAR (100%) (consolidated results from the Company’s Retail and Interactive segments and Other (including Corporate Overhead)

LONG-TERM INCENTIVE PROGRAM (“LTIP”)
PSUs 50% of Total LTIP
•
Equity incentive designed to motivate achievement of robust pre-determined performance goals over a three-year performance period and drive long-term shareholder value
•
Performance metrics reflect key drivers of our long-term growth, including both financial and operational objectives related to the advancement of our omnichannel growth strategy
•
Promote an ownership mentality, and motivate long-term shareholder value creation
Financial Metrics (80%) • Retail Adj. EBITDAR (60%) • Interactive Adj. EBITDA (20%) Operational Metrics (20%) • Database growth (10%) • Omnichannel play (10%)
	RSUs 25% of Total LTIP			• Vest ratably over a three-year period to encourage long-term retention, reflect peer group practices and strengthen the resiliency of our compensation program	RSUs are subject to continued employment through the applicable vesting date to promote retention
	Stock Options 25% of Total LTIP			• Equity incentives motivate executives to build long-term shareholder value • Vest ratably over a three-year period to encourage long-term retention
Stock options only deliver value to executives to the degree our stock price appreciates after the grant date, fostering a strong alignment with shareholder value creation and motivating sustained, long-term outperformance

*	Weighting of each compensation element in the table is rounded to the nearest whole percentage.

62	PROXY STATEMENT - 2026

EXECUTIVE COMPENSATION

Compensation Process
The Committee is solely responsible for approving compensation for our NEOs, other than for our CEO, whose compensation is approved by the independent members of the Board.
The Committee is supported by an independent compensation consultant and, in its discretion, has sole authority to select, approve, retain, terminate and oversee its relationship with the independent compensation consultant. As in prior years, the Committee retained Exequity to advise on the fiscal 2025 executive compensation program. Following the 2025 Annual Meeting, in September 2025, the Compensation Committee retained Semler Brossy to provide a fresh, comprehensive perspective on our executive compensation program and its alignment with leading market practices and our shareholder priorities.
Neither Exequity nor Semler Brossy provided any consulting services to the Committee or PENN other than those related to executive compensation matters. The Committee reviewed the independence of both Exequity and Semler Brossy in accordance with Nasdaq standards, SEC rules and other applicable laws relating to independence of advisors and concluded there were no conflicts of interest that would impair their ability to independently advise the Committee.

COMPENSATION COMMITTEE (comprised solely of independent directors who report to the Board)
•
Oversees risks associated with the Company’s compensation policies and practices;
•
Evaluates and determines the appropriate executive compensation philosophy and objectives;
•
Reviews and approves annually the compensation peer group;
•
Approves the appropriate design and levels of our executive compensation program and compensation arrangements for our NEOs, other than our CEO;
•
Recommends the compensation of our CEO, subject to approval by the independent members of the Board;
•
Assesses the Company’s leadership and CEO succession planning program;
•
Approves the performance metrics, goals, payout ranges and other elements used in the incentive performance-based compensation plans for our non-CEO NEOs and recommends these same items for our CEO to the Board for approval; and
•
Conducts an annual evaluation of our CEO’s performance in executive session.

INDEPENDENT MEMBERS OF THE BOARD
•
Review the Committee’s annual evaluation of the CEO’s performance;
•
Approve the performance metrics, goals, payout ranges and other elements used in the incentive performance-based compensation plans for our CEO; and
•
Consider the Committee’s recommendations with regards to our CEO compensation and, if appropriate, approve changes in target pay levels, incentive program design and final payouts.

INDEPENDENT COMPENSATION CONSULTANT
•
Provides advice and assistance to the Committee in carrying out its duties and responsibilities with respect to the Company’s executive compensation program and non-employee director compensation;
•
Participates in executive sessions with the Committee, when appropriate; and
•
Regularly attends Committee meetings and communicates with the Committee Chair outside of meetings regarding matters related to the Committee’s responsibilities.

CHIEF EXECUTIVE OFFICER (with the assistance of the Chief Human Resources Officer)
•
Provides input to the Committee with respect to the compensation-setting process to ensure that compensation programs are aligned with the Company’s strategic objectives and reflect appropriate performance goals;
•
Shares input with the Committee regarding performance of NEOs (other than himself); and
•
Contributes to the Committee’s discussions on executive performance and recommends base salary and annual short- and long-term incentive targets for the NEOs (other than himself). Our CEO is not present during deliberations regarding his own compensation

PROXY STATEMENT - 2026	63

EXECUTIVE COMPENSATION

Executive Compensation Peer Group
2025 Compensation Peer Group
To ensure total direct compensation for our executives remains competitive, the Committee annually reviews benchmark data for our compensation peer group, with companies selected based on data analysis prepared by the Committee’s independent compensation consultant. Consistent with the objectives of our executive compensation program, the Committee compares NEO compensation to the median compensation opportunities within the compensation peer group to support our ability to attract and retain highly qualified executive talent. With the assistance of its independent consultant, the Committee also evaluates the compensation peer group each year to determine whether updates are warranted.
At the end of 2024, the Committee reviewed the input of its independent compensation consultant, Exequity, and approved the compensation peer group of 12 companies as listed in the table below. The compensation peer group remained unchanged from the prior year and was used to set target compensation levels for our NEOs for 2025.

2025 COMPENSATION PEER GROUP
Boyd Gaming Corporation	Live Nation Entertainment, Inc.
Caesars Entertainment, Inc.	MGM Resorts International
DraftKings, Inc.	Red Rock Resorts, Inc.
Electronic Arts, Inc.	Roku, Inc.
Las Vegas Sands Corp.	Sirius XM Holdings, Inc.
Lions Gate Entertainment Corporation	Wynn Resorts, Ltd.

This compensation peer group encompassed gaming, online and digital entertainment companies, reflecting PENN’s operational complexity and growth strategy at the time of the peer group review and approval. These peer companies were selected based on similarity of their business models, market capitalization and annual revenues, and their relevance as competitors for executive talent. When the Committee reviewed the compensation peer group in October 2024, the Company ranked at the 44th percentile of this peer set based on annual revenue.
2026 Compensation Peer Group
As part of its in-depth assessment of the executive compensation program following the Company’s strategic realignment, the Committee, with the support of its new independent compensation consultant, oversaw a significant update to the Company’s compensation peer group. This action also considered shareholder feedback received following the 2025 ‘Say-on-Pay’ vote outcome.
For fiscal 2026, the Committee approved several changes to the compensation peer group composition, including the removal of five digital and entertainment companies and the addition of six casino, gaming and/or hospitality peers. These adjustments reflect a deliberate shift toward companies whose business models, revenue mix and competitive dynamics more closely mirror the Company’s go-forward strategic direction. The Committee believes the revised compensation peer group better reflects the Company’s realigned strategic focus areas, improves the relevance of competitive benchmarking and provides a more accurate representation of the Company’s closest operational and talent competitors.

FISCAL 2026 COMPENSATION PEER GROUP
REMOVED	Digital and Entertainment Companies Removed	ADDED	Casinos, Gaming and/or Hospitality Companies Added
Electronic Arts, Inc. Lions Gate Entertainment Corporation Live Nation Entertainment, Inc. Roku, Inc. Sirius XM Holdings, Inc.		Churchill Downs, Inc. Hilton Worldwide Holdings, Inc. Hyatt Hotels Corporation Light & Wonder, Inc. Norwegian Cruise Line Holdings Ltd. Royal Caribbean Cruises Ltd.

64	PROXY STATEMENT - 2026

EXECUTIVE COMPENSATION

Fiscal 2025 Compensation for Named Executive Officers
Base Salary
Base salary is the fixed element of annual cash compensation for our NEOs and is intended to attract and retain highly qualified executives and to compensate them for expected day-to-day performance. The Committee reviews the base salary for each of our NEOs on an annual basis. When establishing our NEOs’ annual base salaries, the Committee references the compensation peer group median salaries, as well as considers the following factors in making its determinations, as applicable:
•	The NEO’s position and responsibilities associated with that position;
•	Experience, expertise, knowledge and qualifications;
•	Individual contributions;
•	Market factors and the industries in which we operate and compete for talent;
•	Recruitment and retention factors;
•	Individual compensation history;
•	Salary levels of the other members of our executive team;
•	The median salaries of similarly situated, comparable executives in our compensation peer group; and
•	Our overall compensation philosophy.
Set forth in the table below are the 2025 and 2024 base salaries for each of our NEOs. The Committee approved modest, merit-based increases to base salary in 2025 for Ms. Hendrix, and Messrs. George and Rogers. As noted above, the Committee determined that base salaries for NEOs should remain unchanged for fiscal 2026, and the Board likewise maintained the CEO’s base salary for 2026, which has remained unchanged since 2021.

NAMED EXECUTIVE OFFICER	2025 BASE SALARY	2024 BASE SALARY	PERCENT INCREASE FROM 2024
Jay Snowden	$1,800,000	$1,800,000	0%
Felicia Hendrix	$927,000	$900,000	3%
Chris Rogers	$824,000	$800,000	3%
Todd George	$1,030,000	$1,000,000	3%

PROXY STATEMENT - 2026	65

EXECUTIVE COMPENSATION

Annual Short-Term Incentive Plan
Our NEOs are eligible to participate in the STIP, which is designed to motivate achievement of near-term performance objectives that support the Company’s long-term success and ability to create sustained shareholder value.
The STIP payout opportunities are based on performance against pre-established corporate performance objective(s), with actual STIP bonuses earned based on the achievement of such performance objective(s) each fiscal year. The Committee sets the range of the STIP opportunity payable to each executive as a percentage of annual base salary, consistent with compensation peer group practices, with reference to the compensation peer group median target bonus levels. If actual performance falls between threshold and target, or between target and maximum, payouts are determined by linear interpolation between threshold and target or target and maximum level of achievement, as applicable.
2025 STIP Awards
For 2025, the Committee maintained all target STIP opportunities for NEOs from 2024, with no increases. Our CEO’s annual STIP opportunity has remained the same since 2021.
The Committee approved Adjusted EBITDAR as the performance metric for the 2025 STIP, defined as the consolidated results for the Company’s Retail, Interactive and Other (including Corporate Overhead). The Committee determined that Adjusted EBITDAR is an objective and quantifiable measurement of the Company’s financial performance, balancing a forward-looking approach to executing on our strategic initiatives with a disciplined approach to supporting our long-term growth priorities.
To ensure the Adjusted EBITDAR goal for the 2025 STIP reflected appropriate rigor, the Committee conducted a comprehensive review of both internal and external considerations. Specifically, the Committee evaluated the Company’s 2025 operating plan, projected market conditions, expected progress against our long-term growth strategy, and perspectives gathered from analysts and shareholders. This review was designed to ensure that the Adjusted EBITDAR goal established for the year was both grounded in the Company’s financial outlook and aligned with shareholder expectations for disciplined target setting.
Following this analysis, the Committee approved the threshold, target, and maximum performance levels for Adjusted EBITDAR. The target goal was set 12% above the prior year’s target and 26% above the actual result achieved in 2024, reflecting the Company’s approved operating plan and public financial guidance for the year. Threshold and maximum performance levels were informed by sensitivity analyses around the Company’s operating plan, which was approved by the Committee and the Board. The threshold level reflected performance at the lower end of the anticipated range, while the maximum level required a significant degree of outperformance relative to the operating plan and public financial guidance. The Committee believes the maximum goal appropriately represented stretch performance that would require exceptional execution by the management team to achieve.

2025 STIP PERFORMANCE METRIC	THRESHOLD 50% OF TARGET PAYOUT	TARGET 100% OF TARGET PAYOUT	MAXIMUM 200% OF TARGET PAYOUT	ACHIEVEMENT ($)	ACHIEVEMENT (% of Target)	PAYOUT (% of Target)
Adjusted EBITDAR	$1,382M	$1,626M	$1,869M	$1,461.8M	89.9%	~66.3%

66	PROXY STATEMENT - 2026

EXECUTIVE COMPENSATION

2025 STIP Awards (cont.)
During the first quarter of 2026, the Committee certified the Adjusted EBITDAR achievement level and associated STIP payouts for 2025, and the Board approved the CEO’s STIP award following the Committee’s recommendation, as set forth below:

NAMED EXECUTIVE OFFICER	BASE SALARY	2025 ANNUAL INCENTIVE OPPORTUNITY (% of Base Salary)	TARGET STIP OPPORTUNITY	PAYOUT (% of Target)	ACTUAL 2025 ANNUAL INCENTIVE PAYOUT
Jay Snowden	$1,800,000	250%	$4,500,000	66.3%	$2,984,400
Felicia Hendrix	$927,000	125%	$1,158,750	66.3%	$768,638
Chris Rogers	$824,000	125%	$1,030,000	66.3%	$683,233
Todd George	$1,030,000	125%	$1,287,500	66.3%	$854,042

Long-Term Incentive Program
We maintain the LTIP for our executives to encourage an ownership mindset and incentivize long-term shareholder value creation. The LTIP is delivered through a combination of performance- and time- based equity awards, designed to drive progress toward our strategic and operational priorities, which are critical for the Company’s ability to create long-term shareholder value. Both performance- and time-based awards vest over a three-year period to incentivize executives to generate sustained value creation by successfully executing a range of financial and strategic initiatives that advance our long-term growth priorities.
2025 LTIP Awards
For 2025, the Committee approved an LTIP mix for our NEOs consisting of 50% PSUs, 25% stock options, and 25% RSUs. The Committee determined that the addition of RSUs strengthens the overall balance of the LTIP design, aligns it with peer practices, and reflects the preference of some shareholders to incorporate service-based awards into the LTIP to support the resiliency of the incentive structure.
Under the 2025 LTIP, target opportunities for our NEOs remained predominantly performance-based, with 50% allocated to PSUs that vest only upon achievement of rigorous performance goals, and 25% allocated to stock options that deliver value only if our stock price appreciates from the grant date. We believe this performance-based mix reinforces alignment with shareholder interests and supports the Company’s long-term value-creation strategy.

NAMED EXECUTIVE OFFICER	2025 TARGET LTIP AWARD VALUE	PSUs (TARGET VALUE)	STOCK OPTIONS	RSUs
Jay Snowden	$19,000,000	$9,500,000	$4,750,000	$4,750,000
Felicia Hendrix	$3,708,000	$1,854,000	$927,000	$927,000
Chris Rogers	$3,296,000	$1,648,000	$824,000	$824,000
Todd George	$5,150,000	$2,575,000	$1,287,500	$1,287,500

PROXY STATEMENT - 2026	67

EXECUTIVE COMPENSATION

2025 Performance Stock Units
To further reinforce accountability for long-term financial performance and reflect shareholder preferences, the Committee maintained a three-year cumulative performance period for the 2025 PSU awards. The Committee also increased the weighting of the financial metric to 80% (up from 70% in 2024), with the remaining 20% allocated to two strategic operational metrics (reduced from three in 2024). The Committee believes this structure places greater emphasis on financial outcomes while maintaining focus on key operational priorities.
Performance for the 2025 PSUs will be assessed at the end of the full three-year period (December 31, 2027), without interim PSU vesting opportunities. The actual number of shares earned may range between 0% to 200% of target, based on the Company’s performance from 2025 - 2027 against the goals set forth below, subject to continued employment through the applicable vesting date. If performance falls between threshold and target or between target and maximum, the number of PSUs earned will be determined using linear interpolation.
Under the 2025 LTIP, 80% of the PSU target value is tied to financial performance metrics allocated as follows:
•	Cumulative Retail Adjusted EBITDAR (60%)
•	Cumulative Interactive Adjusted EBITDA (20%)
The 2025 PSU financial metrics were selected to emphasize long-term profitability in the Company’s Retail and Interactive segments. The Committee established rigorous three-year cumulative performance goals that reflect the Company’s long-term growth plan, market expectations, the likelihood of achieving various performance levels, and broader industry trends. The Committee determined that these targets require a significant level of effort to achieve.
The Committee selected Adjusted EBITDAR for the STIP and Retail Adjusted EBITDAR and Interactive Adjusted EBITDA for the LTIP because we view these measures as providing the most meaningful insight into the Company’s underlying operating performance and its ability to generate profitable growth. Although both plans incorporate EBITDAR or EBITDA-based metrics, they assess distinct time horizons: the STIP evaluates one-year operational execution, while the three-year LTIP metrics measure management’s ability to deliver durable, resilient growth across the Company’s strategic investments. Additionally, the LTIP places greater weight on Retail Adjusted EBITDAR, reinforcing the strategic importance of the Retail segment to the Company’s long-term value-creation priorities.
The remaining 20% of the target 2025 PSU opportunity is tied to operational metrics designed to incentivize growth in our customer database and the increase of omnichannel players who engage with the Company across both retail and digital channels—key drivers of our omnichannel strategy and long-term profitability. The Committee set rigorous targets aligned with internal projections and the Company’s annual plan for user acquisition and cross-channel engagement, requiring significant growth to achieve.

68	PROXY STATEMENT - 2026

EXECUTIVE COMPENSATION

2025 Performance Stock Units (cont.)

2025 PSUs Performance Metrics for 2025-2027		WEIGHTING	LINK TO STRATEGY
FINANCIAL METRICS (80%)	Retail Adjusted EBITDAR		3-Year cumulative Retail Adjusted EBITDAR. This metric incentivizes effective operation of our Retail Segment, including revenue growth and cost efficiencies.
	Interactive Adjusted EBITDA		3-Year cumulative Interactive Adjusted EBITDA. This metric focuses on initiatives designed to drive profitable growth and responsible scaling of our Interactive Segment.
OPERATIONAL METRICS (20%)	Database Growth		3-Year cumulative PENN Play database growth. This metric focuses on expanding our customer ecosystem to increase cross-sell opportunities.
	Omnichannel Play		3-Year cumulative growth in the number of customers playing with PENN across multiple channels (e.g., retail, OSB, iCasino). This metric focuses on the effectiveness of our cross-sell strategies.

The 2025 PSU financial goals were set using the Company’s internal three-year forecast, with the first-year performance being equal to the Company’s publicly announced guidance for such year, to ensure the rigor of targets is in alignment with internal projections.
The Committee follows a rigorous goal-setting process to ensure that PSU targets are appropriately calibrated. In setting threshold, target, and maximum goals, the Committee considers a broad range of factors, including the Company’s multi-year strategic and financial plans, peer and industry benchmarks, expected market conditions, competitive positioning, and alignment with shareholder interests. As a result, the performance goals represent ambitious targets that require meaningful financial execution and progress on key strategic priorities to achieve.
The Committee does not disclose forward-looking PSU performance goals because these goals contain sensitive information tied to the Company’s long-term strategic assumptions and releasing them could pose harm by placing the Company at a competitive disadvantage. To maintain transparency for shareholders, the Committee discloses the full details of PSU goals after the completion of each applicable performance period, enabling investors to evaluate the rigor of the program and the alignment between realized compensation and long-term value creation.
The Committee believes this balanced approach protects the Company’s competitive position while providing shareholders with meaningful insight into the effectiveness, rigor and integrity of the LTIP.

PROXY STATEMENT - 2026	69

EXECUTIVE COMPENSATION

Stock Options
Stock options represented 25% of the annual LTIP opportunity awarded in 2025 to our NEOs. The fair value of stock options on the grant date is based on the Black-Scholes option-pricing model, consistent with the stock option valuation model used to determine amounts reported in the Company’s Annual Report on Form 10-K. Stock options vest ratably over three years, subject to continued employment through the applicable vesting date (except as otherwise provided in the participant’s employment agreement in specific instances, such as terminations “without cause” or for “good reason” including following a “change in control,” each term as defined in the Second Amendment to our 2022 Long-Term Incentive Compensation Plan (the “2022 Plan”)). Stock options are issued with an exercise price equal to the closing price of PENN common stock on the trading day immediately preceding the grant date and have a maximum term of 10 years.
RSUs
Restricted stock units represented 25% of the annual long-term incentive opportunity awarded in 2025 to our NEOs. RSUs vest ratably over three years, subject to continued employment (except as otherwise provided in the participant’s employment agreement in specific instances, such as terminations “without cause” or for “good reason” including following a “change in control,” as defined in our 2022 Long-Term Incentive Compensation Plan, as amended).
Vesting of 2023 PSU Awards (2024 – 2025 Performance Period)
In connection with the transition to a three-year long-term performance cycle beginning with the 2024 PSU awards, the Committee approved a cumulative two-year performance period for the unvested portion of the 2023 PSUs tied to the 2024–2025 performance years. As disclosed in last year’s proxy statement, the Committee applied a 70% weighting to financial performance measures and 30% to strategic operational metrics for these unvested 2023 PSUs, replacing the legacy approach under which PSUs were measured solely against operational goals established at the start of each annual performance period. This updated PSU design was adopted in response to shareholder feedback to strengthen the alignment of the unvested and go-forward PSUs with the Company’s long-term incentive philosophy and enhance accountability for long-term financial performance results.
The performance hurdles applicable to the 2023 PSUs were intended to be rigorous and required strong execution to achieve target performance levels. The Retail Adjusted EBITDAR and Interactive Adjusted EBITDA targets were consistent with our publicly disclosed financial guidance in the year the goals were set. Based on the performance results achieved during the 2024-2025 performance period, the last tranche of the 2023 PSUs performance period was earned at 74.75% of target.
The cumulative payout under the 2023 PSUs (2023 – 2025 period) resulted in 85.85% cumulative achievement of the target performance level. This included the first tranche earned for the 2023 performance period at 108.05% of target, with earned shares that remained subject to continued service vesting through the end of the full 2023–2025 performance cycle, and the final tranche earned based on performance over the 2024–2025 performance period. The payout represented 39.56% of the initial target grant value on the vest day after considering the change in market value of the Company’s common stock since the grant date.

70	PROXY STATEMENT - 2026

EXECUTIVE COMPENSATION

Vesting of 2023 PSU Awards (2024 – 2025 Performance Period) (cont.)

PROXY STATEMENT - 2026	71

EXECUTIVE COMPENSATION

Vesting of 2023 PSU Awards (2024 – 2025 Performance Period) (cont.)
The following table shows the PSU achievement for the final performance period of the 2023 PSUs covering fiscal 2024 and 2025.

NAME	TARGET 2023 PSUs Associated with 2024-2025 Performance Period (# of PSUs)	2024-2025 Performance Period PAYOUT (% of Target)(1)	EARNED 2023 PSUs – 2nd & 3rd Tranches Associated with 2024-2025 Performance Period (# of PSUs)
Jay Snowden	124,372	74.75%	92,968
Felicia Hendrix	32,946	74.75%	24,627
Chris Rogers	19,270	74.75%	14,404
Todd George	36,822	74.75%	27,524

The following table shows the cumulative payout under the 2023 PSUs, including the first tranche earned for the 2023 performance period, with earned shares that remained subject to continued service vesting through the end of the full 2023–2025 performance cycle, and the final tranche earned based on performance over the 2024–2025 performance period, resulting in 85.85% cumulative achievement of the target performance level.

AWARD	2023 Performance Period 1/3 of 2023 PSUs (% of target earned)	2024-2025 Performance Period 2/3 of 2023 PSUs (% of target earned)	TOTAL PAYOUT (% of target earned)
2023 PSUs	108.05%	74.75%	85.85%

Evolution of the 2026 Compensation Structure
Over the course of 2025 and early 2026, the Compensation Committee, in consultation with its newly appointed independent compensation consultant, undertook a rigorous review and implemented significant enhancements to the go-forward compensation program, reflecting the Company’s realigned strategic priorities and shareholder feedback.

2026 Compensation Peer Group Update
Refreshed the 2026 compensation peer group composition to more closely reflect PENN’s relative size, provide a more accurate representation of the Company’s closest operational and talent competitors and better reflect focus areas following the Company’s realigned digital strategy. The 2026 peer group removed 5 digital and entertainment companies and added 6 casinos, gaming and/or hospitality companies, as follows:

Fiscal 2026 Compensation Peer Group – Digital and Entertainment Companies Removed
 •
Electronic Arts, Inc.
 •
Lions Gate Entertainment Corporation
 •
Live Nation Entertainment, Inc.
 •
Roku, Inc.
 •
Sirius XM Holdings, Inc.

Fiscal 2026 Compensation Peer Group – Casinos, Gaming and/or Hospitality Companies Added
 •
Churchill Downs, Inc.
 •
Hilton Worldwide Holdings, Inc.
 •
Hyatt Hotels Corporation
 •
Light & Wonder, Inc.
 •
Norwegian Cruise Line Holdings Ltd.
 •
Royal Caribbean Cruises Ltd.

Additional details on compensation peer group changes can be found on page 63 of this proxy statement.

72	PROXY STATEMENT - 2026

EXECUTIVE COMPENSATION

Evolution of the 2026 Compensation Structure (cont.)

2026 CEO and NEO Target Pay Opportunities
In the fourth quarter of 2025, with the support and agreement of Mr. Snowden and in consultation with its independent compensation consultant, the Committee lowered the target grant value of the CEO’s 2026 equity awards by $7.87 million, equivalent to a 41% reduction in LTIP opportunity and 31% reduction in total target direct compensation compared to 2025, effectively reducing Mr. Snowden’s total target pay to 2023 levels. The Committee concluded that this reduction appropriately reflects updated benchmarks of our refreshed peer group, which provide a better presentation of the Company’s realigned focus areas. We believe this demonstrates the Board’s thoughtful and measured approach to executive compensation as part of a multi-year effort to rebuild shareholder support for the program.

In addition, in light of the 2026 compensation peer group changes, which resulted in NEO target pay above the new peer group median, and the Company’s 2025 performance, the Committee affirmed that there will be no target pay increases for the other NEOs for fiscal 2026.

NAMED EXECUTIVE OFFICER	2026 BASE SALARY	2026 TARGET STIP	2026 TARGET LTIP	2026 TOTAL TARGET COMPENSATION	2025 TOTAL TARGET COMPENSATION	% Change Total Target Compensation 2025 to 2026
Jay Snowden	$1,800,000	$4,500,000	$11,129,940	$17,429,940	$25,300,000	-31%
Felicia Hendrix	$927,000	$1,158,750	$3,708,000	$5,793,750	$5,793,750	0%
Chris Rogers	$824,000	$1,030,000	$3,296,000	$5,150,000	$5,150,000	0%

Annual Incentive Plan Metrics	Adjusted EBITDAR (100%)
2026-2028 Long-Term Incentive Program
PSUs (50%)
•
Financial Metrics
 •
NEW FOR 2026: Cash Flow from Operations (100%)
 •
NEW FOR 2026: Relative TSR modifier (±20%) measured against the Russell 3000 Casino and Gambling Index
 RSUs (25%)
 Stock Options (25%)

Following the Company’s realigned digital strategy and in response to shareholder feedback encouraging a closer alignment between performance metrics and strategic outcomes and a clearer differentiation between STIP and LTIP measures, the Committee conducted a robust review of the performance metrics. The vesting of 2026 PSUs covering the 2026-2028 performance period will be tied to the achievement of a cash flow from operations goal, with a relative TSR modifier measured against the Russell 3000 Casino and Gambling Index (±20%). This revised LTIP program also incorporates a downside safeguard, such that no upward TSR modifier will apply if absolute TSR is negative. To reflect the updated peer group benchmarks, the Committee approved the maximum LTIP payout opportunity at 200% of target before the impact of the relative TSR modifier.

In-Progress PSUs	2024-2026 PSUs 2025-2027 PSUs
In connection with the digital strategy realignment in November 2025, the Committee has determined that no adjustments will be made to in-progress 2024 and 2025 PSUs, including the ESPN BET market share metric, to ensure pay outcomes align with shareholder experience and Company performance.

PROXY STATEMENT - 2026	73

EXECUTIVE COMPENSATION

Other Compensation Program Elements and Policies
Deferred Compensation. The Company does not maintain any defined benefit pension programs for its executives. The Company maintains an elective non-qualified deferred compensation plan (the “Deferred Compensation Plan”) for tax planning and retirement purposes for our executives. In 2025, the minimum annual deferrable amount was $3,000 and the maximum was 90% of the executive’s base annual salary and/or bonus. Deferral elections must be made before the beginning of the year in which compensation will be earned. The Company’s contributions under the plan in 2025 were equal to 50% of the participant’s deferral for the first 10% of the salary and/or bonus deferred, subject to a maximum annual Company contribution equal to 5% of the participant’s salary and/or bonus.
All amounts credited to an executive’s account are invested, as directed by the executive, in commonly available mutual funds, and the Company does not guarantee any minimum returns. The Deferred Compensation Plan is unfunded, and benefits are paid from the Company’s general assets; however, the Company currently contributes funds into a grantor trust on a monthly basis in respect of these deferred compensation obligations. Separately, the Company generally sets aside the amounts deferred by the executives and the matching contributions thereon and, to protect against excess liabilities, invests such amounts in the mutual funds notionally selected by each executive. This program is described in more detail beginning on page 79.
The Compensation Committee believes that the Deferred Compensation Plan is necessary to attract and retain our executives and is consistent with competitive and industry practices.
Benefits and Perquisites. We offer a set of benefits to all our employees, including medical, dental and vision insurance, group life insurance, short- and long-term disability and a 401(k) with certain contributions matched. We believe that executives should be offered benefits and perquisites that are reasonable relative to the benefits provided to all employees and that are consistent with competitive and industry practices among the Company’s compensation peer group. Consistent with these objectives, the Company also provides certain executive officers with selected supplemental benefits and perquisites, including matching contributions under the Company’s Deferred Compensation Plan and financial and tax planning services.
In addition, our CEO is entitled to life insurance in the amount of three times his base salary. He is also entitled to use of Company aircraft, which is important in ensuring safe and efficient travel to our gaming facilities located across a wide geographic area without regular commercial flight alternatives, and which is generally consistent with evolving personal security landscape and our gaming peer group practices that permit their chief executive officers to use the company’s aircrafts for personal use and commuting. In determining the supplemental benefits and perquisites that our executive officers are entitled to receive, the Compensation Committee evaluates the benefits and perquisites provided by companies in the Company’s core gaming peer group. The description and value of such supplemental benefits and perquisites in 2025 can be found in the “All Other Compensation” column of the Summary Compensation Table in this proxy statement.
Hedging and Pledging Policy. We maintain policies prohibiting each of the Company’s directors and employees (including executive officers) from engaging in hedging transactions (such as short sales, puts and calls and other derivatives), and pledging Company shares as collateral for a loan or holding shares in a margin account.
Compensation Clawback Policy. As a highly regulated, multi-jurisdictional gaming operator, the Company has maintained a long-standing commitment to ensure that its executive officers adhere to the highest professional and ethical standards. The Company adopted its first Executive Incentive Compensation Recoupment Policy (“Clawback Policy”) on April 25, 2014, which was then subsequently amended on November 9, 2022, and further amended on September 19, 2023, with the latter amendment designed to meet compliance requirements of Section 10D of the Exchange Act and Nasdaq Rules. To further align the policy with the market leading practices, on March 12, 2025, the Board again amended the Clawback Policy by expanding the policy to cover time-based incentives, in addition to the performance-based incentives. The Clawback Policy is administered by the Committee and requires the Company to recover from specified current and former executive officers, certain incentive-based compensation received during the three years immediately preceding an accounting restatement. Such recovery will be made without regard to any individual knowledge or responsibility related to the accounting. Without limiting the foregoing, the Clawback Policy also permits, at the discretion of the Board, the recovery of time-based incentives in the event of an accounting restatement.
Stock Ownership Guidelines for Senior Management. We believe that equity ownership fosters an atmosphere where directors and officers “think like owners” and are motivated to increase the long-term value of the Company by aligning their interests with

74	PROXY STATEMENT - 2026

EXECUTIVE COMPENSATION

Other Compensation Program Elements and Policies (cont.)
those of the Company’s shareholders. To this end, the Committee has established the following stock ownership guidelines for senior management, which are required to be achieved within five years of assuming the position subject to the guideline, and which are re-evaluated periodically. The Committee most recently reviewed the Company’s stock ownership guidelines in 2025.

POSITION	REQUIRED VALUE OF SHARES HELD
CHIEF EXECUTIVE OFFICER	Six (6) times base salary
OTHER EXECUTIVE OFFICERS	Three (3) times base salary

As with the director stock ownership guidelines, the value of a NEO’s stock ownership at any time will be based on the aggregate value of common stock, restricted stock and stock-settled RSUs held by such NEO. Each NEO is required to achieve compliance with these guidelines within five years of assuming his or her current position. Once in compliance with the stock ownership guidelines associated with his or her position, each NEO will remain in compliance with these guidelines regardless of decreases in the trading price of our shares or changes to base salary until attainment of a position requiring a higher threshold, in which case the five-year compliance period starts again. All NEOs comply with these guidelines.
Timing of Equity-Based Awards. The Company’s Equity Based Award Policy dictates that the grant date for regular annual stock option awards to executive officers will be the second trading day of the calendar year. Performance-based awards are typically made during the first quarter of each year when the Committee approves the performance goals for the year. From time to time, annual grants may be made on a later date in the year as a result of the timing of the determination of the awards and terms or other factors, such as performance metrics for a given year. In 2025, the annual performance awards with three-year metrics were approved by the Committee on April 7, 2025 for our NEOs (other than the CEO) and by the Board on April 9, 2025 for our CEO. New hire equity-based awards granted outside of the regular annual pay program are made on the first trading day of the quarter following the award approval, and ad hoc equity-based awards are generally granted on the fifth business day following the date upon which the CEO approves such awards. All equity-based grants, whether granted on the second trading day of the calendar year or later in the year, are priced in accordance with the terms of the applicable equity compensation plans or performance-based equity programs, which require, among other things, that the exercise price of all stock options be established by reference to the closing price on the trading day immediately prior to the date of grant. The Committee does not grant equity awards in anticipation of the release of material nonpublic information and the timing of filings of material nonpublic information is not based on equity award grant dates.
Risk Assessment
The Committee’s responsibilities include, among others, oversight of risks related to our compensation practices and plans to ensure such practices appropriately balance risks and rewards in relation to our overall business strategy and do not encourage excessive or unnecessary risk-taking behavior. In this regard, the Committee annually reviews the Company’s compensation and benefits programs in the context of potential risks. The executive compensation program is structured as a balanced mix between fixed and variable, annual and long-term, and cash and equity compensation.
Base salaries are reviewed and set annually. Annual short-term incentive pay in 2025 was focused on achievement of a specific, readily quantifiable and meaningful financial goal (Adjusted EBITDAR) and was determined using absolute and objective performance criteria in reference to the Company’s annual budget and in line with public guidance. The other major component of our executive officers’ compensation is long-term incentives through a mix (which may vary from year to year and by level) of

PROXY STATEMENT - 2026	75

EXECUTIVE COMPENSATION

Risk Assessment (cont.)
PSUs, RSUs and stock options, which we believe are important to help further align executives’ interests with those of our shareholders. PSUs are tied to objective financial and operational goals aligned with our long-term growth priorities. Equity incentive awards are subject to long-term vesting schedules, and the annual bonus and performance-based equity awards are subject to maximum payout limits.
We believe that the focus on annual short-term incentive pay is balanced by our long-term incentive awards, which incentivize long-term performance results and align interest of our executives with the Company’s ability to create sustained value in alignment with shareholder interests. These cash and equity incentive awards, especially when combined with our Clawback Policy described on page 73 of this Proxy Statement, appropriately balance payment for performance and alignment of executive compensation with shareholder interests, without encouraging imprudent conduct or excessive risk-taking.
Additionally, we have stock ownership guidelines, as described on page 73 of this Proxy Statement, that require our NEOs to own a given multiple of their base salary in the form of our common stock, restricted stock or stock-settled RSUs (ranging from six times base salary for our CEO to three times base salary for other NEOs) to help ensure that the majority of executive compensation always has significant value tied to long-term stock price performance.
Based on the foregoing, we believe that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. We also believe that our incentive compensation arrangements do not encourage risk-taking beyond the Company’s ability to effectively identify and manage significant risks, are compatible with effective internal controls and are supported by the oversight of the Committee.

76	PROXY STATEMENT - 2026

COMPENSATION TABLES AND ARRANGEMENTS

2025 Summary Compensation Table
This Summary Compensation Table summarizes the total compensation paid or earned by each of our named executive officers for the years ended December 31, 2025, 2024 and 2023, respectively.

EXECUTIVE NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)	STOCK AWARDS ($) (a)	OPTION AWARDS ($) (a)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($) (b)	ALL OTHER COMPENSATION ($) (c)	TOTAL ($)
Jay Snowden Chief Executive Officer and President	2025	1,800,000	—	14,249,989	4,750,004	2,984,400	342,258	24,126,651
	2024	1,800,000	—	16,877,840	4,750,003	2,835,000	413,457	26,676,300
	2023	1,800,000	—	3,388,480	5,564,999	4,365,000	423,826	15,542,305
Felicia Hendrix Executive Vice President, Chief Financial Officer	2025	925,754	—	2,781,001	926,998	768,638	104,475	5,506,866
	2024	898,077	—	2,450,090	1,800,008	708,750	106,829	5,963,754
	2023	844,808	—	751,055	1,487,504	824,500	100,150	4,008,017
Chris Rogers Executive Vice President, Chief Strategy & Legal Officer and Secretary	2025	822,892	—	2,471,985	824,002	683,233	95,395	4,897,507
	2024	797,115	—	2,016,108	1,600,007	630,000	95,918	5,139,148
	2023	723,079	—	526,479	869,992	703,250	91,979	2,914,779
Todd George Executive Vice President, Operations	2025	1,028,615	—	3,862,503	1,287,495	854,042	99,556	7,132,211
	2024	998,077	—	2,726,742	1,999,992	787,500	103,275	6,615,586
	2023	948,077	—	839,580	1,662,504	929,417	100,196	4,479,774

(a)
Amounts set forth in the Stock Awards and Option Awards columns represent the aggregate grant date fair value of awards granted in each year as computed in accordance with ASC 718, disregarding estimates of forfeitures related to service- based vesting conditions. Performance Award values are based upon their probable outcome of the performance condition as of the grant date. For compensation purposes, Performance Awards are not considered granted until such time that the performance goals are established. For additional information about the assumptions used in these calculations, [see (i) footnote (a) in the Grants of Plan Based Awards Table below, and (ii) Notes 2 and 15 to our audited consolidated financial statements included in our 2025 Annual Report. Higher stock award values reported for 2024 reflect in part a shift from a one-year to a full three-year performance period starting with 2024 performance-based restricted stock unit awards. Stock award values reported for 2024 include the full three-year target grant date fair value of 2024 performance-based restricted stock units, in addition to 2023 performance-based restricted stock units associated with the two-year 2024-2025 performance period and 2022 performance-based restricted stock units associated with the one-year 2024 performance period, for which performance goals were set in 2024. In accordance with SEC disclosure rules, portions of these previously issued 2022 and 2023 performance-based restricted stock units, covering the 2024 and 2025 performance periods, could not be included in the executive compensation tables until all applicable performance targets were approved. At the time of grant, the performance targets for the 2022 and 2023 performance-based awards were set annually for 33% of each year’s overall targeted award, so only the 33% portion of each year’s overall targeted PSU awards could be included in the proxy tables for the year in which the goals were established.]

The amounts presented in the Stock Awards column for each named executive officer during 2025 include the grant date fair value of their awards as follows:
Mr. Snowden: (i) the 2025 time-based restricted stock unit award ($4,749,990); and (ii) the 2025 performance-based restricted stock unit award at target ($9,499,999) and at stretch ($18,999,998).
Ms. Hendrix: (i) the 2025 time-based restricted stock unit award ($927,002); and (ii) the 2025 performance-based restricted stock unit award at target ($1,853,999) and at stretch ($3,707,998).
Mr. Rogers: (i) the 2025 time-based restricted stock unit award ($823,991); and (ii) the 2025 performance-based restricted stock unit award at target ($1,647,994) and at stretch ($3,295,988).
Mr. George: (i) the 2025 time-based restricted stock unit award ($1,287,502); and (ii) the 2025 performance-based restricted stock unit award at target ($2,575,001) and at stretch ($5,150,002).
(b)
The amounts reflect cash payments for 2025 pursuant to the Company’s annual short-term incentive plan, which provided for the payment of incentive compensation upon the Company’s achievement of pre-established performance goals. A discussion of our annual short-term incentive plan may be found in our CD&A under “Annual Short-Term Incentive Plan."

(c)
For Mr. Snowden, All Other Compensation in 2025 consisted of: (i) $231,750 in Company matching contributions under the Company’s Deferred Compensation Plan (“DCP”); (ii) $8,551 in Company paid insurance premiums; (iii) $28,551 in tax and financial planning; (iv) $8,750 in matching 401(k) contributions; and (v) $64,656 representing aggregate incremental cost for use of the Company’s aircraft which is based on variable costs of operating the aircraft including fuel costs, landing costs and repairs and maintenance.

For Ms. Hendrix, All Other Compensation in 2025 consisted of: (i) $81,725 in Company matching contributions under the DCP; (ii) $14,000 in tax and financial planning; and (iii) $8,750 in matching 401(k) contributions.
For Mr. Rogers, All Other Compensation in 2025 consisted of: (i) $72,645 in Company matching contributions under the DCP; (ii) $14,000 in tax and financial planning; and (iii) $8,750 in matching 401(k) contributions.
For Mr. George, All Other Compensation in 2025 consisted of: (i) $90,806 in Company matching contributions under the DCP; and (ii) $8,750 in matching 401(k) contributions.

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COMPENSATION TABLES AND ARRANGEMENTS

2025 Grants of Plan Based Awards

Name	Grant Date(a)	ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS ($)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS (#)			ALL OTHER STOCK AWARDS (#)	ALL OTHER OPTION AWARDS (#) (b)	EXERCISE PRICE OF OPTION AWARDS ($/SHARE)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($) (c)
		THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)
Jay Snowden	—	2,250,000	4,500,000	9,000,000	—	—	—	—	—	—	—
	1/3/2025	—	—	—	—	—	—	—	372,269	19.24	4,750,004
	1/3/2025	—	—	—	—	—	—	246,881	—	—	4,749,990
	4/9/2025	—	—	—	345,455	690,909	1,381,818	—	—	—	9,499,999
Felicia Hendrix	—	579,375	1,158,750	2,317,500	—	—	—	—	—	—	—
	1/3/2025	—	—	—	—	—	—	—	72,651	19.24	926,998
	1/3/2025	—	—	—	—	—	—	48,181	—	—	927,002
	4/7/2025	—	—	—	64,871	129,741	259,482	—	—	—	1,853,999
Chris Rogers	—	515,000	1,030,000	2,060,000	—	—	—	—	—	—	—
	1/3/2025	—	—	—	—	—	—	—	64,579	19.24	824,002
	1/3/2025	—	—	—	—	—	—	42,827	—	—	823,991
	4/7/2025	—	—	—	57,663	115,325	230,650	—	—	—	1,647,994
Todd George	—	643,750	1,287,500	2,575,000	—	—	—	—	—	—	—
	1/3/2025	—	—	—	—	—	—	—	100,904	19.24	1,287,495
	1/3/2025	—	—	—	—	—	—	66,918	—	—	1,287,502
	4/7/2025	—	—	—	90,098	180,196	360,392	—	—	—	2,575,001

(a)
The grant date shown in the table was determined pursuant to ASC 718, which is the date our Compensation Committee (or our Board for the CEO) established the performance criteria and awarded the target number of the 2025 Performance Awards.

(b)
Option awards represent stock options granted to the executives as part of their annual equity incentive compensation. The option awards vest over three years, 33.33% on the first anniversary of the date of grant and 33.33% on each succeeding anniversary.

(c)
Represents the full grant date fair value of awards under ASC 718. Generally, the full grant date fair value is the amount the Company expenses in its financial statements over the award’s vesting period. Assumptions used in the calculation of the amounts for stock option awards and performance awards are included in Notes 2 and 15 to the Company’s audited financial statements in our 2025 Annual Report.

78	PROXY STATEMENT - 2026

COMPENSATION TABLES AND ARRANGEMENTS

Outstanding Equity Awards at Fiscal Year End

NAME	OPTION AWARDS				STOCK AWARDS(a)
	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS:		OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS HELD THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS HELD THAT HAVE NOT VESTED ($)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)
	EXERCISABLE (#)	UNEXERCISABLE (#)
Jay Snowden	156,203	—	19.45	1/3/2029	246,881(e)	3,641,495	—	—
	1,032,706	—	18.81	8/6/2029	62,185(f)	917,229	124,372(f)	1,834,487
	89,639	—	80.89	1/5/2031	—	—	882,900(g)	13,022,775
	119,556	39,852(b)	50.64	1/4/2032	—	—	690,909(h)	10,190,908
	148,283	148,283(c)	29.27	1/4/2033	—	—	—	—
	70,466	211,398(d)	25.95	1/3/2034	—	—	—	—
	—	372,269(d)	19.24	1/3/2035	—	—	—	—
Felicia Hendrix	11,697	—	117.82	2/23/2031	48,181(e)	710,670	—	—
	21,303	7,102(b)	50.64	1/4/2032	16,473(f)	242,977	32,946(f)	485,954
	39,635	39,636(c)	29.27	1/4/2033	—	—	107,784(g)	1,589,814
	26,703	80,109(d)	25.95	1/3/2034	—	—	129,741(h)	1,913,680
	—	72,651(d)	19.24	1/3/2035	—	—	—	—
Chris Rogers	24,290	—	19.45	1/3/2029	42,827(e)	631,698	—	—
	23,485	—	26.14	1/3/2030	9,634(f)	142,102	19,270(f)	284,233
	15,272	—	80.89	1/5/2031	—	—	95,808(g)	1,413,168
	20,113	6,705(b)	50.64	1/4/2032	—	—	115,325 (h)	1,701,044
	23,181	23,182(c)	29.27	1/4/2033	—	—	—	—
	23,736	71,208(d)	25.95	1/3/2034	—	—	—	—
	—	64,579(d)	19.24	1/3/2035	—	—	—	—
Todd George	25,404	—	19.45	1/3/2029	66,918(e)	987,041	—	—
	61,061	—	26.14	1/3/2030	18,411(f)	271,562	36,822(f)	543,125
	19,256	—	80.89	1/5/2031	—	—	119,760(g)	1,766,460
	23,848	7,950(b)	50.64	1/4/2032	—	—	180,196(h)	2,657,891
	44,298	44,299(c)	29.27	1/4/2033	—	—	—	—
	29,669	89,010(d)	25.95	1/3/2034	—	—	—	—
	—	100,904(d)	19.24	1/3/2035	—	—	—	—

(a)
Consists of time based and performance based restricted stock units granted under the 2022 Long Term Incentive Compensation Plan with a market value calculated based on the Company’s closing stock price on December 31, 2025 of $14.75

(b)	Vesting date: January 4, 2026.
(c)	Vesting dates: January 4, 2026 and January 4, 2027.
(d)	Vesting dates: January 3, 2026, January 3, 2027, and January 3, 2028.
(e)	Time-based restricted stock units are scheduled to vest on January 3, 2026, January 3, 2027, and January 3, 2028.
(f)
The vesting date shall be in the first quarter of 2026 following the certification of performance by the Compensation Committee or the Board of Directors, as applicable. Per instructions to Item 402(f)(2), since performance goals exceed the threshold, the disclosure reports the next higher performance measure.

(g)
The vesting date shall be in the first quarter of 2027 following the certification of performance by the Compensation Committee or the Board of Directors, as applicable. Per instructions to Item 402(f)(2), since performance goals exceed the threshold, the disclosure reports the next higher performance measure.

(h)
The vesting date shall be in the first quarter of 2028 following the certification of performance by the Compensation Committee or the Board of Directors, as applicable. Per instructions to Item 402(f)(2), since performance goals exceed the threshold, the disclosure reports the next higher performance measure.

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COMPENSATION TABLES AND ARRANGEMENTS

2025 Option Exercises and Stock Vested

	OPTION AWARDS		STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	2025 VALUE REALIZED ON VESTING ($) (a)
Jay Snowden	—	—	111,695	1,890,996
Felicia Hendrix	—	—	17,381	366,218
Chris Rogers	—	—	16,409	345,738
Todd George	—	—	19,457	409,959

(a)	Value realized represents fair value, per share, as of the trading day immediately prior to the vesting date.
2025 Nonqualified Deferred Compensation

NAME	EXECUTIVE CONTRIBUTIONS IN LAST FISCAL YEAR ($) (a)	COMPANY CONTRIBUTIONS IN LAST FISCAL YEAR ($) (b)	AGGREGATE EARNINGS IN LAST FISCAL YEAR ($) (c)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS ($) (d)	AGGREGATE BALANCE AT LAST FISCAL YEAR END ($) (e)
Jay Snowden	463,500	231,750	1,170,562	5,608	9,647,600
Felicia Hendrix	163,450	81,725	231,717	3,176	1,547,087
Chris Rogers	217,934	72,645	274,848	1,754	2,343,778
Todd George	363,223	90,806	941,454	2,192	7,024,074

(a)	Each executive’s contribution is included in the executive’s Salary column for 2025, as reported in the Summary Compensation Table.
(b)	For each executive, the Company’s contribution is included in the executive’s All Other Compensation column for 2025 as reported in the Summary Compensation Table.
(c)	Amounts reflect the change in account value during fiscal year 2025. No amounts are reported in the Summary Compensation Table because the earnings were not above market or preferential.
(d)	Reduction in account balance due to FICA tax owed on 2025 vested company match.
(e)
The amount of each executive’s aggregate balance at fiscal year-end that was reported as compensation in the Summary Compensation Table for previous years is as follows: (i) Jay Snowden: $2,072,676; (ii) Felicia Hendrix: $356,579; (iii) Chris Rogers: $295,727; and Todd George: $414,020.

Deferred Compensation Plan
Pursuant to the Company’s Deferred Compensation Plan, as amended, most management and certain other highly compensated employees selected by the committee administering the plan (the “Retirement Committee”) may elect to defer, on a pre-tax basis, a percentage of salary, bonus or combination thereof. The minimum annual deferrable amount is $3,000 and the maximum is 90% of his or her annual base salary and/or bonus. Deferral elections must be made before the beginning of the year in which compensation will be earned. The Company’s contributions under the Deferred Compensation Plan in 2025 were equal to 50% of the participant’s deferral for the first 10% of the salary and/or bonus deferred, subject to a maximum annual Company contribution equal to 5% of the participant’s salary and/or bonus. With the Board’s approval, the Company is also permitted to make discretionary contributions. Participants are always 100% vested in their own contributions, but Company contributions vest 20% per year of service with the Company. Therefore, employees with five or more years of service are fully vested in Company contributions under the Deferred Compensation Plan. However, for employees with less than five years of service, all Company contributions become immediately and fully vested upon death or disability, each as defined in the Deferred Compensation Plan. The Retirement Committee may accelerate vesting of the Company’s contributions if a participant terminates his or her employment because of disability or his or her involuntary termination of employment.

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COMPENSATION TABLES AND ARRANGEMENTS

Deferred Compensation Plan (cont.)
Subject to the exceptions discussed below, participants in the Deferred Compensation Plan, or their beneficiaries, receive distributions upon retirement, death or termination of employment. Participants can elect to receive distributions following retirement or death in the form of a lump sum payment or payment in five or ten annual installments. Distributions following retirement can be deferred for at least five years. For purposes of the Deferred Compensation Plan, termination of employment as a result of a disability will be considered retirement.
Distributions following termination of employment other than as a result of retirement or death will be in the form of a lump sum payment. Participants can also elect to receive a scheduled distribution with respect to an annual deferral amount, which is payable in a lump sum at the beginning of a designated subsequent calendar year, subject to certain limitations. In the event of an unforeseeable financial emergency and with the approval of the Retirement Committee, a participant can suspend deferrals or receive a partial or full payout under the plan. Certain specified employees have a six-month delay imposed upon distributions pursuant to a separation from service, as required by the final Code Section 409A regulations. In the event of a change in control, the Company will accelerate installment payments that are in pay status by paying the account balance in lump sum and will distribute the account balances of all active participants in a lump sum; provided, however, that no distributions (or accelerations of installments) will occur unless the transaction qualifies as a “change in control event” under Code Section 409A.
Participants in the Deferred Compensation Plan may notionally invest deferred amounts, including Company contributions, in mutual funds selected by the Retirement Committee. Participants may change their investment elections at any time.
Potential Payments Upon Termination or Change in Control
The following tables describe and quantify the compensation that would become payable in the event of a termination of a named executive officer’s employment under several different circumstances or a change in control. The amounts shown are estimates of amounts that would be paid to the named executive officers assuming that such termination or change in control was effective as of December 31, 2025, and include amounts earned through such time and are based (where applicable) on the closing price of the Company’s common stock on such date, which was $14.75 per share. Therefore, the tables below are merely illustrative examples of the impact of a hypothetical termination of employment or change in control. The actual amounts to be paid can only be determined at the time of such named executive officer’s separation from the Company and/or change in control. For a description of the severance and change in control provisions giving rise to the payments set forth below in the Company’s plans and individual agreements, see the summary of executive employment agreement provisions following the post-employment payments tables. In establishing the appropriate payment and benefit levels, the Company evaluates the practices and levels set by companies in its compensation peer group.

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COMPENSATION TABLES AND ARRANGEMENTS

Post-Employment Payments — Jay Snowden

EXECUTIVE PAYMENTS	VOLUNTARY TERMINATION BY EXECUTIVE (INCLUDING RETIREMENT) ($)	TERMINATION WITHOUT CAUSE BY COMPANY ($) (g)	TERMINATION FOR CAUSE BY COMPANY ($)	TERMINATION UPON DEATH ($)	TERMINATION UPON DISABILITY ($)	CHANGE IN CONTROL ($)	CHANGE IN CONTROL TERMINATION WITHOUT CAUSE OR RESIGNATION FOR GOOD REASON ($)
Cash Severance Benefit(a)	—	12,600,000	—	—	—	—	15,750,000
Benefit Continuation(b)	—	51,689	—	—	—	—	51,689
Restricted Shares(c)(d)	—	2,362,345	—	29,217,523	29,217,523	—	29,217,523
Vested Stock Options(e)	—	—	—	—	—	—	—
Vested Deferred Compensation Balance(f)	—	—	—	—	—	—	—
Total	—	15,014,034	—	29,217,523	29,217,523	—	45,019,212

(a)
In the case of termination without cause by Company, or resignation by the executive for good reason, the amount represents a payment equal to two times the sum of (a) annual base salary for 2025 and (b) target cash bonus for 2025. For change in control termination without cause, or resignation for good reason, the amount represents a payment equal to two and a half times the sum of (a) annual base salary for 2025 and (b) target cash bonus for 2025.

(b)
Represents employer cost of medical, dental, and vision coverage for a period of twenty-four months should Mr. Snowden elect COBRA coverage for these benefits based on his benefit elections in place on December 31, 2025.

(c)	Restricted stock award values were computed based on the closing price of the Company’s common stock on December 31, 2025 ($14.75 per share), which was the last trading day of 2025.
(d)
Restrictions on unvested performance awards and unvested restricted stock units lapse upon death, disability or a termination without cause or resignation for good reason within the protected period following a change in control.

(e)
Stock options lapse upon death, disability, or a termination without cause or resignation for good reason within the protected period of a change in control, and specific to a qualified retirement within the 2022 Plan. Vested stock options issued under our 2018 Long-Term Incentive Compensation Plan (the “2018 Plan”) and 2022 Plan are cancelled when an executive is terminated for cause by the Company. All unvested stock options were underwater as of December 31, 2025.

(f)
Company contributions to the Deferred Compensation Plan vest 20% per year during the first five years of service. However, vesting is accelerated upon death, retirement, change in control or, at the option of the committee administering the Deferred Compensation Plan, involuntary termination or disability. All amounts under Mr. Snowden’s deferred compensation account were vested as of December 31, 2025.

(g)	In addition to a termination without cause by the Company, the executive is eligible to receive the Cash Severance Benefit and Benefit Continuation upon executive’s resignation for good reason.
Post-Employment Payments — Felicia Hendrix

EXECUTIVE PAYMENTS	VOLUNTARY TERMINATION BY EXECUTIVE (INCLUDING RETIREMENT) ($)	TERMINATION WITHOUT CAUSE BY COMPANY ($) (g)	TERMINATION FOR CAUSE BY COMPANY ($)	TERMINATION UPON DEATH ($)	TERMINATION UPON DISABILITY ($)	CHANGE IN CONTROL ($)	CHANGE IN CONTROL TERMINATION WITHOUT CAUSE OR RESIGNATION FOR GOOD REASON ($)
Cash Severance Benefit(a)	—	3,592,125	—	—	—	—	4,171,500
Benefit Continuation(b)	—	57,685	—	—	—	—	57,685
Restricted Shares(c)(d)	—	625,783	—	4,839,947	4,839,947	—	4,839,947
Vested Stock Options(e)	—	—	—	—	—	—	—
Vested Deferred Compensation Balance(f)	—	—	—	—	—	—	—
Total	—	4,275,593	—	4,839,947	4,839,947	—	9,069,132

(a)
In the case of termination without cause by the Company, or resignation by the executive for good reason, the amount represents a payment equal to the sum of (a) twenty-four months of annual base salary for 2025 and (b) one and a half times the target cash bonus for 2025. For change in control termination without cause, or resignation for good reason, the amount represents a payment equal to two times the sum of (a) annual base salary for 2025 and (b) target cash bonus for 2025.

(b)
Represents employer cost of medical and dental coverage for a period of twenty-four months should Ms. Hendrix elect COBRA coverage for these benefits based on her benefit elections in place on December 31, 2025.

(c)	Restricted stock award values were computed based on the closing price of the Company’s common stock on December 31, 2025 ($14.75 per share), which was the last trading day of 2025.
(d)
Restrictions on unvested performance awards and unvested restricted stock units lapse upon death, disability or a termination without cause or resignation for good reason within the protected period following a change in control.

(e)
Stock options lapse upon death, disability, or a termination without cause or resignation for good reason within the protected period of a change in control, and specific to a qualified retirement within the 2022 Plan. Vested stock options issued under the 2018 Plan and 2022 Plan are cancelled when an executive is terminated for cause by the Company. All unvested stock options were underwater as of December 31, 2025.

(f)
Company contributions to the Deferred Compensation Plan vest 20% per year during the first five years of service. However, vesting is accelerated upon death, retirement, change in control or, at the option of the committee administering the Deferred Compensation Plan, involuntary termination or disability. All amounts under Ms. Hendrix’s deferred compensation account were vested as of December 31, 2025. All amounts under Ms. Hendrix’s deferred compensation account were vested as of December 31, 2025.

(g)	In addition to a termination without cause by the Company, the executive is eligible to receive the Cash Severance Benefit and Benefit Continuation upon executive’s resignation for good reason.

82	PROXY STATEMENT - 2026

COMPENSATION TABLES AND ARRANGEMENTS

Post-Employment Payments — Chris Rogers

EXECUTIVE PAYMENTS	VOLUNTARY TERMINATION BY EXECUTIVE (INCLUDING RETIREMENT) ($)	TERMINATION WITHOUT CAUSE BY COMPANY ($) (g)	TERMINATION FOR CAUSE BY COMPANY ($)	TERMINATION UPON DEATH ($)	TERMINATION UPON DISABILITY ($)	CHANGE IN CONTROL ($)	CHANGE IN CONTROL TERMINATION WITHOUT CAUSE OR RESIGNATION FOR GOOD REASON ($)
Cash Severance Benefit(a)	—	3,193,000	—	—	—	—	3,708,000
Benefit Continuation(b)	—	51,745	—	—	—	—	51,745
Restricted Shares(c)(d)	—	366,007	—	4,111,917	4,111,917	—	4,111,917
Vested Stock Options(e)	—	—	—	—	—	—	—
Vested Deferred Compensation Balance(f)	—	—	—	—	—	—	—
Total	—	3,610,752	—	4,111,917	4,111,917	—	7,871,662

(a)
In the case of termination without cause by the Company, or resignation by the executive for good reason, the amount represents a payment equal to the sum of (a) two times annual base salary for 2025 and (b) one and one half times the target cash bonus for 2025. For change in control termination without cause, or resignation for good reason, the amount represents a payment equal to two times the sum of (a) annual base salary for 2025 and (b) target cash bonus for 2025.

(b)
Represents employer cost of medical, dental and vision coverage for a period of twenty-four months should Mr. Rogers elect COBRA coverage for these benefits based on his benefit elections in place on December 31, 2025.

(c)	Restricted stock award values were computed based on the closing price of the Company’s common stock on December 31, 2025 ($14.75 per share), which was the last trading day of 2025.
(d)
Restrictions on unvested performance awards and unvested restricted stock units lapse upon death, disability or a termination without cause or resignation for good reason within the protected period following a change in control.

(e)
Stock options lapse upon death, disability, or a termination without cause or resignation for good reason within the protected period of a change in control, and specific to a qualified retirement within the 2022 Plan, vested stock options issued under the 2018 Plan and 2022 Plan are cancelled when an executive is terminated for cause by the Company. All unvested stock options were underwater as of December 31, 2025.

(f)
Company contributions to the Deferred Compensation Plan vest 20% per year during the first five years of service. However, vesting is accelerated upon death, retirement, change in control or, at the option of the committee administering the Deferred Compensation Plan, involuntary termination or disability. All amounts under Mr. Rogers’ deferred compensation account were vested as of December 31, 2025.

(g)	In addition to a termination without cause by the Company, the executive is eligible to receive the Cash Severance Benefit and Benefit Continuation upon executive's resignation for good reason.
Employment, Retirement and Separation Agreements
The Company has entered into employment agreements with its current executive officers, including Messrs. Snowden and Rogers and Ms. Hendrix, and its former executive officer (in the case of Mr. George), which agreements contain retirement and separation provisions, amongst other things. The Company determined to enter into these agreements in recognition of the continuing need to attract and retain experienced, proven executives (particularly in light of the increased competition for talent in its industry) and to protect the Company from certain competitive risk. The Committee plans to continue to evaluate whether and in what form to utilize severance or employment agreements in the future. For key employees with whom the Company does not seek to have severance or employment agreements, the Company has designed other policies and programs for attracting and retaining talented individuals. None of the employment agreements contain single trigger change in control payments and benefits.
Summary of Key Terms
The summary below reflects the Executive Agreements entered into between the Company and Mr. Snowden as of August 5, 2025, Ms. Hendrix as of February 19, 2024, Mr. Rogers as of June 30, 2025, and Mr. George as of November 5, 2025 (the “Executive Agreements”). Mr. George’s Executive Agreement was terminated in connection with Mr. George’s departure, effective January 5, 2026.
Term. The term of the Executive Agreements ranges between 2 years and 10 months (for Ms. Hendrix) and 3 years and 5 months (for Mr. Snowden); Mr. Snowden’s Executive Agreement expires on January 1, 2029, Ms. Hendrix’s Executive Agreement expires on January 1, 2027, and Mr. Rogers’s Executive Agreement expires on June 30, 2028. The Company believes that the length of each employment term represents a reasonable period for which the Company and the executive will mutually commit to maintaining the employment relationship. For the executive, this provides a reasonable but limited assurance of job security designed to foster an environment of entrepreneurial risk taking where the executive can focus on building long-term shareholder value.

PROXY STATEMENT - 2026	83

COMPENSATION TABLES AND ARRANGEMENTS

Summary of Key Terms (cont.)
Termination and Restrictive Covenants. The Company offers certain additional payments to its executive officers if the Company elects to terminate the executive’s employment without “cause.” Such termination payments are not available to the executive if the executive resigns (unless such executive has good reason) or if the executive is terminated for “cause.” All termination payments are expressly conditioned on the executive providing a written release of all liabilities to the Company and the executive’s agreement to comply with the restrictive covenants described below for the time period for which such payments are made.
Each Executive Agreement contains a comprehensive set of restrictive covenants designed to provide the Company with a reasonable degree of protection with regards to its strategic plans, intellectual property and human capital. Generally, each Executive Agreement contains prohibitions on (i) competition with the Company within 150 miles of any facility in which the Company or its affiliates owns or operates or is actively seeking to own or operate a facility for a period of twelve months following termination if terminated for “cause” or for the duration of the applicable Severance Period, as defined below, if terminated without “cause” or by the executive for “good reason,” (ii) solicitation of any person who is, or was within a six month period prior to such solicitation, an executive or management (or higher) level employee of the Company or any of its affiliates for a period of 18 months following termination, and (iii) disclosure and use of any of the Company’s confidential information. The Board selected the time periods for which each executive is bound by these restrictive covenants based on its determination about the extent to which such individual’s tenure and knowledge of the Company could be used to adversely impact the Company’s strategic plans, intellectual property or human capital.
For all NEOs, the additional payments following termination without “cause” or by the executive for “good reason” consist of a cash payment equal to (i) 2 multiplied by the sum of base salary plus 1.5 multiplied by the target bonus on the date of termination, and, in the case of Mr. Snowden, 2 multiplied by the sum of base salary plus the target bonus on the date of termination, plus (ii) an annual bonus based on actual performance for the fiscal year in which the termination occurs, pro-rated to cover the portion of the fiscal year through the termination date, plus (iii) any accrued but unpaid annual bonus for the fiscal year preceding the year in which the termination date occurs.
The amounts were selected based on the rationale that the Company was willing to continue to pay each executive an amount reflecting the foregone compensation over the period that the Company desired the executive to remain subject to the restrictive covenants. In addition, the Company will reimburse the executive for the full cost of purchasing COBRA health insurance coverage during the Severance Period, if applicable.
Change in Control. The Company has a “double trigger” change in control provision in its Executive Agreements.
For each of the NEOs, in the event of a termination by the Company without cause or the NEO resigns for good reason within 24 months following a change in control, each executive is entitled to receive a cash payment equal to (i) 2, and, in the case of Mr. Snowden, 2.5, multiplied by the sum of (a) his or her base salary and (b) the amount of his or her targeted bonus compensation, each at a rate in effect at the time of the change in control or the termination date, whichever is greater, plus (ii) an annual bonus for the fiscal year in which the termination occurs, pro-rated to cover the portion of the fiscal year through the termination date based on the greater of the target bonus in effect at the time of the change in control or the termination date, plus (iii) any accrued but unpaid annual bonus for the fiscal year preceding the year in which the termination date occurs.
To the extent that a NEO receives a change in control payment, such NEO will not be eligible to receive any additional cash severance in the event of a termination of employment during the employment term. The Executive Agreements do not provide for tax indemnification if a change in control or termination payment results in a parachute excise tax. The Executive Agreements do provide for a “best net” cutback for purposes of Code Section 280G (which provides that the executive receives the maximum after-tax benefit from any change in control payments, taking into account any excise taxes imposed under Code Section 280G).
Each of the NEOs’ annual compensation is reviewed annually and established by the Committee as described in the Compensation Discussion and Analysis above. For purposes of the potential termination and change in control payments described in this proxy statement, the terms set forth below have the meanings ascribed to them:

84	PROXY STATEMENT - 2026

COMPENSATION TABLES AND ARRANGEMENTS

Summary of Key Terms (cont.)
“Change in Control” – a “change in control” is defined as the occurrence of one or more of the following events: (i) an individual, entity or group becomes the beneficial owner of shares representing 50% or more of (a) the Company’s outstanding shares or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote in the election of directors, except when such beneficial ownership is due to an acquisition directly from or by the Company or a Company employee benefit plan or pursuant to a consolidation, merger or share exchange reorganization between the Company and another entity described below; (ii) the Company consummates a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity, unless, following such transaction, (a) all or substantially all of the beneficial owners immediately prior to such transaction still beneficially own more than 50% of the Company’s outstanding shares, (b) no person beneficially owns 20% or more of the Company’s outstanding shares who did not own such amount prior to the transaction and (c) at least a majority of the directors are continuing directors; or (iii) any time continuing directors do not constitute a majority of the Board.
“Good Reason” – is defined in each NEO’s Executive Agreement and in general, may include: (a) such officer is assigned to duties inconsistent with his position or authority, (b) such officer’s compensation is reduced or there is a substantial reduction in benefits taken as a whole, (c) such officer’s travel requirements are materially increased, (d) such officer is required to relocate or (e) such officer’s employment agreement is materially breached by the Company.
“Cause” – is defined in each NEO’s Executive Agreement and generally, may include: (a) executive is convicted of a felony or any misdemeanor involving allegations of fraud, dishonesty or physical harm, (b) executive is found disqualified or not suitable to hold a casino or other gaming license by a governmental gaming authority in any jurisdiction where such executive is required to be found qualified, suitable or licensed, (c) executive materially breaches the employment or severance agreement or any material Company policy, (d) executive misappropriates corporate funds as determined in good faith by the Audit Committee of the Board, (e) executive is determined by the Company to have failed to perform his or her duties with the Company or repeated insubordination or (f) executive is determined by the Company to have willfully engaged in illegal conduct or gross misconduct which is materially injurious to the Company or one of its affiliates.
“Severance Period” – means twenty-four (24) months following the date of separation from service.
As disclosed in our Current Report on Form 8-K, filed on January 9, 2026, Mr. George entered into a Separation Agreement and General Release with the Company in connection with his departure, effective January 5, 2026 (the “Separation Agreement”). In connection with the Separation Agreement, Mr. George is entitled to the post-employment benefits and subject to the post-employment responsibilities set forth in his Executive Agreement, as described above. Subject to Mr. George’s compliance with the Separation Agreement, Mr. George’s annual bonus for 2025 was paid in March 2026 and his 2023 performance-based restricted stock unit award remained outstanding and eligible to vest through February 28, 2026.
Equity Arrangements
Generally, the 2022 Plan and applicable award agreements provide that in the event of a change of control (as defined in the 2022 Plan) and grantee’s termination of employment by the Company without cause (as defined in the 2022 Plan) or by the grantee for good reason (as defined in the 2022 Plan), within two (2) years following the change of control, then (i) options and stock appreciation rights (“SARs”) will vest and become fully exercisable, (ii) restrictions on restricted stock awards and restricted stock unit awards will lapse and such awards will become fully vested, (iii) any performance awards with vesting or other provisions tied to achievement of performance goals will be considered to be vested at target level of performance, (iv) any awards payable in cash will be paid within thirty (30) days after such termination of employment and (v) such other additional benefits, changes or adjustments as the Committee deems appropriate and fair.
Upon a grantee’s death or disability, all unvested SARs, restricted stock, restricted stock units, performance awards (at target level of performance) and stock options will vest.
Certain performance-based awards are subject to earlier vesting on a pro-rata basis upon retirement (grantee’s separation from service on or after the attainment of age 55 with at least ten (10) years of service with the Company, or on or after the attainment of age 65) and will become payable at the end of the performance period based on actual performance.

PROXY STATEMENT - 2026	85

COMPENSATION TABLES AND ARRANGEMENTS

Summary of Key Terms (cont.)
If grantee’s employment or service with the Company or a subsidiary terminates for any reason other than as provided above, unvested awards will be forfeited.
CEO Pay Ratio
Pursuant to SEC rules, we are required to disclose in this Proxy Statement the ratio of the annual total compensation of Mr. Snowden, our Chief Executive Officer and President, to the median of the annual total compensation of all of our employees (excluding Mr. Snowden). For purposes of calculating the CEO pay ratio, we used the annual total compensation for our CEO as reported for 2025 in the Summary Compensation Table ($24,126,651), and the median of the 2025 annual total compensation of all of our employees, excluding Mr. Snowden ($43,833), with the ratio of these amounts being 550:1. The Company believes that the foregoing ratio is a reasonable estimate determined in accordance with SEC rules.
Under the SEC rules, companies may identify the median annual total compensation using a wide variety of methods including reasonable assumptions and estimations. It is therefore difficult to compare our ratio to the ratio of other companies. We identified our median employee using payroll compensation consistent with what is reported on each employee’s W-2, Box 1 or equivalent taxable wages as of October 31, 2025 for all individuals, excluding our Chief Executive Officer and President, who were employed by us on such date. We measured total annual compensation based on all pay periods between November 1, 2024 and October 31, 2025. We did not make any assumptions or estimates with respect to total annual compensation. As of October 31, 2025, we had a total of 23,066 employees, excluding our Chief Executive Officer. We did not exclude any of our non-U.S. employees from this determination. We selected the median employee from that group for purposes of preparing the ratio of Chief Executive Officer pay to median employee pay. We then calculated the compensation for our median employee based upon the same components of compensation used to determine Mr. Snowden’s pay for purposes of Summary Compensation Table disclosure.

86	PROXY STATEMENT - 2026

Pay Versus Performance

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Executive Compensation—Compensation Discussion and Analysis” on page 53.

					VALUE OF INITIAL $100 INVESTMENT BASED ON:
FISCAL YEAR	SUMMARY COMPENSATION TABLE TOTAL FOR PEO[1]	COMPENSATION ACTUALLY PAID TO PEO[2]	AVERAGE SUMMARY COMPENSATION TABLE TOTAL FOR NON-PEO NEOS[3]	AVERAGE COMPENSATION ACTUALLY PAID TO NON-PEO NEOS[4]	PENN TOTAL SHAREHOLDER RETURN[5]	PEER GROUP TOTAL SHAREHOLDER RETURN[6]	NET INCOME ($M)[7]	ADJUSTED EBITDAR ($ IN MILLIONS)[8]
2025	$24,126,651	$10,375,989	$5,845,528	$3,063,710	$17.08	$85.84	($845.30)	$1,461.8
2024	$26,676,300	$13,213,672	$5,906,163	$3,034,477	$22.95	$89.32	($313.30)	$1,292.3
2023	$15,542,305	$10,187,197	$3,800,856	$3,866,865	$30.13	$92.81	($491.40)	$1,512.6
2022	$14,075,614	($10,073,072)	$3,105,185	$1,412,413	$34.39	$73.75	$221.70	$1,939.4
2021	$65,887,214	$7,961,396	$3,440,477	$2,027,447	$60.03	$98.54	$420.50	$1,994.4

1
The dollar amounts reported are the amounts of total compensation reported for Mr. Snowden (our Principal Executive Officer) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation—Compensation Tables and Arrangements—2025 Summary Compensation Table.”

2
The dollar amounts reported represent the amount of “compensation actually paid” to Mr. Snowden, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Snowden during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the below “Compensation Actually Paid Calculation” table displays the adjustments made to Mr. Snowden’s total compensation for each year to determine the compensation actually paid.

3
The dollar amounts reported represent the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding Mr. Snowden) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Mr. Snowden) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2022, 2023 and 2024, Felicia Hendrix, Todd George and Chris Rogers; and (ii) for 2021, Felicia Hendrix, Todd George and Harper Ko.

4
The dollar amounts reported represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. Snowden), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. Snowden) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the below “Compensation Actually Paid Calculation” table displays the adjustments made to average total compensation for the NEOs as a group (excluding Mr. Snowden) for each year to determine the average compensation actually paid to the NEOs as a group (excluding Mr. Snowden).

5
Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

6
Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: Russell 3000 Casino and Gambling Index.

7	The dollar amounts reported represent the amount of net income (loss) reflected in the Company’s audited financial statements for the applicable year.
8
The Company believes Adjusted EBITDAR is the financial performance measure most closely linked to the calculation of compensation actually paid. Adjusted EBITDAR is a non-GAAP financial measure. For a definition and reconciliation of this non-GAAP financial measure to the most directly comparable GAAP measure, see Appendix B to this Proxy Statement entitled “Reconciliation of GAAP to Non-GAAP Financial Measures.”

PROXY STATEMENT - 2026	87

Pay Versus Performance

Compensation Actually Paid Calculation

	PEO					NEO AVERAGE
	2025	2024	2023	2022	2021	2025	2024	2023	2022	2021
Summary Compensation Table Total	$24,126,651	$26,676,300	$15,542,305	$14,075,614	$65,887,214	$5,845,528	$5,906,163	$3,800,856	$3,105,185	$3,440,477
Less: Reported Fair Value of Equity Awards(a)	$18,999,993	$21,627,843	$8,953,479	$6,961,325	$57,104,584	$4,051,328	$4,197,649	$2,045,705	$1,470,912	$1,645,208
Add: Year End Fair Value of Equity Awards(b)	$12,399,543	$15,717,740	$9,604,572	$5,919,253	$22,335,085	$2,591,162	$2,577,342	$2,302,218	$1,016,402	$1,231,271
Add: Change in Fair Value of Outstanding and Unvested Equity Awards(b)	($7,351,186)	($7,005,536)	($4,077,352)	($18,419,902)	($20,839,582)	($1,337,465)	($1,133,519)	($271,763)	($1,066,153)	($1,020,003)
Add: Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year(b)	—	—	—	—	—	—	—	—	—	—
Add: Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year(b)	$200,974	($546,988)	($1,928,849)	($4,686,713)	($2,316,737)	$15,812	($117,859)	$81,259	($172,109)	$20,909
Less: Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year(b)	—	—	—	—	—	—	—	—	—	—
Add: Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation(b)	—	—	—	—	—	—	—	—	—	—
Compensation Actually Paid(c)	$10,375,989	$13,213,672	$10,187,197	($10,073,072)	$7,961,396	$3,063,710	$3,034,477	$3,866,865	$1,412,413	$2,027,447

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.
(b)
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; and (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

(c)	The Company does not maintain any defined benefit pension programs for its executives.

88	PROXY STATEMENT - 2026

Pay Versus Performance

Most Important Financial Performance Measures
The below table represents the most important financial performance measures used to link compensation actually paid to our NEOs to the Company’s performance for the most recently completed fiscal year, as further described in “Executive Compensation – Compensation Discussion and Analysis” of this Proxy Statement.

Adjusted EBITDAR
Retail Adjusted EBITDAR
Interactive Adjusted EBITDA

Analysis of the Information Presented in the Pay versus Performance Table
While the Company utilizes several non-financial performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.

PROXY STATEMENT - 2026	89

Pay Versus Performance

Description of Relationship Between PEO and Average Non-PEO NEO Compensation Actually Paid and Company TSR
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and cumulative TSR of the Company and the peer group (the Russell 3000 Casino & Gambling Index) over the five most recently completed fiscal years.

90	PROXY STATEMENT - 2026

Pay Versus Performance

Description of Relationship Between PEO and Average Non-PEO NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid (CAP) to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Net Income during the five most recently completed fiscal years. While the Company does not use net income as a performance measure in the overall executive compensation program, the measure of net income is correlated with the measure Adjusted EBITDAR, which the Company does use when setting goals in the Company’s STIP and LTIP.

PROXY STATEMENT - 2026	91

Pay Versus Performance

Description of Relationship Between PEO and Average Non-PEO NEO Compensation Actually Paid and Adjusted EBITDAR
The following chart sets forth the relationship between Compensation Actually Paid (CAP) to our PEO, the average of Compensation Actually Paid to our non-PEO NEOs, and our Adjusted EBITDAR during the five most recently completed fiscal years. While the Company uses numerous measures, both financial and non-financial, for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that Adjusted EBITDAR is the most important financial performance measure used to link the Company’s financial performance to compensation actually paid to the Company’s NEOs for the most recently completed fiscal year.

92	PROXY STATEMENT - 2026

Pay Versus Performance

Description of Relationship Between Company TSR and Peer Group TSR
The following chart compares our cumulative TSR over the five most recently completed fiscal years to that of the peer group (the Russell 3000 Casino & Gambling Index) over the same period.

PROXY STATEMENT - 2026	93

PROPOSAL 4:
APPROVAL OF THE THIRD
AMENDMENT TO OUR 2022
LONG-TERM INCENTIVE
COMPENSATION PLAN

Board Recommendation
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE THIRD AMENDMENT TO OUR 2022 LONG-TERM INCENTIVE COMPENSATION PLAN.

Overview
We are asking shareholders to approve a third amendment to the PENN Entertainment, Inc. 2022 Long Term Incentive Compensation Plan, as originally adopted on June 7, 2022, first amended on June 6, 2023 and subsequently amended on June 17, 2025 (the “2022 Plan”), to increase the number of shares reserved for issuance thereunder by 4,000,000 shares. On April 17, 2026, the Board of Directors approved the third amendment to the 2022 Plan, including the addition of 4,000,000 shares to the 2022 Plan, subject to approval by the shareholders at the Annual Meeting.
Except for the amendment to increase the number of shares reserved for issuance, the third amendment to the 2022 Plan otherwise does not amend the features, terms and conditions on the 2022 Plan.
6,870,000 shares were originally approved on June 7, 2022 under the 2022 Plan, an additional 7,000,000 shares were approved by shareholders on June 6, 2023, and an additional 8,197,275 shares were approved by shareholders on June 17, 2025. As of April 15, 2026, 18,243,359 shares have been granted to eligible participants since the adoption of the 2022 Plan and 5,482,225 shares remained available for issuance. Based on the number of shares issued under the 2022 Plan during recent offering periods, the Board of Directors believes that the shares remaining available for issuance are insufficient to meet the estimated participation levels for upcoming offering periods unless more shares are added to the 2022 Plan.
Assuming approval of the third amendment to the 2022 Plan at the Annual Meeting, the total number of shares remaining available to be issued under the 2022 Plan would be 9,482,225. Based on current and projected usage, we currently expect that the increased share reserve would meet the anticipated needs under the 2022 Plan for a period of approximately one (1) year.
Based solely on the closing price of the Company’s Common Stock, as reported on the Nasdaq stock exchange on April 15, 2026, which was $16.01 per share, the maximum aggregate market value of the 4,000,000 new shares that may be issued under the 2022 Plan is $64,040,000.

94	PROXY STATEMENT - 2026

PROPOSAL 4: APPROVAL OF THE THIRD AMENDMENT TO OUR 2022 LONG-TERM INCENTIVE COMPENSATION PLAN

KEY REASONS TO VOTE FOR THIS PROPOSAL
As described in more detail above in the Compensation Discussion and Analysis, we believe that equity compensation is a critical component of the Company’s compensation program. We are requesting shareholder approval of an increase in shares available under the 2022 Plan to support our next phase of growth and strategic repositioning of our Interactive segment.
✔
Equity Compensation Plan Supports Our Enterprise-Wide Talent Strategy: Equity incentives are a core component of our total rewards program, positioning total direct compensation competitively against our peers and enabling us to attract, retain and motivate high-caliber talent, including employees with the specialized technical, operational and digital skills needed to drive our growth strategy.

✔
Participation in the Equity Compensation Program is Broad-based: In 2025, 603 of our employees received equity awards. Following the realignment of our executive compensation peer group, and the corresponding reduction or flat pay decisions for NEOs, we expect a significant portion of our equity pool to support equity grants to non-executive employees. We believe the continued use of equity is essential to strengthening team member alignment with our shareholders and supports the disciplined execution of our integrated and recently realigned digital strategy.

✔
Stock Awards Foster an “Ownership” Mindset Across the Company: Stock ownership directly links individual employee contributions to our overall corporate financial performance results and shareholder value creation, fostering a strong pay-for-performance compensation philosophy and deepening alignment with long-term shareholder interests.

✔
Responsible Equity Usage and Disciplined Share Requests: The requested share authorization is intended to meet anticipated equity needs for approximately one year, underscoring a conservative and measured approach to share usage. The Board actively monitors dilution and burn rate, with our burn rate averaging 2.85% over the past three years (see page 95 for calculation methodology), and regularly seeks shareholder approval of the equity plan authorization, with the most recent one presented in 2025. We anticipate maintaining this regular practice to ensure ongoing shareholder feedback and engagement.

✔
Proven Track Record of Offsetting Dilution: We have returned significant capital to shareholders, including $1.1 billion of share repurchases since 2022 (~25% of shares outstanding), reflecting a balanced capital allocation strategy and demonstrating our commitment to offset dilution and drive shareholder value.

✔
Shareholder-Aligned Governance Provisions: The 2022 Plan incorporates robust governance features, including no evergreen share replenishment, no forms of repricing of appreciation awards without shareholder approval, no liberal share recycling, minimum vesting requirements (subject to limited exceptions) and clawback provisions covering equity awards, among other leading governance practices.

✔
Current Share Capacity Poses Significant Risk to Employee Retention Strategy: Without new share requests, the Company will need to rely on the use of cash compensation, which would limit our agility in supporting our strategic investment opportunities and undermine alignment of our employee-ownership mentality associated with stock ownership across the Company.

PROXY STATEMENT - 2026	95

PROPOSAL 4: APPROVAL OF THE THIRD AMENDMENT TO OUR 2022 LONG-TERM INCENTIVE COMPENSATION PLAN

Share Usage Rate and Dilution
Our average share usage rate, sometimes referred to as unadjusted burn rate, over the three years ended December 31, 2025 (calculated as equity-based awards granted under our equity compensation plan for the relevant year, divided by average basic common shares outstanding for that year) as reflected in the table below, was approximately 2.85%.
The potential dilution resulting from issuing all of the 4,000,000 additional shares authorized under the 2022 Plan pursuant to this third amendment, plus the 5,482,225 shares that remain available for grant as of April 15, 2026 and taking into account outstanding awards, would be 14.90% on a fully-diluted basis.
The total number of common shares outstanding as of December 31, 2025 and April 15, 2026, was 132,584,258 and 133,743,976, respectively.

Key Equity Metrics – Burn Rate	2025	2024	2023
Equity Burn Rate(1)	3.56%	3.28%	1.70%
Shares Awarded (A)(4)	5,142,598	4,988,734	2,581,123
Shares Forfeited (B)(5)	2,220,515	570,478	251,524
Net Shares Granted (A)-(B)	2,922,083	4,418,256	2,329,599
Weighted-Average Basic Shares Outstanding	144,587,144	152,100,000	152,100,000
Net Equity Burn Rate(2)(3)	2.02%	2.90%	1.53%

(1)	Equity burn rate is determined by dividing the number of shares subject to stock awards we grant in a fiscal year by the weighted average number of our shares outstanding for that fiscal year.
(2)
Net equity burn rate is determined by calculating the sum of shares awarded during the fiscal year, less shares forfeited, divided by the weighted average number of shares outstanding for that fiscal year.

(3)
The Company has periodically repurchased shares under Board authorized share repurchase programs. The Company repurchased 20,090,831 shares in 2025, 0 in 2024, and 5,438,221 in 2023. These repurchases are not reflected in the net equity burn rate calculation, which is intended to measure shares utilized for equity compensation purposes. However, such repurchases may mitigate the dilutive impact of current and future equity awards.

(4)	Includes restricted stock, stock-settled RSU's, options and performance-based awards granted at target.
(5)
Includes (i) restricted stock, stock-settled RSU's and options canceled because of termination, (ii) options which expired prior to being exercised, and (iii) performance-based awards initially reported at target payout levels which ultimately vested at lower levels based on actual performance. Forfeited shares include awards granted under the Company's 2008, 2018 and 2022 Long Term Incentive Compensation Plans and Score Media and Gaming Second Amended and Restated Stock Option and Restricted Stock Unit Plan.

Key Equity Metrics - Dilution	2025	2024	2023
Unexercised Stock Options	5,186,549	4,611,862	3,710,184
Unvested RSUs and PSUs	6,717,507	5,505,358	3,005,539
Shares Available for Future Grant	9,309,563	5,456,563	11,008,469
Shares Outstanding	132,584,258	152,229,171	151,552,694
Dilution(1)	13.79%	9.28%	10.47%

(1)
Dilution is calculated by dividing (i) the sum of the number of shares subject to equity awards outstanding at the end of the fiscal year and the number of shares available for future grants by (ii) the sum of the number of shares outstanding at the end of the fiscal year, the number of shares subject to equity awards outstanding at the end of the fiscal year, and the number of shares available for future grant.

96	PROXY STATEMENT - 2026

PROPOSAL 4: APPROVAL OF THE THIRD AMENDMENT TO OUR 2022 LONG-TERM INCENTIVE COMPENSATION PLAN

Equity Awards Outstanding as of April 15, 2026

Item	As of April 15, 2026
Outstanding Equity-Settled Awards*	13,930,250
Outstanding Stock Options and Stock Appreciation Rights	5,830,347
Weighted Average Exercise Price	$24.93
Weighted Average Remaining Term (years)	6.23
Outstanding Restricted Stock	192,269
Outstanding Restricted Stock Units	4,638,020
Outstanding Performance-Based Awards (assuming target performance)	3,269,614
Outstanding Cash-Settled Awards	1,028,770
Outstanding Cash Settled Stock Appreciation Rights	998,530
Weighted Average Exercise Price	$34.39
Weighted Average Remaining Term (Years)	3.68
Outstanding Cash-Settled Restricted Stock Units	30,240
Total Equity-Settled Awards*	13,930,250
Total Cash-Settled Awards	1,028,770
Total (Equity-Settled and Cash Settled Awards)	14,959,020
Total Number of Shares Issuable (outstanding equity awards plus potential new grants)	19,412,475
Total Number of Shares Available Under the 2022 Plan	5,482,225
Additional Shares Requested Under this Proposal	4,000,000
Total Shares Authorized for Issuance (if this proposal is approved)	23,412,475

*
The outstanding equity awards reflected in this table include awards granted under the Company’s 2018 Long Term Incentive Compensation Plan and Score Media and Gaming Second Amended and Restated Stock Option and Restricted Stock Unit Plan (the “Legacy Plans”). No new awards may be granted under the Legacy Plans; however, outstanding awards under the Legacy Plans remain in effect in accordance with their original terms.

Principal Provisions of the 2022 Plan
The following is a summary of the material provisions of the 2022 Plan and is not exhaustive and is qualified in its entirety by reference to the full text of the 2022 Plan, as further amended, which is attached hereto as Appendix “A” of this Proxy Statement.
General. The 2022 Plan permits the Company to issue stock options (incentive and/or non-qualified), stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance awards and other equity and cash awards to employees. Non-employee directors and consultants are eligible to receive all such awards, other than incentive stock options.
Purpose. The purpose of the 2022 Plan is threefold:
•
To advance the interests of the Company and its shareholders by providing a means by which the Company and its participating subsidiaries and affiliates can motivate selected key employees (including officers and directors who are employees), non-employee directors and consultants to direct their efforts to those activities that will contribute materially to the Company’s success;

PROXY STATEMENT - 2026	97

PROPOSAL 4: APPROVAL OF THE THIRD AMENDMENT TO OUR 2022 LONG-TERM INCENTIVE COMPENSATION PLAN

Principal Provisions of the 2022 Plan (cont.)
•
To link remunerative benefits paid to employees, non-employee directors and consultants who have substantial responsibility for the successful operation, administration and management of the Company and/or its subsidiaries and affiliates with the enhancement of shareholder value; and

•	To enable the Company to attract and retain in its service highly qualified persons (including non-employee directors and consultants) for the successful conduct of its business.
Eligibility. Employees (including officers) of the Company and our subsidiaries and any parent entity are eligible to receive awards under the 2022 Plan. Non-employee directors of the Company and our subsidiaries are also eligible to receive all such awards, other than incentive stock options. In addition, consultants and advisors of the Company and our subsidiaries are also eligible to receive awards under the 2022 Plan. Consultants and advisors who may be eligible to receive awards include those who are eligible to be offered securities registrable on Form S-8 under the Securities Act as well as those who do not comply with the requirements for Form S-8, provided they satisfy an exemption under the Securities Act.
For purposes of the 2022 Plan, the term “subsidiary” includes any corporation, partnership, joint venture or other entity in which we have made, directly or indirectly through one or more intermediaries, a substantial investment or commitment, including, without limitation, through the purchase of equity or debt or the entering into of a management agreement or joint operating agreement. With respect to incentive stock options, “subsidiary” shall mean any entity that qualifies as a “subsidiary corporation” of the Company under Section 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”).
As of April 15, 2026, the Company had approximately 528 employees and eleven directors who were eligible to be selected to receive awards under the 2022 Plan, all of whom will continue to be eligible to be selected to receive awards if the third amendment to the 2022 Plan is approved by shareholders.
Number of Shares Available for Issuance. Currently, following the approval of the second amendment to the 2022 Plan at the 2025 Annual Meeting, not more than 22,067,275 shares of the Company’s common stock may be issued under the 2022 Plan, plus any shares of common stock subject to outstanding awards under the prior plans as of the effective date of the 2022 Plan that are forfeited or settled for cash. Shares issued under the 2022 Plan that are subsequently forfeited back to the Company before becoming fully vested will be available for future grants under the 2022 Plan. In addition, if an award under the 2022 Plan pursuant to which shares of the Company’s common stock are issuable is forfeited, expires or terminates, then the shares underlying such award will be available for future issuance under the 2022 Plan. The Compensation Committee will adjust the aggregate 22,067,275 share limit if it determines that a dividend, recapitalization, stock split, merger, consolidation or other similar corporate transaction or event equitably requires an adjustment.
Assuming approval of the third amendment to the 2022 Plan at the Annual Meeting, the total number of shares that may be issued under the 2022 Plan would increase from 22,067,275 shares to 26,067,275 shares, plus any shares of common stock subject to outstanding awards under the prior plans as of the effective date of the 2022 Plan that are forfeited or settled for cash.
Types of Awards. The 2022 Plan provides for the issuance of stock options, SARs, restricted stock, restricted stock units, performance awards and other equity-based awards. Rights to awards may be contingent on the continued employment or service or achievement of performance goals, which may be applied to the Company as a whole or a business unit or related company and may be measured either annually or cumulatively over a period of years on an absolute basis or relative to a pre-established target, to a previous year’s results or to a designated comparison group.
Stock Options. The Compensation Committee may grant stock options to employees as it may select in its sole discretion. The Compensation Committee or the Chief Executive Officer also may grant stock options in such number as the Compensation Committee or the CEO may determine to employees or consultants as the Compensation Committee or the Chief Executive Officer may select in its or his or her, as the case may be, sole discretion; provided, however, such grants will be subject to any maximum aggregate limit. The Board may grant stock options to such directors as the Board may select in its sole discretion. A stock option entitles the holder thereof to purchase full shares of common stock at a stated price for a specified period of time. Only employees may be granted incentive stock options and such incentive stock options are subject to certain requirements under Section 422 of the Code. The exercise price is determined by the Company and will not be less than 100% of the fair market

98	PROXY STATEMENT - 2026

PROPOSAL 4: APPROVAL OF THE THIRD AMENDMENT TO OUR 2022 LONG-TERM INCENTIVE COMPENSATION PLAN

Principal Provisions of the 2022 Plan (cont.)
value of a share of common stock on the date of grant; provided that incentive stock options granted to a 10% shareholder, will have an exercise price no less than 110% of the fair market value of a share of common stock on the date of grant. The Company will determine the term of each such option and the term will be reflected in the award agreement. No stock option may be exercised after the expiration of the term, which will not exceed ten years from the date of grant (and incentive stock options granted to 10% shareholders will not exceed five years). Stock options will be exercisable during the term in accordance with the applicable award agreement by giving notice of exercise to the Company in a form and manner acceptable to the Company. The holder will pay the exercise price in cash or, with the Company’s permission, by delivering shares of common stock already owned by the holder having a fair market value on the date of exercise equal to the option price, or a combination of cash and such shares. The Company may also permit payment in accordance with a cashless exercise program.
SARs. The Compensation Committee may grant SARs to employees as it may select in its sole discretion. The Compensation Committee or the Chief Executive Officer also may grant SARs in such number as the Compensation Committee or the CEO may determine to employees or consultants as the Compensation Committee or the Chief Executive Officer may select in its or his or her, as the case may be, sole discretion; provided, however, such grants will be subject to any maximum aggregate limit. The Board may grant SARs to such directors as the Board may select in its sole discretion. A SAR entitles the holder thereof to purchase full shares of common stock at a stated price for a specified period of time. The SAR base amount is determined by the Company and will not be less than 100% of the fair market value of a share of common stock on the date of grant. The Company will determine the term of each such SAR and the term will be reflected in the award agreement. No SAR may be exercised after the expiration of the term, which will not exceed ten years from the date of grant. SARs will be exercisable during the term in accordance with the applicable award agreement by giving notice of exercise to the Company in a form and manner acceptable to the Company. A SAR entitles the holder, upon exercise, to receive an amount equal to the product of (i) the amount by which the fair market value on the exercise date of one share of common stock exceeds the SAR base amount and (ii) the number of shares covered by the SAR, or portion thereof, that is exercised. Any payment which may become due from the Company by reason of the grantee’s exercise of a SAR may be paid to the grantee all in cash, all in shares of common stock, or partly in shares and partly in cash, as provided in the award agreement.
Restricted Stock. The Compensation Committee may grant restricted stock awards in such number as it may determine to such employees as the Compensation Committee may select in its sole discretion. The Compensation Committee or the Chief Executive Officer also may grant in such number as the Compensation Committee or the Chief Executive Officer may determine restricted stock awards to such employees or consultants as the Compensation Committee or the Chief Executive Officer may select in its or his or her, as the case may be, sole discretion; provided, however, such grants will be subject to any maximum aggregate number of awards in general and shares of restricted stock in particular established by the Compensation Committee for grants under the 2022 Plan for employees or consultants as a group. The Board may grant restricted stock awards to such directors as the Board may select in its sole discretion. A restricted stock award is a grant of shares of common stock subject to those conditions, if any, set forth in the 2022 Plan and the applicable award agreement. Except as otherwise provided in the 2022 Plan or the applicable award agreement, the restricted stock shall be subject to the following restrictions until the expiration or termination of the restricted period: (i) a holder will not be entitled to delivery of a certificate evidencing the shares of restricted stock until the end of the restricted period and the satisfaction of any and all other conditions specified in the award agreement applicable to such restricted stock and (ii) none of the restricted stock may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period, and until the satisfaction of any and all other conditions specified in the award agreement applicable to such restricted stock. Upon the forfeiture of any restricted stock, such forfeited shares shall be transferred to the Company without further acts by the holder. During the restricted period, the grantee will have beneficial interest in, and all rights and privileges of a shareholder as to such shares of common stock covered by the restricted stock award, including the right to vote such shares.
Restricted Stock Units. The Compensation Committee may grant restricted stock unit awards to such employees as the Compensation Committee may select in its sole discretion. The Compensation Committee or the Chief Executive Officer also may grant restricted stock unit awards in such number as the Compensation Committee or the Chief Executive Officer may determine to such employees or consultants, as the Committee or the Chief Executive Officer may select in its or his or her, as the case may be, sole discretion; provided, however, such grants will be subject to any maximum aggregate number of awards in general and

PROXY STATEMENT - 2026	99

PROPOSAL 4: APPROVAL OF THE THIRD AMENDMENT TO OUR 2022 LONG-TERM INCENTIVE COMPENSATION PLAN

Principal Provisions of the 2022 Plan (cont.)
restricted stock unit awards in particular established by the Compensation Committee for grants under the 2022 Plan for employees or consultants as a group. The Board may grant restricted stock unit awards to directors as the Board may select in its sole discretion. The restricted stock units will become vested as set forth in the applicable award agreement. Upon vesting of the restricted stock unit award, the grantee will receive the number of shares of common stock (which may be restricted stock) specified in the restricted stock unit award agreement an amount payable in cash determined by multiplying the number of restricted stock units by the fair market value of one share of common stock as of the vesting date, or a combination thereof, as specified by the Company in the applicable award agreement.
Other Equity-Based Awards. The Compensation Committee may grant other awards to such employees as the Committee may select in its sole discretion. The Compensation Committee or the Chief Executive Officer also may grant other awards to employees or consultants as the Compensation Committee or the Chief Executive Officer may select in its or his or her, as the case may be, sole discretion; provided, however, such grants will be subject to any maximum aggregate amount of awards in general and other awards in particular (if any) established by the Compensation Committee for grants under the Plan for employees or consultants as a group. The Board may grant other awards to such directors as the Board may select in its sole discretion. Other awards may or may not be evidenced by award agreements. Other awards may be grants of a type of equity-based, equity- related, or cash-based awards not otherwise described by the terms of the 2022 Plan in such amounts and subject to such terms and conditions as determined by the Company, from time to time, under the 2022 Plan. Such awards may provide for the payment of shares of common stock or cash or any combination thereof to a grantee. The value of a cash-based other award shall be determined by the Company.
Performance Awards. An award may be granted that is subject to the achievement of one or more performance goals during one or more performance period. The Company will establish in writing the performance award terms, including the targets and applicable performance goals and performance period, which will be set forth in the award agreement. Any performance awards will remain subject to restrictions until the end of the award period unless the lapse of such restrictions is accelerated as set forth in the award agreement. At the end of the award period, any performance units credited to the grantee’s account will be settled in shares of common stock, cash or a combination thereof, as determined by the Company and as set forth in the award agreement. Except as set forth in the 2022 Plan or an award agreement, the grantee must remain continuously employed by, or in the service of the Company or any subsidiary from the date he or she receives such performance award until the last day of the award period.
Administration. The 2022 Plan is administered by or under the direction of the Compensation Committee. Except for matters required by the terms of the 2022 Plan to be decided by the Board of Directors or the CEO, the Compensation Committee has full power and authority to interpret and construe the 2022 Plan, to prescribe, amend and rescind rules, regulations, policies and practices, to impose such conditions and restrictions on awards as it deems appropriate and to make all other determinations necessary or desirable in connection with the administration of, or the performance of its responsibilities under, the 2022 Plan. Subject to limitations set forth in the Plan and as prescribed by the Compensation Committee, the Compensation Committee may delegate to the Company’s Chief Executive Officer or a designee thereof, the authority to grant awards to certain persons under the 2022 Plan.
Minimum Vesting Period. Subject to limited exceptions in the event of a change of control of the Company, stock options, restricted stock, restricted stock units, performance awards and any other awards granted under the 2022 Plan are subject to a minimum vesting period of one year after the date of grant. However, up to 5% of the authorized shares under the 2022 Plan may be granted without regard to the minimum vesting requirement. In addition, such minimum vesting requirement will not prevent acceleration of vesting or exercisability in the event of a change in control, for equity plans acquired in merger and acquisition transactions, or pursuant to the terms of an award agreement relating to termination of employment or service.
Limitation on Non-Employee Director Compensation. The aggregate value of cash compensation and grant date fair market value of shares that may be paid or granted during any calendar year of the Company to any non-employee director shall not

100	PROXY STATEMENT - 2026

PROPOSAL 4: APPROVAL OF THE THIRD AMENDMENT TO OUR 2022 LONG-TERM INCENTIVE COMPENSATION PLAN

Principal Provisions of the 2022 Plan (cont.)
exceed $750,000 (as calculated on the date of grant). By approving the 2022 Plan, shareholders would be approving the grant of awards under the 2022 Plan (which may be amended from time to time) to current non-employee directors and such other persons each of whom may be appointed as a non-employee director of the Company from time to time.
Amendment and Termination. The Board may at any time amend or modify the 2022 Plan in any or all respects, except that any such amendment or modification may not adversely affect the material rights of any holder of an award previously granted under the 2022 Plan unless in accordance with the provisions of the 2022 Plan or any applicable award agreement or such holder consents, and subject to shareholder approval where such approval is required by applicable law. The Board may also suspend or terminate the 2022 Plan at any time.
Dividends and Dividend Equivalents. No dividends or dividend equivalents may be paid to a plan participant with respect to an award prior to the vesting of such award. An award may provide for dividends or dividend equivalents to accrue on behalf of a participant as of each dividend payment date during the period between the date the award is granted and the date the award is exercised, vested, expired, credited or paid, and to be converted to vested cash or shares at the same time and subject to the same vesting conditions that apply to the shares to which such dividends or dividend equivalents relate.
Adjustments. The Compensation Committee will make certain adjustments to the 2022 Plan and to the outstanding awards under the 2022 Plan in the event that the Compensation Committee determines any dividend or other distribution (whether in the form of cash, shares of the Company’s common stock or other securities), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of the Company’s common stock, other securities of the Company, issuance of warrants or other rights to purchase shares of common stock or other securities of the Company, or other similar corporate transaction or event constitutes an equity restructuring transaction, as that term is defined in ASC Topic 718, Compensation – Stock Compensation, or otherwise affects the shares of the Company’s common stock. In the event of such a change, appropriate adjustments will be made to:
•
the number and type of shares of the Company’s common stock or other securities which thereafter may be made the subject of Awards, including the aggregate and individual limits specified in the 2022 Plan;

•	the number and type of shares of the Company’s common stock or other securities subject to outstanding awards under the 2022 Plan;
•	the grant, purchase, SAR base amount or option price with respect to any award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding award; and
•	other value determinations applicable to outstanding awards.
Any such adjustments to the outstanding awards will generally be effected in a manner as to preclude the enlargement or dilution of rights and benefits under such awards. However, in no event will fractions of a share of common stock be issued and the Compensation Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding down as appropriate.
After any reorganization, merger or consolidation whether or not the Company is the surviving corporation and unless there is a provision in the sale or reorganization agreement to the contrary, each grantee will, at no additional cost, be entitled upon any exercise of an option or receipt of other award to receive (subject to any required action by shareholders), in lieu of the number of shares of common stock receivable or exercisable pursuant to such Award, the number and class of shares of stock or other securities to which such grantee would have been entitled pursuant to the terms of the reorganization, merger or consolidation if, at the time of such reorganization, merger or consolidation, such grantee had been the holder of record of a number of shares of stock equal to the number of shares receivable or exercisable pursuant to such award. Comparable rights will accrue to each grantee in the event of successive reorganizations, mergers or consolidations of the character described above. Subject to the impact of change of control described below, in the event of a change of control, the Company may (i) cancel without

PROXY STATEMENT - 2026	101

PROPOSAL 4: APPROVAL OF THE THIRD AMENDMENT TO OUR 2022 LONG-TERM INCENTIVE COMPENSATION PLAN

Principal Provisions of the 2022 Plan (cont.)
consideration any outstanding awards with an exercise price that is more than the fair market value of common stock as of the change of control, and (ii) in lieu of the substituted shares, elect to pay grantee a cash payment equal to the difference between the exercise price for the award and the fair market value of the Company’s common stock as of the change of control.
After any reorganization, merger or consolidation in which the Company or a subsidiary will be a surviving corporation and where such acquired or merged trade or business maintains an equity compensation plan for its employees, directors and/or consultants (the “Target Plan”), the Compensation Committee may (i) add to the number of shares of common stock that may be issued under the 2022 Plan in accordance with the plan terms, a proportionate number of shares available for issuance under the Target Plan, and/or (ii) substitute or replace outstanding awards under the Target Plan with similar awards issued under the 2022 Plan; provided that any such substitution or replacement is consummated in an equitable manner, as determined by the Compensation Committee in its discretion, including, without limitation, substitution options granted under the Target Plan with options under the 2022 Plan in accordance with Section 424 of the Code. Any such adjustments may provide for the elimination of any fractional shares which might otherwise become subject to any awards.
Impact of Change of Control. The 2022 Plan provides that in the event of a change of control (as defined in the 2022 Plan), and upon a grantee’s termination of employment by the Company without cause or by the grantee for good reason (as defined in the 2022 Plan), within two years following the change of control, then (i) options and SARs will vest and become fully exercisable, (ii) restrictions on restricted stock awards and restricted stock units will lapse and become fully vested, (iii) any performance awards with vesting or other provisions tied to achievement of performance goals will be considered vested at target level of performance, (iv) any awards payable in cash will be paid within thirty (30) days after such termination of employees and (v) any such other additional benefits, changes or adjustments that the Compensation Committee deems appropriate and fair to apply. If in the event of a change of control, the successor company does not agree to assume or substitute the awards, then the foregoing will apply, such that the awards will accelerate and vest. For purposes of the 2022 Plan “change of control” means
•	With respect to Awards that are not “deferred compensation” under Section 409A of the Code, any of the following events shall constitute a change of control:
i.
the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of fifty percent (50%) or more of either (A) the then outstanding shares of the Company (the “Outstanding Company Shares”) or(B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a change of control: (1) any acquisition directly from the Company; (2) any acquisition by the Company; (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (4) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) below; or

ii.
consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (each, a “Corporate Transaction”), in each case, unless, following such Corporate Transaction, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Shares and Outstanding Company Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation or other entity resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction of the Outstanding Company Shares and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan or related trust of the Company or such corporation resulting from such Corporate Transaction) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of the corporation resulting from such Corporate Transaction or the

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PROPOSAL 4: APPROVAL OF THE THIRD AMENDMENT TO OUR 2022 LONG-TERM INCENTIVE COMPENSATION PLAN

Principal Provisions of the 2022 Plan (cont.)
combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership of the Company existed prior to the Corporate Transaction and (C) at least a majority of the members of the board of directors of the corporation (or other governing board of a non-corporate entity) resulting from such Corporate Transaction were members of the Incumbent Board (as defined in subsection (iv)) at the time of the execution of the initial agreement, or of the action of the Board, providing for such Corporate Transaction; or
iii.
individuals who, as of June 7, 2022, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to June 7, 2022 whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds (2/3) of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

•
With respect to awards that are “deferred compensation” under Section 409A of the Code, to the extent necessary to avoid incurring adverse tax consequences under Section 409A of the Code with respect to such awards, each of the foregoing events shall only be deemed to be a change of control for purposes of the 2022 Plan to the extent such event qualifies as a “change in control event” for purposes of Section 409A of the Code. The Company will be entitled to amend or interpret the terms of any award to the extent necessary to avoid adverse Federal income tax consequences to a grantee under Section 409A of the Code.

No Repricing Without Shareholder Approval. The 2022 Plan prohibits the repricing of stock options and SARs without first obtaining shareholder approval. Specifically, except in connection with anti-dilution and similar equitable adjustments to awards to account for certain business transactions or other changes in capital structure, without first obtaining approval of the Company’s shareholders, the base amount or exercise price, as applicable, of stock options or SARs may not be reduced, whether through amendment, cancellation or replacement grant, or any other means. While not intended to be a substantive change to this provision, to conform to current drafting conventions, the 2022 Plan revises and elaborates on the wording of this provision to explicitly state that, except in connection with anti-dilution and similar equitable adjustments to awards to account for certain business transactions or other changes in capital structure, without first obtaining approval of the Company’s shareholders, we may not (1) cancel, surrender, replace or otherwise exchange any outstanding stock option or SAR where the fair market value of the common stock underlying such stock option or SAR is less than its exercise price for a new stock option or SAR, another award, cash, shares of common stock or other securities; or (2) take any other action that is considered a “repricing” for purposes of the shareholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Company’s common stock is listed or quoted.
Inalienability of Rights and Interests. The rights and interests of a holder under the 2022 Plan are personal to the holder and to any person or persons who may become entitled to distribution or payments under the 2022 Plan by reason of death of the holder, and the rights and interests of the holder or any such person (including, without limitation, any award distributable or payable under the 2022 Plan) will not be subject in any manner to alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action shall be void and no such benefit or interest shall be in any manner liable for or subject to debts, contracts, liabilities, engagements or torts of any holder. If any holder shall attempt to alienate, sell, transfer, assign, pledge, encumber or charge any of his rights or interests under the 2022 Plan, (including without limitation, any award payable under the 2022 Plan) then the Compensation Committee may hold or apply such benefit or any part thereof to or for the benefit of such holder in such manner and in such proportions as the Compensation Committee may consider proper. Notwithstanding the foregoing, the holder, subject to the approval of the Company may elect to irrevocably transfer some or all of an award to a family member; provided, however, that: (i) the award, once transferred, may not again be transferred except by will or by the laws of descent and distribution; (ii) the award, once transferred, shall remain subject to the same terms and conditions of the award in effect before the transfer and the transferee of the award (the “Transferee”) must comply with all other provisions of the award;

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PROPOSAL 4: APPROVAL OF THE THIRD AMENDMENT TO OUR 2022 LONG-TERM INCENTIVE COMPENSATION PLAN

Principal Provisions of the 2022 Plan (cont.)
and (iii) the holder receives no consideration for such transfer. No transferred award will be exercisable following a transfer unless the Compensation Committee receives written notice from the Compensation Committee, in its sole discretion, to the effect that a transfer of the award has occurred and the notice identifies the award transferred, the identity of the Transferee and his or her relationship to the holder.
Withholding Taxes. The 2022 Plan authorizes us to withhold taxes due with respect to awards in cash, shares of our Common Stock, other securities or other awards. While not intended to be a substantive change, the 2022 Plan revises this provision in light of changes to applicable accounting rules to address certain limitations applicable when tax withholding is satisfied via tendering, withholding or returning of shares of our Common Stock, including the condition that such withholding may not exceed, in the case of shares underlying awards that are withheld or returned, the maximum statutory tax rates of the grantee’s applicable jurisdiction (or such other rate as would not trigger a negative accounting impact).
Section 409A Provisions. The 2022 Plan contains provisions relating to Section 409A of the Code. The 2022 Plan makes technical changes to these provisions, including to provide that all awards made under the 2022 Plan are intended to be exempt from or, in the alternative, to comply with Section 409A of the Code and the interpretive guidance thereunder, including the exceptions for stock rights and short-term deferrals, and that the 2022 Plan will be construed and interpreted in accordance with such intent. The 2022 Plan also clarifies that each payment under an award is treated as a separate payment for purposes of Section 409A of the Code.
Clawback. All outstanding awards constitute “incentive compensation” (as defined in the Company’s clawback policy and pursuant to which the Compensation Committee may cancel any award to the extent that the terms of the clawback policy so provide.
U.S. Federal Income Tax Consequences
The following is a summary of certain federal income tax aspects of stock options which may be awarded under the 2022 Plan based upon the laws in effect on the date hereof.
Nonqualified Stock Options. A participant will generally not recognize any taxable income upon the grant of a nonqualified stock option and the Company will not receive a deduction at the time of such grant. Upon exercise of a nonqualified stock option, the participant generally will realize ordinary income in an amount equal to the excess of the fair market value of our common stock on the date of exercise over the exercise price.
Incentive Stock Options. No taxable income is recognized by a participant at the time of grant of an incentive stock option, and no taxable income is generally recognized at the time the option is exercised. (However, the excess of the fair market value of the Company’s common stock received upon exercise over the option exercise price is an item of tax preference income which may be subject to the alternative minimum tax.) Instead, the participant will recognize taxable income in the year in which the acquired shares are sold or otherwise disposed of. If the sale or other disposition is made after the participant has held the shares for more than two years after the option grant date and more than one year after the date on which the shares are transferred to the participant (referred to as a “qualifying disposition”) pursuant to the option’s exercise, any gain or loss, generally measured by the difference between the amount realized on the sale of shares and the option exercise price, will be treated as long-term capital gain or loss. However, if either of these two holding period requirements is not satisfied (referred to as a “disqualifying disposition”), then upon the disqualifying disposition, the participant generally recognizes ordinary income in the amount of the lesser of (i) the difference between the fair market value of the shares at the time of the option’s exercise and the option’s exercise price, or (ii) the difference between the amount realized on the sale and the option’s exercise price. Any ordinary income recognized is added to the participant’s basis for purposes of determining any additional gain on the sale and any such additional gain will be capital gain.
SARs. The grant of a SAR will generally not create any tax consequences for the participant or the Company. Upon the exercise of a SAR, the participant will recognize ordinary income in an amount equal to the cash or fair market value of the shares of common

104	PROXY STATEMENT - 2026

PROPOSAL 4: APPROVAL OF THE THIRD AMENDMENT TO OUR 2022 LONG-TERM INCENTIVE COMPENSATION PLAN

U.S. Federal Income Tax Consequences (cont.)
stock received from the exercise. The participant’s tax basis in any shares of common stock received upon the exercise of the SAR will be equal to the ordinary income recognized with respect to the shares. Upon disposition of the shares, the participant will recognize capital gain or loss equal to the difference between the amount realized and his or her basis in the shares.
Restricted Stock. In general, a participant will not recognize income with respect to restricted stock awards, including restricted stock with performance-based vesting conditions, until the date that the restrictions lapse. Upon vesting, the participant will recognize ordinary income in an amount equal to the difference of the amount paid for such stock (if any) and the fair market value of the shares received. Generally, the participant’s tax basis in any shares is the amount included in his or her income and the amount paid for the stock (if any), and the participant’s holding period in the shares commences on the day after the restrictions lapse. Upon disposition of the shares, the participant will recognize capital gain or loss equal to the difference between the amount realized and his or her basis in the shares.
A participant receiving restricted stock, including restricted stock with performance-based vesting conditions, may, however, make an election under Section 83(b) of the Code, commonly referred to as a “section 83(b) election,” to recognize as ordinary compensation income in the year that such restricted stock is granted, the amount equal to the spread between the amount paid for such stock (if any) and the fair market value on the date of the issuance of the stock. If such an election is made, the participant recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long or short-term capital gain to the recipient. The section 83(b) election must be made within 30 days from the time the restricted stock is issued.
Restricted Stock Units (including performance-based). In general, a participant will not recognize income with respect to restricted stock unit awards until there is a settlement of the award, unless Section 409A of the Code applies. Upon settlement, the participant will recognize ordinary income in an amount equal to the cash or fair market value of the shares received. The participant’s tax basis in any shares received is the amount included in his or her income, and the participant’s holding period in the shares commences on the day after receipt of the shares. Upon disposition of the shares received upon settlement of the restricted stock units, the participant will recognize capital gain or loss equal to the difference between the amount realized and his or her basis in the shares.
Company Deductions. As a general rule, the Company or one of its subsidiaries will be entitled to a deduction for federal income tax purposes at the same time and in the same amount that a participant recognizes ordinary income from awards under the 2022 Plan, to the extent such income is considered reasonable compensation under the Code. The Company will not, however, be entitled to a deduction with respect to payments which are contingent upon a change in control if such payments are deemed to constitute “excess parachute payments” pursuant to Section 280G of the Code and do not qualify as reasonable compensation pursuant to that Section. Such payments will subject the recipients to a 20% excise tax. In addition, the Company will not be entitled to a deduction to the extent compensation in excess of $1 million per individual per year is paid to certain current and former executive officers of the Company.
New Plan Benefits
No grants under the 2022 Plan have been made that are conditioned upon approval of the proposed amendment to the 2022 Plan. The number and types of awards that will be granted under the amended 2022 Plan in the future are not determinable, as the Compensation Committee will make these determinations in its sole discretion. Therefore, a New Plan Benefits Table is not provided.

PROXY STATEMENT - 2026	105

PROPOSAL 4: APPROVAL OF THE THIRD AMENDMENT TO OUR 2022 LONG-TERM INCENTIVE COMPENSATION PLAN

Stock Awards Granted Under the 2022 Plan
The table below reflects all equity awards granted under the 2022 Plan from its adoption through April 15, 2026 to the individuals and groups listed in the table. Note that the amounts in the table reflect the actual number of shares underlying awards, not the shares that are counted against the 2022 Plan’s share reserve with respect to full-value awards, as described under “Number of Shares Available for Issuance” above. As of April 15, 2026, the closing price of the Company’s common stock was $16.01.

NAME AND TITLE	STOCK OPTIONS	SARS	RESTRICTED STOCK SHARES	RESTRICTED STOCK UNITS	PERFORMANCE AWARDS
Jay Snowden Chief Executive Officer and President	1,307,062	—	—	434,254	2,130,131
Felicia Hendrix EVP, Chief Financial Officer	377,458	—	—	110,605	410,133
Chris Rogers EVP, Chief Strategy and Legal Officer and Secretary	311,419	—	—	98,315	349,539
All current executive officers, as a group (3 persons)	1,995,939	—	—	643,174	2,889,803
All current directors who are not current executive officers as a group (10 persons)	—	—	337,969	53,757(1)	—
Each nominee for election as a director	—	—	—	—	—
Each associate of the above-mentioned directors or executive officers	—	—	—	—	—
Each other person who received or is to receive 5% of such options, warrants or rights	—	—	—	—	—
All employees, including officers who are not current executive officers, as a group (621 persons)	1,236,132	6,967(2)	—	5,513,121(3)	1,018,315(4)

(1)	Represents cash-settled units.
(2)	Represents cash-settled SARs.
(3)	24,428 units are/were cash-settled.
(4)	15,358 performance units were settled in cash.

106	PROXY STATEMENT - 2026

PROPOSAL 4: APPROVAL OF THE THIRD AMENDMENT TO OUR 2022 LONG-TERM INCENTIVE COMPENSATION PLAN

Securities Authorized for Issuance under Equity Compensation Plans
The following table summarizes certain information with respect to the Company’s compensation plans and individual compensation arrangements under which the Company’s equity securities have been authorized for issuance as of the fiscal year ended December 31, 2025:

Plan Category	(A)	(B)	(C)
	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS	WEIGHTED AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS ($)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A))
Equity compensation plans approved by shareholders	5,114,606	$26.79	9,309,563(1)(2)
Equity compensation plans not approved by shareholders(3)	71,943	$20.60	251,825

(1)
Includes 5,683,696 shares reserved at maximum in connection with performance-based restricted stock units granted under performance-based equity plans adopted under the 2022 Plan; and 315,324 stock settled restricted units with performance-based vesting conditions that are dependent on the achievement of certain milestones. The weighted-average exercise price in column (b) does not take these awards into account.

(2)
The 2022 Plan provides that, while awards of stock options, stock appreciation rights, and awards of restricted stock, or shares issued pursuant to any other full value awards are counted as one share of common stock granted under such plan, for purposes of determining the number of shares available for issuance. Awards that are settled in cash rather than shares of stock are not counted against the limit in the 2022 Plan.

(3)
In connection with our October 19, 2021 acquisition of theScore, we assumed the Score Media and Gaming Inc. Second Amended and Restated Stock Option and Restricted Stock Unit Plan (the “Score Media Plan”). Upon the assumption of the Score Media Plan, the remaining share reserve thereunder was converted into a share reserve relating to shares of Company common stock based on the equity award exchange ratio applicable to outstanding equity awards of theScore. The Score Media Plan was approved by the Score Media and Gaming Inc. security holders prior to the acquisition but has not been approved by our shareholders. The Score Media Plan permits grants of stock options and restricted share units to directors, officers, employees of theScore at the time of the acquisition (“eligible persons”) (or wholly-owned corporations of such eligible persons). No future awards will be granted under the Score Media Plan.

Registration with the SEC
If the amendment described in this Proposal 4 is approved by shareholders, the Company will file a Registration Statement on Form S-8 with the SEC with respect to the shares of the Company’s Common Stock to be registered pursuant to this third amendment to the 2022 Plan, as soon as reasonably practicable following shareholder approval.

Board Recommendation
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE THIRD AMENDMENT TO OUR 2022 LONG-TERM INCENTIVE COMPENSATION PLAN.

PROXY STATEMENT - 2026	107

PROPOSAL 5:
SHAREHOLDER PROPOSAL REQUESTING ANNUAL ELECTION OF DIRECTORS
Unite Here (the “proponent”), which was the beneficial owner of 469 shares of the Company’s common stock as of December 29, 2025, has notified the Company that it intends to present the following proposal for consideration at the Annual Meeting. The proponent has presented the proposal and supporting statements set forth below, and we are presenting the proposals and the supporting statements as they were submitted to us.
Although we do not support certain of the statements contained in the proposal and the supporting statements, we have limited our response to the most important points and have not attempted to address all the statements with which we disagree. The address and stock ownership of the proponent will be furnished by the Company’s Secretary to any person, orally or in writing as requested, promptly upon receipt of any oral or written request.
RESOLVED:
Shareholders of PENN Entertainment, Inc. (the "Company") request that the Board of Directors take all necessary steps, promptly and in accordance with Pennsylvania law, the Company's governing documents, and all applicable gaming regulatory requirements, to eliminate the classification of the Board of Directors and transition to the annual election of all directors, with each director elected to a one-year term. The declassification should be implemented in a manner that does not affect the unexpired terms of directors elected prior to the effectiveness of such action.
WHEREAS:
The annual election of all directors is widely recognized as a leading corporate governance practice that enhances director accountability and aligns the board more closely with shareholders' long-term interests. Annual elections are the prevailing standard of good corporate governance across the majority of companies in the S&P 500 and the Russell 3000.
Our Company currently maintains a classified board in which directors serve staggered three-year terms. While historically common, classified boards are increasingly viewed as limiting shareholders' ability to provide timely feedback on board performance and composition. Academic research has suggested that classified boards are associated with lower firm value, reduced market discipline, and increased entrenchment risk (Faleye, 2007). In the 2025 proxy season, proposals in favor of declassification of boards of directors had an average support of 77.9% (The Harvard Law School Forum on Corporate Governance, 2025).
A transition to annual elections is both overdue and essential. For more than a decade, the Company's board has chosen to maintain a classified structure in contradiction to shareholders' 2010 majority vote in favor of declassification. Corporate governance standards and investor expectations have since shifted in greater favor of annual elections, and renewed shareholder action is appropriate as our Company continues to face a dynamic competitive landscape and ongoing technological change in the industry. Annual elections would strengthen board accountability and improve the Board's responsiveness to these challenges.

108	PROXY STATEMENT - 2026

PROPOSAL 5: ANNUAL ELECTION OF DIRECTORS

A transition to annual elections would:
•	Improve accountability, ensuring each director is evaluated by shareholders every year
•	Promote Long-term value creation by ensuring the board remains adaptable and responsive
•	Enhance oversight during periods of strategic transition or operational underperformance
•	Reduce entrenchment risk and align our Company with governance norms embraced by leading gaming peers, including MGM Resorts International and Caesars Entertainment
•	Improve shareholder confidence, supporting long-term value creation
This proposal is precatory only, and does not mandate that the Board take any particular action with respect to its subject matter. Rather, we envision (and expect) that the Board will exercise its discretion to adopt changes approved by the majority of shareholders because doing so supports sound governance and confidence in Board leadership.
Nothing in this proposal conflicts with the Company's obligations under gaming laws, its gaming licenses, or the authority of any gaming regulator. The Board retains full discretion to sequence any implementation in a manner consistent with applicable suitability requirements while ensuring shareholders receive the annual accountability that is now standard market practice.
We urge shareholders to vote FOR this proposal.

PROXY STATEMENT - 2026	109

PROPOSAL 5: ANNUAL ELECTION OF DIRECTORS

Board Recommendation	OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” THIS SHAREHOLDER PROPOSAL.

The Board recommends shareholders vote AGAINST this proposal. We believe the classified Board structure is in the best interests of PENN and its shareholders for the following reasons:

 •
PENN operates in a highly regulated industry, and, given our extensive regional footprint, some jurisdictions restrict Board members from voting until they are fully licensed – a process that has historically taken a year or longer

 •
Our rapidly changing industry requires a deep understanding of our business and a long-term strategic focus

 •
Six of our eleven directors have been on the Board for less than four years, underscoring our commitment to Board refreshment

 •
PENN maintains a comprehensive shareholder engagement program with a robust track record of responsiveness

The Board considered this proposal and has determined that it would not serve the best interests of the Company or its shareholders. The Board continues to believe that maintaining a classified Board structure is appropriate for the reasons set forth below. The Board periodically reviews the Company’s governance framework and believes that the existing structure appropriately balances director accountability to shareholders with the stability required to effectively mitigate potential risks in the context of our highly regulated operating environment and long-term strategic priorities.
PENN operates in a highly regulated industry and, given our extensive regional footprint, some jurisdictions restrict Board members from voting until they are fully licensed – a process that has historically taken a year or longer
PENN has the largest regional footprint in the industry and operates in multiple jurisdictions that require extensive regulatory review and licensing of directors. These processes are highly comprehensive and involve detailed background investigations into all aspects of the director’s financial and personal matters.
The licensing requirements, which are unique to the gaming industry, can hinder our ability to attract talented director candidates. Our current structure helps mitigate the significant time commitment required for licensure by providing for an initial term of three years.
More significantly, certain of our jurisdictions, each of which is important to our operations, require directors to obtain licensure before they are permitted to vote on Board matters. The licensing process is extremely time intensive and historically has taken a year or longer to complete. In a scenario in which a majority of new directors are added to the Board in a single year, these new directors would be unable to vote for an extended period of time due to licensing restrictions, creating a significant risk that Board and committee functions could be seriously impaired by failure to achieve necessary quorums required for Board and/or committee actions. The Board believes that the Company’s current classified structure effectively mitigates these risks by supporting continuity in Board composition while newly elected directors complete required licensing processes.
Our rapidly changing industry requires a deep understanding of our business and a long-term strategic focus
Our industry is entering a period of significant change, with the introduction of new forms of gaming, including legalized sports betting and iCasino and the proliferation of grey market or illegal offerings, such as skill-based games, sweepstakes and prediction markets. Against this backdrop, it is imperative that PENN’s Board is comprised of experienced directors with deep industry and institutional knowledge of our business to help support decision-making that reflects current competitive dynamics. In addition, many of our strategic initiatives require years of thoughtful long-term planning, such as greenfield development opportunities and our investments in technology. Our current Board structure is aligned with long-term value creation by encouraging a highly informed and long-term outlook and reducing susceptibility to short-term market pressures or special interests that seek out short-term returns. As a result, our current Board structure has facilitated a number of key decisions focused on maximizing the interests of the Company and our shareholders over the long-term, including the decision to invest in high-return growth projects in our retail portfolio and the repositioning of our interactive strategy to focus on our growing iCasino and Canadian businesses.

110	PROXY STATEMENT - 2026

PROPOSAL 5: ANNUAL ELECTION OF DIRECTORS

Six of our eleven directors have been on the Board for less than four years, highlighting our commitment to Board refreshment
The Board has approached refreshment in a thoughtful manner to preserve essential long-term knowledge and minimize disruption on Board functions while enhancing the Board’s skills and expertise in the gaming industry, capital allocation and transformative omnichannel growth strategies.
The Board remains committed to Board refreshment and to regularly evaluating its composition and ensuring that it is comprised of directors with the experience and expertise necessary to oversee the Company’s strategy and to manage evolving risks in our rapidly changing industry.
PENN maintains a comprehensive shareholder engagement program with a robust track record of responsiveness
The Board recognizes the importance of maintaining a governance framework that promotes accountability to shareholders. PENN has a long-standing commitment to a semi-annual shareholder engagement process – both in the Spring and Fall, which is overseen and led by our independent Board members. The Board’s shareholder engagement practices include:
•	regularly engaging with its shareholders and proxy advisory firms regarding business performance, strategy, governance and compensation matters;
•	implementing meaningful changes to executive compensation and governance practices in response to shareholder feedback; and
•	continually reviewing our governance policies and practices to ensure they remain aligned with shareholder interests.
As demonstrated in this Proxy Statement, we have adopted a range of actions in response to shareholder feedback, underscoring the Board’s commitment to ongoing shareholder dialogue and evolving our strategic focus, governance and executive compensation programs to reflect shareholder priorities.
The Board regularly reviews the Company’s corporate governance framework, including the classified Board structure, and will continue to do so as part of its ongoing governance oversight. At this time, maintaining the current structure best supports the Company’s regulatory obligations and ability to execute on our long-term strategic priorities.
Board Recommendation
For these reasons, we believe that the proposal is not in the best interests of the Company or our shareholders. Accordingly, the Board unanimously recommends that shareholders vote “AGAINST” the shareholder proposal.

Board Recommendation	OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” THIS SHAREHOLDER PROPOSAL.

PROXY STATEMENT - 2026	111

OTHER MATTERS

Householding of Proxy Materials
Registered and “street-name” shareholders who reside at a single address receive only one annual report and proxy statement at that address unless a shareholder provides contrary instructions. This practice is known as “householding” and is designed to reduce duplicate printing and postage costs. However, if a shareholder wishes in the future to receive a separate annual report or proxy statement, he or she may contact Broadridge Financial Solutions at 1-866-540-7095, or in writing at Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, NY 11717. In any event, if you did not receive an individual copy of this Proxy Statement or our 2025 Annual Report, we will send a copy to you promptly if you address your written request to the Secretary, PENN Entertainment, Inc., 825 Berkshire Boulevard, Suite 200, Wyomissing, Pennsylvania 19610. Shareholders can request householding if they receive multiple copies of the annual report and proxy statement by contacting Broadridge Financial Solutions at the address above.
Advance Notice Provision
Under the Company’s bylaws, no business may be brought before an annual meeting unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board or by a shareholder present in person at the meeting who (i) was a shareholder of record at the time of giving notice and, at the time of the annual meeting is entitled to vote at the meeting, and (ii) has owned beneficially at least 1% of the Company’s common stock for a continuous period of not less than 12 months prior to making the proposal and who has delivered proper written notice to the Company’s Secretary (containing certain information specified in the bylaws about the shareholder and the proposed action) not less than 120 nor more than 150 days prior to the first anniversary of the preceding year’s annual meeting. Accordingly, proposals with respect to the 2027 annual meeting of shareholders must be delivered between January 17, 2027 and February 16, 2027. These requirements are separate from the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in the Company’s proxy statement pursuant to Rule 14a-8 promulgated under the Exchange Act. In addition, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must comply with the additional requirements of Rule 14a-19(b).
Shareholder Proposals under Rule 14a-8
Shareholders interested in submitting a proposal for inclusion in the proxy materials for the annual meeting of shareholders in 2027 may do so by following the procedures prescribed in Rule 14a-8 promulgated under the Exchange Act. To be eligible for inclusion, shareholder proposals must be received by the Company’s Secretary no later than December 28, 2026. Proposals should be sent to the Company’s principal executive office, 825 Berkshire Boulevard, Suite 200, Wyomissing, Pennsylvania 19610, directed to the attention of the Secretary.
Director Nominations by Shareholders
Shareholders present in person at the meeting who (i) were shareholders of record at the time of giving notice and, at the time of the Annual Meeting are entitled to vote at the meeting, (ii) will not, or will not reasonably be expected to, violate, or cause the Company or any affiliated company to violate, any provision of any gaming law or gaming license of the Company or any affiliated company (including any limitation, condition, obligation or restriction placed thereon by a gaming authority) at the time of giving the nomination notice or at the time of the shareholder meeting as a result of such recommendation of any nominee, and (iii) who have beneficially owned at least 1% of the Company’s common stock for a continuous period of not less than 12 months before making such recommendation may submit director nominations to the Nominating and Corporate Governance Committee for consideration. To be timely, a shareholder’s notice to the Secretary must be hand delivered to or mailed (certified or registered mail, return receipt requested) and received by the Company Secretary at the principal executive offices of the Company not less than 120 nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. In addition, each shareholder (and related beneficial owner) making a recommendation for director nominations, or giving notice thereof, must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder, including Rule 14a-19 of the Exchange Act, with respect to any such recommendation.
To be in proper written form, a shareholder’s notice must contain with respect to each nominee: (i) all information relating to such person that is required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of

112	PROXY STATEMENT - 2026

OTHER MATTERS

Director Nominations by Shareholders (cont.)
proxies for election of directors in a contested election, or otherwise required by Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (ii) a description of all direct and indirect compensation, economic interests and other material monetary agreements, arrangements and understandings during the past three years between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates; (iii) a description of all relationships, agreements, arrangements and understandings between the proposed nominee and the recommending shareholder and the beneficial owner, if any; (iv) a description of all relationships between the recommended nominee and any of the Company’s competitors, customers, suppliers, labor unions or other related parties; (v) a representation of the recommended nominee that, to the best of such recommended nominee’s knowledge after due inquiry, the recommendation for nomination of such person will not, and will not reasonably be expected to, violate, or cause the Company or any affiliated company to violate, any provision of any gaming law or gaming license of the Company or any affiliated company (including any limitation, condition, obligation or restriction placed thereon by a gaming authority); and (vi) a completed and signed questionnaire, representations, consent and agreement as required by the Company’s bylaws.
A shareholder’s notice must also contain certain other information regarding the shareholder giving the notice and the beneficial owner, if any, on whose behalf the recommendation for nomination or proposal is made, including: (i) the name, address and telephone number of such shareholder and the name, address and telephone number of such beneficial owner, if any; (ii) the class or series and number of shares and any other securities of the Company which are owned of record by such shareholder and beneficially by such beneficial owner, and the time period such shares have been held; (iii) any material pending or threatened legal proceeding in which such shareholder or beneficial owner is a party or material participant involving the Company or any of its officers or directors, or any affiliate of the Company, and any direct or indirect material interest in any material contract or agreement of such shareholder or beneficial owner with the Company, any affiliate of the Company or any principal competitor of the Company; (iv) if such shareholder, any beneficial owner or any of their respective affiliates or associates, or others acting in concert therewith, intend to engage in a solicitation, a statement disclosing the name of each participant in such solicitation (as defined in Item 4 of Schedule 14A under the Exchange Act, and if involving a recommendation for nomination, a representation that such shareholder, such beneficial or any of their respective affiliates or associates, or others acting in concert therewith, intend to deliver a proxy statement and form of proxy to holders of at least sixty-seven percent (67%) of the voting power of the Company’s shares entitled to vote on the election of directors; (v) a representation that such shareholder and beneficial owner, if any, intend to be present in person at the meeting; (vi) a representation that such shareholder and such beneficial owner, if any, intend to continue to hold the reported securities through the date of the Company’s next annual meeting of shareholders; (vii) a representation of such shareholder and such beneficial owner, if any, that, to the best of such shareholder’s and such beneficial owner’s knowledge after due inquiry, the recommendation for nomination of such person and the shareholder’s proposal of such business, as applicable, will not, and will not reasonably be expected to, violate, or cause the Company or any affiliated company to violate, any provision of any gaming law or gaming license of the Company or any affiliated company (including any limitation, condition, obligation or restriction placed thereon by a gaming authority); and (viii) a completed and signed questionnaire, representations, consent and agreement as required by the Company’s bylaws.
The notice shall be accompanied by a written consent of each recommended nominee to provide (i) all information necessary to enable the Company to respond fully to any suitability inquiry conducted under the executive, administrative, judicial and/or legislative rules, regulations, laws and orders of any jurisdiction to which the Company is then subject; (ii) a multi-jurisdictional personal disclosure form in the form customarily submitted by officers and directors of the Company; (iii) such additional information concerning the recommended nominee as may reasonably be required by the Nominating and Corporate Governance Committee and/or Board to determine the eligibility of such recommended nominee to serve as an independent director of the Company, that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such proposed nominee, and to evaluate whether the recommended nominee is an unsuitable person; and (iv) a background check to confirm the qualifications and character of the recommended nominee, to evaluate whether the nominee is an unsuitable person, and to make such other determinations as the Nominating and Corporate Governance Committee or the Board may deem appropriate or necessary.

PROXY STATEMENT - 2026	113

OTHER MATTERS

Director Nominations by Shareholders (cont.)
Section 4.02(a) of the Company’s bylaws also includes director qualification requirements relating to suitability with respect to licensure and related gaming regulatory matters, and Article VII of the Company’s bylaws prohibits recommendations of nominees for election to the Board by Company shareholders who will, or will reasonably be expected to, violate, or cause the Company to violate, any provision of any gaming law or gaming license of the Company as a result of such recommendation for nomination of such person.
The foregoing is a summary of the requirements to properly nominate an individual for election to the Board. For further information regarding director nominations by shareholders, please see Section 4.02(a) and Article VII of the Company’s bylaws.
Other Matters to Come Before the 2026 Annual Meeting
Our Board of Directors does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

114	PROXY STATEMENT - 2026

ABOUT THE MEETING: QUESTIONS AND ANSWERS

Why Am I Receiving This Proxy Statement?
This Proxy Statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting to be held for the purposes stated in the accompanying Notice of Annual Meeting of Shareholders. This solicitation is made by PENN Entertainment on behalf of our Board of Directors. This Proxy Statement, the enclosed Proxy Card and our 2025 Annual Report are first being mailed to shareholders beginning on or about April 27, 2026.
What Am I Being Asked To Vote On, And What Are The Board Of Directors’ Voting Recommendations?

PROPOSAL		BOARD VOTE RECOMMENDATION	PAGE
1	Election of Class III Directors	FOR each nominee	12
2	Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	47
3	Advisory Vote to Approve the Compensation of Named Executive Officers	FOR	50
4	Approval of the Third Amendment to our 2022 Long-Term Incentive Compensation Plan	FOR	93
5	Advisory Vote on a Shareholder Proposal Requesting the Annual Election of Directors, if Properly Presented	AGAINST	107

Will Any Other Matters Be Voted On?
The proposals set forth in this Proxy Statement constitute the only business that the Board of Directors intends to present at the Annual Meeting. The proxy does, however, confer discretionary authority upon the persons designated as proxy holders on the Proxy Card, or their substitutes, to vote on any other business that may properly come before the meeting.
Who Is Entitled To Vote At The Annual Meeting?
Only holders of record of our common stock, or their duly appointed proxies, as of the close of business on March 27, 2026, the Record Date for the Annual Meeting, are entitled to receive notice of and to vote at the Annual Meeting and all postponements or adjournments thereof. Our common stock constitutes the only class of securities entitled to vote at the meeting.

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ABOUT THE MEETING: QUESTIONS AND ANSWERS

What Are The Voting Rights Of Shareholders?
Each share of common stock outstanding on the Record Date entitles its holder to cast one vote on each matter to be voted on at the Annual Meeting.

PROPOSAL		VOTE REQUIRED	BROKER DISCRETIONARY ALLOWED?
1	Election of Class III Directors	Plurality of Votes Cast	No
2	Ratification of Appointment of Independent Registered Public Accounting Firm	Majority of Votes Cast	Yes
3	Advisory Vote to Approve the Compensation of Named Executive Officers	Majority of Votes Cast	No
4	Approval of the Third Amendment to our 2022 Long-Term Incentive Compensation Plan	Majority of Votes Cast	No
5	Advisory Vote on a Shareholder Proposal Requesting Annual Election of Directors, if Properly Presented	Majority of Votes Cast	No

In accordance with the voting standards set forth above, withheld votes, abstentions and broker non-votes have no effect on any of the above proposals.
How Can I Attend And Vote At The Annual Meeting?
The Annual Meeting will be held virtually; you will not be able to attend the Annual Meeting in person. You are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on March 27, 2026, the Record Date for the Annual Meeting.
•
Attending the Annual Meeting: To attend the Annual Meeting, visit www.virtualshareholdermeeting.com/PENN2026. You will be asked to enter the 16-digit control number found on the proxy card or the voting instruction form that accompanied your proxy materials.

•
Voting During the Annual Meeting: If you are a shareholder as of the Record Date, you may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting.

•
Technical Support for the Annual Meeting: If you have difficulty accessing the virtual Annual Meeting, technicians will be available to assist you via the toll-free phone number listed at www.virtualshareholdermeeting.com/PENN2026.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting. For information on how to vote prior to the Annual Meeting, see “How Do I Vote Without Attending the Annual Meeting?”

116	PROXY STATEMENT - 2026

ABOUT THE MEETING: QUESTIONS AND ANSWERS

How Do I Vote Without Attending The Annual Meeting?
Voting by Proxy for Shares Registered Directly in the Name of the Shareholder. If you are a shareholder of record, you may instruct the proxy holders named in the Proxy Card how to vote your shares of common stock in one of the following ways:
•
Vote by Internet. To vote on the Internet, you must go to www.proxyvote.com, have your Proxy Card in hand and follow the instructions. If you vote via the Internet, you do not need to return your Proxy Card.

•	Vote by Phone. To vote by telephone, you must call the toll-free number listed on your Proxy Card and follow the instructions. If you vote by telephone, you do not need to return your Proxy Card.
•
Vote by Mail. To vote by mail, if you have not already received one, you may request a Proxy Card from us and sign, date and mail the Proxy Card in the postage-paid envelope provided. Properly signed and returned proxies will be voted in accordance with the instructions contained therein.

Voting by Proxy for Shares Held in Street Name. If you are the beneficial owner of shares of common stock held in “street name” (that is, through a bank, broker or other nominee), then you should follow the instructions provided to you by your broker, bank or other nominee.
Will I Be Able To Participate In The Virtual Annual Meeting In The Same Way That I Would Be Able To Participate In An In-Person Annual Meeting?
Yes. We have taken steps to ensure that the format of the virtual Annual Meeting affords shareholders the same rights and opportunities to participate as they would at an in-person meeting. We have also enhanced shareholder access, participation and communication by providing shareholders the ability to submit questions in advance of the meeting.
You may submit a question in advance of the meeting at www.proxyvote.com after logging in with your control number found on your Proxy Card or voting instruction form. Questions may also be submitted during the Annual Meeting through www.virtualshareholdermeeting.com/PENN2026. The Company will respond to as many inquiries at the Annual Meeting as time allows, although questions may be limited on a per shareholder basis due to time constraints. Off-topic, personal or other inappropriate questions will not be answered.
A replay of the meeting, as well as any appropriate questions pertinent to meeting matters and management’s answers that could not be answered during the meeting due to time constraints, will be made publicly available through our investor relations website promptly after the virtual annual meeting.
What Will Constitute A Quorum At The Annual Meeting?
The presence in person (virtually) or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast on any matter at the Annual Meeting as of March 27, 2026 will constitute a quorum, permitting the shareholders to conduct business at the Annual Meeting. As of the Record Date of March 27, 2026, there were 133,705,284 shares of common stock outstanding. If you have returned valid proxy instructions or if you hold your shares of common stock in your own name as a holder of record and attend the Annual Meeting (virtually), your shares will be counted for the purpose of determining whether there is a quorum. We will include abstentions and “broker non-votes” in the calculation of the number of shares of common stock considered to be present at the meeting for purposes of determining the presence of a quorum at the meeting. If a quorum is not present, we may propose to adjourn the Annual Meeting and reconvene the Annual Meeting at a later date.

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ABOUT THE MEETING: QUESTIONS AND ANSWERS

What Are Broker Non-Votes?
A broker non-vote occurs when a broker, bank, or other nominee holding shares on behalf of a beneficial owner is prohibited from exercising discretionary voting authority for a beneficial owner who has not provided voting instructions. Brokers, banks, and other nominees may vote without instruction only on “routine” proposals. On “non-routine” proposals, nominees cannot vote without instructions from the beneficial owner, resulting in so called “broker non-votes.”
Proposal 2, the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm, is the only proposal on the ballot for the Annual Meeting that is considered routine. All other proposals are non-routine. If you hold your shares with a broker, bank, or other nominee, they will not be voted on non-routine proposals unless you give voting instructions to such nominee.
How Are The Proxy Card Votes Counted?
If the accompanying Proxy Card is properly completed, signed and returned to us, and not subsequently revoked, the shares represented by your proxy will be voted as directed by you. If the Proxy Card is submitted, but voting instructions are not provided, the shares represented by your proxy will be voted in accordance with the Board’s recommendation for each proposal herein and as recommended by our Board of Directors with regard to any other matters that may properly come before the Annual Meeting, if no such recommendation is given, in the discretion of the proxy holders.
May I Change My Vote After I Submit My Proxy Card?
Yes. You may revoke a previously granted proxy at any time before it is exercised by any of the following actions:
•	Delivering a new, validly completed, later-dated proxy card or submitting new voting instructions over the internet;
•	notifying our Secretary in writing that you would like to revoke your proxy; or
•	attending our Annual Meeting (virtually) and following the instructions available on the meeting website during the meeting.
If your shares of common stock are held in “street name” on your behalf by a broker, bank or other nominee, you must contact them to receive instructions as to how you may change your voting instructions.
Who Pays The Costs Of Soliciting Proxies?
We will pay the cost of solicitation of proxies. In addition to the solicitation of proxies through the Internet or by mail, our directors, officers and employees may also solicit proxies in person, by telephone, electronically, by mail or other means, but they will not be specifically compensated for these services. We will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to, and obtain proxies from, such beneficial owners.
We have engaged the proxy solicitation firm of Innisfree M&A Incorporated (“Innisfree”) to solicit proxies from shareholders in connection with the Annual Meeting. For services related to the Annual Meeting, we will pay Innisfree a fee not to exceed approximately $25,000 plus costs and expenses. In addition, Innisfree and certain related persons will be indemnified against certain liabilities arising out of or in connection with the engagement.

118	PROXY STATEMENT - 2026

ABOUT THE MEETING: QUESTIONS AND ANSWERS

What Should I Do If I Received More Than One Proxy Card or Voting
Instruction Form?
There are circumstances under which you may receive more than one Proxy Card. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each such brokerage account. In addition, if you are a shareholder of record and your shares are registered in more than one name, you will receive more than one Proxy Card. Please authorize your proxy in accordance with the instructions of each Proxy Card separately, since each one represents different shares that you own.
You should rely only on the information provided in this Proxy Statement. No person is authorized to give any information or to make any representation not contained in this Proxy Statement and, if given or made, you should not rely on that information or representation as having been authorized by us. You should not assume that the information in this Proxy Statement is accurate as of any date other than the date of this Proxy Statement or, where information relates to another date set forth in this Proxy Statement, then as of that date.

PROXY STATEMENT - 2026	A-1

APPENDIX A: 2022 LONG TERM INCENTIVE COMPENSATION PLAN

PENN ENTERTAINMENT, INC.
2022 LONG TERM INCENTIVE
COMPENSATION PLAN
As Amended June 16, 2026

A-2	PROXY STATEMENT - 2026

PROXY STATEMENT - 2026	A-3
PENN ENTERTAINMENT, INC.
2022 LONG TERM INCENTIVE COMPENSATION PLAN
As Amended June 16, 2026
ARTICLE I
PURPOSE
The 2022 Long Term Incentive Compensation Plan is intended to advance the interests of PENN Entertainment, Inc., a Pennsylvania corporation, and its shareholders by providing a means by which the Company and its subsidiaries and affiliates shall be able to motivate selected Employees, Directors and Consultants to direct their efforts to those activities that will contribute materially to the Company’s success. The Plan is also intended to serve the best interests of the shareholders by linking remunerative benefits paid to selected Employees, Directors and Consultants who have substantial responsibility for the successful operation, administration and management of the Company and/or its subsidiaries and affiliates with the enhancement of shareholder value while such selected Employees, Directors and Consultants increase their proprietary interest in the Company. Finally, the Plan is intended to enable the Company to attract and retain in its service highly qualified persons for the successful conduct of its business.
ARTICLE II
DEFINITIONS AND CONSTRUCTION
Section 2.1   Definitions
The following words and phrases when used in the Plan with an initial capital letter, unless their context clearly indicates to the contrary, shall have the respective meanings set forth below in this Section 2.1:
Act. The Securities Exchange Act of 1934, as now in effect or as hereafter amended from time to time.
Award. A grant of one of the following under the Plan: “Stock Option Award,” “Stock Appreciation Right Award,” “Restricted Stock Award,” “Restricted Stock Unit Award,” “Other Award,” and “Performance Award,” all as further defined herein.
Award Agreement. The written instrument delivered by the Company to a Grantee evidencing an Award, and setting forth such terms and conditions of the Award, including, without limitation, any restrictive covenants, as may be deemed appropriate by the Grantor. The Award Agreement shall be in a form approved by the Grantor, and once executed, shall be amended from time to time to include such additional or amended terms and conditions as the Grantor may specify after the execution in the exercise of the Grantor’s powers under the Plan.
Award Period. With respect to a Performance Award, a period of one or more Performance Periods, beginning on the first day of the first Performance Period, and ending on the date following the end of the final Performance Period that the Committee makes its determination with respect to the final vesting of the Performance Award or, if earlier, the date of the Committee determination following a Change of Control in accordance with Article XIII.
Award Target. With respect to a Grantee’s Performance Award for an Award Period, a percentage of such Grantee’s total target long-term incentive value calculated at the beginning of the Award Period and expressed as a number of Performance Shares and/or Performance Units, or, in the Grantor’s discretion, as a dollar amount. The Award Target may be allocated by the Grantor among the Performance Periods within the Award Period.
Beneficiary. Any individual, estate or trust who or which by designation of a Holder pursuant to Section 12.3 or operation of law succeeds to the rights and obligations of the Holder under the Plan and one or more Award Agreements.
Board. The Board of Directors of the Company, as it may be constituted from time to time. For the avoidance of doubt, the Board shall not include any director emeritus or chairman emeritus.
Cause. “Cause” will have the meaning set forth in a Participant’s individual employment agreement or contract or severance agreement with the Company or its applicable Subsidiary (each, an “Individual Agreement”) and, if such Individual Agreement does not provide a definition for “Cause” or a Participant does not have an Individual Agreement with the Company or its Subsidiaries, then “Cause” means fraud, embezzlement, theft or dishonesty against the Company, conviction of a felony, willful misconduct, being found unsuitable by a regulatory authority having jurisdiction over the Company, willful and wrongful disclosure of confidential information, engagement in competition with the Company and any other conduct defined as cause in any agreement between a Grantee and the Company or any Subsidiary, in each case during employment with the Company and all Subsidiaries or service as a Director, as the case may be.
CEO. The Chief Executive Officer of the Company or his or her designee(s).

A-4	PROXY STATEMENT - 2026
Change of Control.
(a)	With respect to Awards that are not “deferred compensation” under Section 409A of the Code, any of the following events shall constitute a Change of Control for purposes of this Plan:
(i)
the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of fifty percent (50%) or more of either (A) the then outstanding shares of the Company (the “Outstanding Company Shares”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Subsection (i), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company; (2) any acquisition by the Company; (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (4) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of Subsection (iii) below; or

(ii)
consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (each, a “Corporate Transaction”), in each case, unless, following such Corporate Transaction, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Shares and Outstanding Company Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation or other entity resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction of the Outstanding Company Shares and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan or related trust of the Company or such corporation resulting from such Corporate Transaction) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership of the Company existed prior to the Corporate Transaction and (C) at least a majority of the members of the board of directors of the corporation (or other governing board of a non-corporate entity) resulting from such Corporate Transaction were members of the Incumbent Board (as defined in Subsection (iv)) at the time of the execution of the initial agreement, or of the action of the Board, providing for such Corporate Transaction; or

(iii)
individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds (2/3) of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

(b)
With respect to Awards that are “deferred compensation” under Section 409A of the Code, to the extent necessary to avoid incurring adverse tax consequences under Section 409A of the Code with respect to such Awards, each of the foregoing events shall only be deemed to be a Change of Control for purposes of the Plan to the extent such event qualifies as a “change in control event” for purposes of Section 409A of the Code. The Grantor shall be entitled to amend or interpret the terms of any Award to the extent necessary to avoid adverse Federal income tax consequences to a Grantee under Section 409A of the Code.

Clawback Policy. Clawback Policy shall mean the PENN Entertainment, Inc. Executive Incentive Compensation Recoupment Policy, as amended on March 12, 2025, and as may be further amended from time to time.
Code. The Internal Revenue Code of 1986, as amended from time to time.
Committee. The Compensation Committee of the Board.
Common Stock. Common stock of the Company, par value $0.01.

PROXY STATEMENT - 2026	A-5
Company. PENN Entertainment, Inc., a Pennsylvania corporation, and its successors and assigns.
Consultant. Any consultant or advisor to the Company or a Subsidiary.
Date of Grant. The date as of which the Grantor grants an Award.
Director. A member of the Board who is not also an employee of the Company or any Subsidiary, and, for purposes of this Plan, any director emeritus or chairman emeritus.
Effective Date. June 7, 2022, the date on which the shareholders of the Company originally approved the Plan.
Employee. An employee of the Company or any Subsidiary or “parent corporation” within the meaning of Section 424(e) of the Code.
Fair Market Value. With respect to the Common Stock on any day, (i) the closing sales price on the immediately preceding business day of a share of Common Stock as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading, or (ii) if the Common Stock is not listed or admitted to trading on a securities exchange, as determined in a manner specified by the Committee determined in accordance with Section 409A of the Code. A “business day” is any day on which the relevant market is open for trading.
Good Reason. “Good Reason” will have the meaning set forth in a Participant’s Individual Agreement (which, for the avoidance of doubt, will include the Company’s non-renewal of such Individual Agreement on substantially-similar terms to the extent such concept would trigger the payment of severance under such Individual Agreement) and, if such Individual Agreement does not provide a definition for “Good Reason” or a Participant does not have an Individual Agreement with the Company or its Subsidiaries, then “Good Reason” means the occurrence of any of the following events that the Company fails to cure within ten (10) days after receiving written notice thereof from the Grantee (which notice must be delivered within thirty (30) days of the Grantee becoming aware of the applicable event or circumstance): (i) material reduction in the Grantee's total target annual compensation or in the Grantee's benefits taken as a whole; (ii) any material breach of any material term of any employment agreement between the Company and the Grantee; or (iii) any forced office relocation greater than 50 miles from the Grantee's then current office location.
Grantee. A current or former Employee, Director or Consultant to whom an Award is or has been granted.
Grantor. With respect to an Award granted to an Employee or Consultant, the Committee or the CEO (with respect to Nonreporting Persons), as the case may be, that grants the Award. With respect to an Award granted to a Director, the Board is the Grantor.
Holder. The individual who holds an Award, who shall be the Grantee or a Beneficiary.
Incentive Stock Option or ISO. An Option that is intended to meet, and structured with a view to satisfying, the requirements of Section 422 of the Code and is designated by the Grantor as an Incentive Stock Option.
Non-Qualified Stock Option. An Option that is not designated by the Grantor as an Incentive Stock Option, or an Option that is designated by the Grantor as an Incentive Stock Option if it does not satisfy the requirements of Section 422 of the Code.
Nonreporting Person. A Grantee who is not subject to Section 16 of the Act.
Option or Stock Option. A right granted pursuant to Article V.
Option Period. The period beginning on the Date of Grant of an Option and ending on the date the Option terminates.
Option Price. The per share price at which shares of Common Stock may be purchased upon exercise of a particular Option.
Other Award. Awards granted pursuant to Article IX.
Performance Award. An Award of Performance Shares and/or Performance Units.
Performance Goals. One or more performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or related company, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to a previous year’s results or to a designated comparison group, in each case as specified by the Grantor in the Award. The Grantor shall appropriately adjust any Performance Goal to take into account the impact of any extraordinary, unusual or non-recurring event or condition as described in Accounting Principles Board Opinion No. 30 and/or management’s discussion and analysis of financial condition and results of operations appearing in the Company’s securities filings, including, without limitation: asset write-downs; litigation, claims, judgments,

A-6	PROXY STATEMENT - 2026
settlements; currency fluctuations and other non-cash charges; changes in applicable law, rule or regulation or accounting principles; accruals for reorganization and restructuring programs; costs incurred in the pursuit of acquisition opportunities; strikes, delays or similar disruptions by organized labor, guilds or horsemen’s organizations; national macroeconomic conditions; terrorism and other international hostilities; or significant regional weather events.
Performance Level. The applicable percentage of achievement of a Performance Goal established by the Grantor with respect to a Performance Period. The Performance Levels may include, without limitation, Target Performance, Threshold Performance, and Maximum Performance.
Performance Shares. An Award of Restricted Stock that is subject to the achievement of one or more Performance Goals as determined by the Grantor, and granted pursuant to Article X.
Performance Units. An Award of Restricted Stock Units that is subject to the achievement of one or more Performance Goals as determined by the Grantor, and granted pursuant to Article X.
Plan. PENN Entertainment, Inc. 2022 Long Term Incentive Compensation Plan, as set forth herein and as amended from time to time.
Prior Plan. Each of the Penn National Gaming, Inc. 2018 Long Term Incentive Plan and the Score Media and Gaming Inc. Second Amended and Restated Stock Option and Restricted Stock Unit Plan.
Reporting Person. A Grantee who is subject to Section 16 of the Act.
Restricted Period. The period of time beginning with the Date of Grant of a Restricted Stock Award and ending when the Restricted Stock is forfeited or when all conditions for vesting are satisfied.
Restricted Stock. Shares of Common Stock issued pursuant to a Restricted Stock Award.
Restricted Stock Award. An Award of Restricted Stock under Article VII.
Restricted Stock Unit or RSU. A unit used solely as a device for the measurement and determination of the amount to be paid on behalf of a Grantee as described in Article VIII. An RSU represents the right to receive, at a future date and without payment to the Company, shares of Common Stock (which may be Restricted Stock), an amount of cash equal to the value of a share of Common Stock or any combination thereof, as determined by the Grantor in accordance with Article VIII. RSUs shall not constitute or be treated as property or as a trust fund of any kind. All amounts at any time attributable to the RSUs shall be and remain the sole property of the Company and all Grantees’ rights hereunder are limited to the rights to receive cash or shares of Common Stock (which may be Restricted Stock) as provided in Article VIII.
Restricted Stock Unit Award. An Award of RSUs under Article VIII.
Rule 16b-3. Rule 16b-3 of the General Rules and Regulations under the Act, or any law, rule, regulation or other provision that may hereafter replace such Rule.
SAR Base Amount. An amount set forth in the Award Agreement for a SAR.
Securities Act. The Securities Act of 1933, as now in effect or as hereafter amended from time to time.
Stock Appreciation Right or SAR. A unit used solely as a device for the measurement and determination of the amount to be paid on behalf of Grantees as described in Article VI. A SAR represents the right to receive, at a future date and without payment to the Company, shares of Common Stock (which may be Restricted Stock), an amount of cash equal to the value of a share of Common Stock or any combination thereof, as determined by the Grantor in accordance with Article VI. SARs shall not constitute or be treated as property or as a trust fund of any kind. All amounts at any time attributable to the SARs shall be and remain the sole property of the Company and all Grantees’ rights hereunder are limited to the rights to receive cash and shares of Common Stock (which may be Restricted Stock) as provided in Article VI.
Stock Appreciation Rights Award. An Award of SARs under Article VI.
Stock Option Award. An Award of Options under Article V.

PROXY STATEMENT - 2026	A-7
Subsidiary. Any corporation, partnership, joint venture or other entity in which the Committee has determined that the Company had made, directly or indirectly through one or more intermediaries, a substantial investment or commitment, including, without limit, through the purchase of equity or debt or the entering into of a management agreement or joint operating agreement. In the case of Incentive Stock Options, Subsidiary shall mean any entity that qualifies as a “subsidiary corporation” of the Company under Section 424(f) of the Code.
Ten Percent Shareholder. A person owning shares possessing more than 10% of the total combined voting power of all classes of shares of the Company, any subsidiary corporation (within the meaning of Section 424(f) of the Code) or parent corporation (within the meaning of Section 424(e) of the Code).
Section 2.2   Construction
Whenever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply. Headings of Sections and Subsections of the Plan are inserted for convenience of reference, are not a part of the Plan, and are not to be considered in the construction hereof. The words “hereof,” “herein,” “hereunder” and other similar compounds of the word “here” shall mean and refer to the entire Plan, and not to any particular provision or Section. The words “includes,” “including” and other similar compounds of the word “include” shall mean and refer to including without limitation. All references herein to specific Articles, Sections or Subsections shall mean Articles, Sections or Subsections of this document unless otherwise qualified.
ARTICLE III
STOCK AVAILABLE FOR AWARDS
Section 3.1   Common Stock
Shares of Common Stock may be delivered under the Plan, such shares to be made available from authorized but unissued shares or from shares reacquired by the Company, including shares purchased in the open market.
Section 3.2   Number of Shares Deliverable
Subject to adjustments as provided in Section 11.2, 26,067,275 shares of Common Stock may be issued under the Plan plus any shares of Common Stock subject to outstanding awards under each Prior Plan as of the Effective Date that are forfeited or settled for cash. Any Awards that are not settled in shares of Common Stock shall not count against this limit.
The Plan will remain in place until all of the Awards granted thereunder have been paid or expired.
Section 3.3   Reusable Shares
Shares of Common Stock subject to an Award that are forfeited to the Company shall again be available for issuance under the Plan. For the avoidance of doubt, the following shares of Common Stock may not again be made available for issuance as Awards under the Plan: (i) shares of Common Stock not issued or delivered as a result of the net settlement of an outstanding Stock Option or SAR, (ii) shares of Common Stock used to pay the Option Price or withholding taxes related to an outstanding Stock Option or SAR, or the withholding taxes related to any other outstanding Award, or (iii) shares of Common Stock repurchased on the open market with the proceeds of the Option Price.
ARTICLE IV
AWARDS AND AWARD AGREEMENTS
Section 4.1   General
4.1.1
Subject to the provisions of the Plan, the Committee may at any time (i) determine and designate those Reporting Persons who are Employees to whom Awards are to be granted; (ii) determine the time or times when Awards to Reporting Persons who are Employees shall be granted; (iii) determine the form or forms of Awards to be granted to any Reporting Person who is an Employee; (iv) determine the number of shares of Common Stock or dollar amounts subject to or denominated by each Award to be granted to any Reporting Person who is an Employee; (v) determine the terms and conditions of each Award (including, without limitation, any Performance Goals and Performance Levels) to a Reporting Person who is an Employee; (vi) determine the maximum aggregate number of shares or, for purposes of Awards payable in cash, the aggregate amount of cash subject to Awards to be granted to Nonreporting Persons, as a group, who are Employees; and (vii) determine the general form or forms of Awards to be granted to Nonreporting Persons who are Employees.

A-8	PROXY STATEMENT - 2026
4.1.2
The Committee or the CEO, subject to the provisions of the Plan and authorization by the Committee, may, at any time and from time to time, (i) determine and designate those Nonreporting Persons who are Employees or Consultants to whom Awards are to be granted; (ii) determine the time or times when Awards to Nonreporting Persons who are Employees or Consultants shall be granted; (iii) determine the form or forms of Awards to be granted to any Nonreporting Person who is an Employee or Consultant, from among the form or forms approved by the Committee; (iv) determine the number of shares of Common Stock or dollar amounts subject to or denominated by each Award to be granted to any Nonreporting Person who is an Employee or Consultant; and (v) determine the terms and conditions of each Award (including, without limitation, any Performance Goals and Performance Levels) to a Nonreporting Person who is an Employee or Consultant. Notwithstanding the foregoing, the Committee may, in its discretion, establish a maximum annual limit on the aggregate Awards that may be granted by the CEO, and/or a maximum annual limit on the Awards that may be granted by the CEO to any individual Nonreporting Person.

4.1.3
Subject to the provisions of the Plan, the Board may, at any time, (i) determine and designate those Directors to whom Awards, other than Incentive Stock Options, are to be granted; (ii) determine the time or times when Awards to Directors shall be granted; (iii) determine the form or forms of Awards to be granted to any Director; (iv) determine the number of shares of Common Stock or dollar amounts subject to or denominated by each Award to be granted to a Director; and (v) determine the terms and condition of each Award (including, without limitation, any Performance Goals and Performance Levels) to a Director.

4.1.4
Awards may be granted singly, in combination or in tandem and may be made in combination or in tandem with or in replacement of, or as alternatives to awards or grants under any other employee plan maintained by the Company or its Subsidiaries. No Awards shall be granted under the Plan after the tenth anniversary of the Effective Date.

Section 4.2   Eligibility
Any Employee, Director or Consultant shall be eligible to receive Awards under the Plan. Additionally, except to the extent it would result in adverse tax consequences under Section 409A of the Code and, if the Securities Act applies, provided such recipient is eligible to be offered securities registrable on Form S-8 under the Securities Act, or the Company determines that an Award granted to such person need not comply with the requirements of Form S-8 and will satisfy an exemption under the Securities Act as well as comply with the securities laws of all other relevant jurisdictions, prospective employees, directors, consultants and advisors who have accepted offers of employment, service or consultancy from the Company or a Subsidiary (and who will be an Employee, Director or Consultant once employment or services to the Company or a Subsidiary commences) shall be eligible to receive Awards under the Plan; provided, however, only current employees of the Company or any subsidiary corporation (within the meaning of Section 424(f) of the Code) shall be eligible to receive Incentive Stock Options under the Plan.
Section 4.3   Terms and Conditions; Award Agreements
4.3.1
Terms and Conditions. Each Award granted pursuant to the Plan shall be subject to all of the terms, conditions and restrictions provided in the Plan and such other terms, conditions and restrictions, if any, as may be specified by the Grantor with respect to the Award in the Award Agreement or as may be specified thereafter by the Grantor in the exercise of its or his or her, as the case may be, powers under the Plan. Without limiting the foregoing, it is understood that the Grantor may, at any time after the granting of an Award hereunder, specify such amended or additional terms, conditions and restrictions with respect to such Award as may be deemed necessary or appropriate to ensure compliance with any and all applicable laws, including, but not limited to, compliance with Federal and state securities laws, compliance with Federal and state gaming or racing laws, compliance with Federal and state tax laws that would otherwise result in adverse and unintended tax consequences for a Grantee, the Company or any Subsidiary and methods of withholding or providing for the payment of required taxes. The terms, conditions and restrictions with respect to any Award, Grantee or Award Agreement need not be identical with the terms, conditions and restrictions with respect to any other Award, Grantee or Award Agreement.

4.3.2
Award Agreements. Except as otherwise provided in the Plan, each Award granted pursuant to the Plan shall be evidenced by an Award Agreement and shall comply with, and be subject to, the provisions of the Plan.

4.3.3
Minimum Vesting Requirement. All Awards granted under this Plan shall be subject to a minimum one-year vesting period following the Date of Grant, with no portion of the Award vesting or becoming exercisable prior to the end of such one-year period; provided, however, that up to five percent (5%) of the Shares available for distribution under this Plan

PROXY STATEMENT - 2026	A-9
may be granted pursuant to Awards without such minimum vesting requirement; and provided further that such minimum vesting requirement shall not prevent acceleration of vesting or exercisability pursuant to Article XIII, for Awards issued under Section 11.2.3, or pursuant to the terms of an Award Agreement relating to termination of employment or service.
4.3.4
Dividends and Dividend Equivalents. The Committee may grant any Award with dividends or dividend equivalents, as applicable, based on the dividends declared on Common Stock, to be credited as of the dividend payment date(s), during the period between the Date of Grant and the date the Award is exercised, vests or expires, as determined by the Committee and as set forth in the Award Agreement. Notwithstanding the foregoing, such dividends and dividend equivalents on Awards shall accrue and only be paid to the extent the Award becomes vested.

Section 4.4   Award Limits for Directors
In any one calendar year, the Board shall not grant to any one Director Awards with a value which is in excess of $750,000 in value (calculated as of the date of grant in accordance with applicable financial accounting rules).
ARTICLE V
OPTIONS
Section 5.1   Award of Options
5.1.1
Grants. The Committee may grant Stock Option Awards to such Reporting Persons who are Employees as the Committee may select in its sole discretion. The Committee or the CEO also may grant Stock Option Awards in such number as the Committee or the CEO may determine to such Nonreporting Persons who are Employees or Consultants as the Committee or the CEO may select in its or his or her, as the case may be, sole discretion; provided, however, such grants shall be subject to any maximum aggregate amount of Awards determined by the Committee under Section 4.1.2. The Board may grant Options to such Directors as the Board may select in its sole discretion. The Grantor shall determine the number of shares of Common Stock to which each Option relates. A Stock Option entitles the holder thereof to purchase full shares of Common Stock at a stated price for a specified period of time.

5.1.2	Types of Options
5.1.2.1	Employees. Options granted to Employees pursuant to the Plan may be either in the form of Incentive Stock Options or in the form of Non-Qualified Stock Options.
5.1.2.2	Directors. Options granted to Directors and Consultants pursuant to the Plan will be in the form of Non-Qualified Stock Options.
5.1.3
Internal Revenue Code Limits. Options designated as Incentive Stock Options shall not be eligible for treatment under the Code as “incentive stock options” (and will be deemed to be Non-Qualified Stock Options) to the extent that either (i) the aggregate Fair Market Value of Shares (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Grantee during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted or (ii) such Options otherwise remain exercisable but are not exercised within three (3) months of termination of employment (or such other period of time provided in Section 422 of the Code).

Section 5.2   Option Price
The Option Price of Common Stock covered by each Option shall be determined by the Grantor, but shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant, provided, however, in the case of an Incentive Stock Option granted to Ten Percent Shareholder, the Option Price shall be no less than 110% of the Fair Market Value of a share of Common Stock on the Date of Grant.
Section 5.3   Option Periods
The Grantor shall determine the term of each Option which shall be reflected in the Award Agreement. No Option may be exercised after the expiration of its term. Subject to earlier termination as provided in the Plan, the term shall not exceed ten (10) years from the Date of Grant; provided, that the term of an Incentive Stock Option granted to a Ten Percent Shareholder shall not exceed five (5) years.

A-10	PROXY STATEMENT - 2026
Section 5.4   Exercisability
5.4.1
Subject to the terms of the Award Agreement and Article XIII, each Option shall be exercisable at any time or times during the term of the Option and subject to such conditions as the Grantor may prescribe in the applicable Award Agreement.

5.4.2
Except as provided in an Award Agreement, an Option may be exercised only during the Grantee’s employment with the Company or any of its Subsidiaries or service as a Director or Consultant. No Option may be exercised for a fractional share.

5.4.3	Method of Exercise. A Holder may exercise an Option, in whole or in part, by giving notice of exercise to the Company, in a form and manner acceptable to the Company.
Section 5.5   Time and Method of Payment for Options
5.5.1
Form of Payment. The Holder shall pay the Option Price in cash or, with the Grantor’s permission and according to such rules as it may prescribe, by delivering shares of Common Stock already owned by the Holder having a Fair Market Value on the date of exercise equal to the Option Price, or a combination of cash and such shares. The Grantor may also permit payment in accordance with a cashless exercise program under which, if so instructed by the Holder, shares of Common Stock may be issued directly to the Holder’s broker or dealer who in turn will sell the shares and pay the Option Price in cash to the Company from the sale proceeds. Finally, the Grantor may permit payment by reducing the number of shares of Common Stock delivered upon exercise by an amount equal to the largest number of whole shares of Common Stock with a Fair Market Value that does not exceed the Option Price, with the remainder of the Option Price being payable in cash.

5.5.2
Time of Payment. Except in the case where exercise is conditioned on a simultaneous sale of the Option shares pursuant to a cashless exercise, the Holder shall pay the Option Price before an Option is exercised.

5.5.3
Methods for Tendering Shares. The Grantor shall determine acceptable methods for tendering shares of Common Stock as payment upon exercise of an Option and may impose such limitations and restrictions on the use of shares of Common Stock to exercise an Option as it or he or she, as the case may be, deems appropriate.

Section 5.6   Delivery of Shares Pursuant to Exercise of Option
No shares of Common Stock shall be delivered pursuant to the exercise, in whole or in part, of any Option, unless and until (i) payment in full of the Option Price for such shares is received by the Company and (ii) compliance with all applicable requirements and conditions of the Plan, the Award Agreement and such rules and regulations as may be established by the Grantor, that are preconditions to delivery. Following exercise of the Option and payment in full of the Option Price and compliance with the conditions described in the preceding sentence, the Company shall promptly effect the issuance to the Grantee of such number of shares of Common Stock as are subject to the Option exercise.
ARTICLE VI
STOCK APPRECIATION RIGHTS
Section 6.1   Award of SARs
6.1.1
Grants. The Committee may grant Stock Appreciation Rights Awards to such Reporting Persons who are Employees, as the Committee may select in its sole discretion. The Committee or the CEO also may grant Stock Appreciation Rights Awards in such number as the Committee or the CEO may determine to such Nonreporting Persons who are Employees or Consultants as the Committee or the CEO may select in its or his or her, as the case may be, sole discretion; provided, however, such grants shall be subject to any maximum aggregate amount of Awards determined by the Committee under Section 4.1.2. The Board may grant Stock Appreciation Rights to such Directors as the Board may select in its sole discretion. The Grantor shall determine the number of shares of Common Stock to which each SAR relates.

6.1.2
SAR Base Amount. The SAR Base Amount with respect to each SAR shall be determined by the Grantor, but shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant.

Section 6.2   SAR Periods
The Grantor shall determine the term of each SAR. No SAR may be exercised after the expiration of its term. Subject to earlier termination as provided in the Plan, the term shall not exceed ten (10) years from the Date of Grant.

PROXY STATEMENT - 2026	A-11
Section 6.3   Exercisability
6.3.1
Subject to the terms of the Award Agreement and Article XIII, each SAR shall be exercisable at any time during the term of the SAR and subject to such conditions as the Grantor may, from time to time, prescribe in the applicable Award Agreement.

6.3.2	Except as provided in an Award Agreement, a SAR may be exercised only during the Grantee’s employment with the Company or any of its Subsidiaries or service as a Director or Consultant.
6.3.3	Method of Exercise. A Holder may exercise a SAR, in whole or in part, by giving notice of exercise to the Company, in a form and manner acceptable to the Company.
Section 6.4   Payment Amount, Time and Method of Payment With Respect to SARs
6.4.1
A SAR entitles the Holder thereof, upon the Holder’s exercise of the SAR, to receive an amount equal to the product of (i) the amount by which the Fair Market Value on the exercise date of one share of Common Stock exceeds the SAR Base Amount for such SAR, and (ii) the number of shares covered by the SAR, or portion thereof, that is exercised.

6.4.2
Any payment which may become due from the Company by reason of a Grantee’s exercise of a SAR may be paid to the Grantee all in cash, all in shares of Common Stock or partly in shares and partly in cash, as provided in the Award Agreement.

6.4.3
In the event that all or a portion of the payment is made in shares of Common Stock, the number of shares of Common Stock received shall be determined by dividing the amount of the payment by the Fair Market Value of a share of Common Stock on the exercise date of the SAR. Cash will be paid in lieu of any fractional share of Common Stock.

6.4.4
Amounts payable in connection with a SAR shall be paid to the Holder, as determined by the Grantor and as set forth in the applicable Award Agreement or in accordance with such rules, regulations and procedures as may be adopted by the Committee or Grantor.

ARTICLE VII
RESTRICTED STOCK AWARDS
Section 7.1   Grants
The Committee may grant Restricted Stock Awards in such number as it may determine to such Reporting Persons who are Employees as the Committee may select in its sole discretion. The Committee or the CEO also may grant in such number as the Committee or the CEO may determine Restricted Stock Awards to such Nonreporting Persons who are Employees or Consultants as the Committee or the CEO may select in its or his or her, as the case may be, sole discretion; provided, however, such grants shall be subject to any maximum aggregate number of Awards in general and shares of Restricted Stock in particular established by the Committee for grants under the Plan for Nonreporting Persons who are Employees or Consultants as a group. The Board may grant Restricted Stock Awards to such Directors as the Board may select in its sole discretion. A Restricted Stock Award is a grant of shares of Common Stock subject to those conditions, if any, set forth in the Plan and the Award Agreement.
Section 7.2   Restricted Period
The Grantor may, from time to time, establish any condition or conditions on which the Restricted Stock Award will vest and no longer be subject to forfeiture. Such conditions may include, without limitation, continued employment by the Grantee or service as a Director, as the case may be, for a period of time specified in the Award Agreement.
Section 7.3   Restrictions and Forfeiture
Except as otherwise provided in the Plan or the applicable Award Agreement, the Restricted Stock shall be subject to the following restrictions until the expiration or termination of the Restricted Period: (i) a Holder shall not be entitled to delivery of a certificate evidencing the shares of Restricted Stock until the end of the Restricted Period and the satisfaction of any and all other conditions specified in the Award Agreement applicable to such Restricted Stock and (ii) none of the Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period, and until the satisfaction of any and all other conditions specified in the Award Agreement applicable to such Restricted Stock. Upon the forfeiture of any Restricted Stock, such forfeited shares shall be transferred to the Company without further acts by the Holder.

A-12	PROXY STATEMENT - 2026
Section 7.4   Issuance of Stock and Stock Certificate(s)
7.4.1
Issuance. As soon as practicable after the Date of Grant of a Restricted Stock Award, the Company shall cause to be issued in the name of the Grantee (and held by the Company, if applicable, under Section 7.4) such number of shares of Common Stock as constitutes the Restricted Stock awarded under the Restricted Stock Award. Each such issuance shall be subject throughout the Restricted Period to the terms, conditions and restrictions contained in the Plan and/or the Award Agreement.

7.4.2
Custody and Registration. Any issuance of Restricted Stock may be evidenced in such manner as the Grantor may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Restricted Stock, such certificate shall be registered in the name of the Grantee and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

Section 7.5   Shareholder Rights
Following registration in the Grantee’s name, during the Restricted Period, the Grantee shall have the entire beneficial interest in, and all rights and privileges of a shareholder as to, such shares of Common Stock covered by the Restricted Stock Award, including, but not limited to, the right to vote such shares, subject to the restrictions and forfeitures set forth herein. Notwithstanding the foregoing, all cash dividends and distributions with respect to the shares of Common Stock covered by the Restricted Stock Award that remain subject to restrictions shall accrue and be paid pursuant to Article IV, Section 4.3.4.
Section 7.6   Delivery of Shares
Upon the expiration (without a forfeiture) of the Restricted Period or at such earlier time as provided under the Plan, all shares of Restricted Stock shall be released from all restrictions and forfeiture provisions hereunder, any similar restrictions and forfeiture provisions under the Award Agreement applicable to such shares and all other restrictions and forfeiture provisions of the Plan or such Award Agreement. No payment will be required from the Holder upon the delivery of any shares of Restricted Stock, except that any amount necessary to satisfy applicable Federal, state or local tax requirements shall be paid by the Holder in accordance with the requirements of the Plan.
ARTICLE VIII
RESTRICTED STOCK UNIT AWARDS
Section 8.1   Grants
The Committee may grant Restricted Stock Unit Awards to such Reporting Persons who are Employees as the Committee may select in its sole discretion. The Committee or the CEO also may grant Restricted Stock Unit Awards in such number as the Committee or the CEO may determine to such Nonreporting Persons who are Employees or Consultants, as the Committee or the CEO may select in its or his or her, as the case may be, sole discretion; provided, however, such grants shall be subject to any maximum aggregate number of Awards in general and Restricted Stock Unit Awards in particular established by the Committee for grants under the Plan for Nonreporting Persons who are Employees or Consultants as a group. The Board may grant Restricted Stock Unit Awards to Directors as the Board may select in its sole discretion.
Section 8.2   Vesting of Restricted Stock Unit Awards
Restricted Stock Units shall become vested as set forth in the applicable Award Agreement unless otherwise described in the Plan.
Section 8.3   Settlement of Restricted Stock Unit Awards
Upon vesting of a Restricted Stock Unit Award, the Grantee shall receive the number of shares of Common Stock (which may be Restricted Stock) specified in the Restricted Stock Unit Award, an amount payable in cash determined by multiplying the number of Restricted Stock Units by the Fair Market Value of one share of Common Stock as of the vesting date, or a combination thereof, as specified by the Grantor in the Award Agreement.
Section 8.4   Time of Payment/Issuance of Shares
Amounts payable and/or shares to be issued in connection with a Restricted Stock Unit shall be paid and/or issued to the Holder, as determined by the Grantor and as set forth in the applicable Award Agreement or in accordance with such rules, regulations and procedures as may be adopted by the Grantor but in no event later than two and one-half months following the end of the calendar year in which a restriction lapses or a vesting condition is met.

PROXY STATEMENT - 2026	A-13
ARTICLE IX
OTHER AWARDS
Section 9.1   Grants
The Committee may grant Other Awards to such Reporting Persons who are Employees as the Committee may select in its sole discretion. The Committee or the CEO also may grant Other Awards to such Nonreporting Persons who are Employees or Consultants as the Committee or the CEO may select in its or his or her, as the case may be, sole discretion; provided, however, such grants shall be subject to any maximum aggregate amount of Awards in general and Other Awards in particular (if any) established by the Committee for grants under the Plan for Nonreporting Persons who are Employees or Consultants as a group. The Board may grant Other Awards to such Directors as the Board may select in its sole discretion. An Other Award may or may not be evidenced by an Award Agreement.
Section 9.2   Description of Other Awards
An Other Award may be a grant of a type of equity-based, equity-related, or cash based Award not otherwise described by the terms of the Plan in such amounts and subject to such terms and conditions as determined by the Grantor, from time to time, under the Plan. Such Awards may provide for the payment of shares of Common Stock or cash or any combination thereof to a Grantee. The value of a cash-based Other Award shall be determined by the Grantor.
ARTICLE X
PERFORMANCE AWARDS
Section 10.1   General
An Award described in Article VII or VIII may take the form of a Performance Award to the extent that the Grantor makes it subject to the achievement of one or more Performance Goals during one or more Performance Periods, as described in this Article X.
Section 10.2   Performance Award Agreements
10.2.1
Terms of Performance Awards. Prior to or as soon as administratively feasible after the first day of each Award Period, the Grantor shall establish in writing the Performance Award terms, including, without limitation, the Award Target and the applicable Performance Goals, the Performance Levels for the first Performance Period, the nature of the Performance Award (e.g., Performance Shares, Performance Units, or a combination thereof), and the Award Period. Thereafter, the Grantor shall establish the applicable Performance Goals for each of the subsequent Performance Periods in an Award Period prior to, or as soon as practicable after the beginning of, each such Performance Period. The terms of the Performance Award established by the Grantor pursuant to this Section 10.2 shall in each case be subject to adjustment as determined by the Grantor in its discretion as a result of changes in accounting principles and other significant extraordinary items or events.

10.2.2
Issuance of Award Agreements for Performance Awards. An Award Agreement shall be provided to each Grantee to whom a Performance Award is granted as promptly as practicable after such grant. After the Grantor establishes the Performance Goals and Performance Levels applicable to a Performance Period, the Company will notify the Grantee in writing of such Performance Goals and Performance Levels.

Section 10.3   Determination of Performance Goal Achievement and Settlement of Performance Awards
As soon as administratively feasible after the end of each Performance Period, the Grantor shall determine whether the Performance Goals have been achieved for such Performance Period, and the level of such achievement. Upon such determination, the Grantee will have credited to his or her account a number of Performance Shares and/or Performance Units for such Performance Period based on the Grantor’s determination of Performance Goal achievement and Performance Levels as set forth in the Grantee’s Award Agreement. Any Performance Shares and/or Performance Units credited in accordance with this Section 10.3 shall remain subject to restrictions until the end of the Award Period, unless the lapse of such restrictions is accelerated as set forth in the Award Agreement or in Article XIII. At the end of the Award Period, any Performance Units credited to the Grantee’s account will be settled in shares of Common Stock, cash or a combination thereof, as determined by the Grantor and as set forth in the Award Agreement.
Section 10.4   Continued Eligibility for and Forfeiture of Performance Awards
Except as provided in Article XIII, an Award Agreement or an agreement with the Company or a Subsidiary providing for severance benefits, each Grantee who receives a Performance Award must remain continuously employed by, or in the service of (as applicable), the Company or any Subsidiary from the date he or she receives such Performance Award until the last day of the Award Period.

A-14	PROXY STATEMENT - 2026
ARTICLE XI
CERTAIN TERMS APPLICABLE TO ALL AWARDS
Section 11.1   Withholding Taxes
The Company and any Subsidiary shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan the amount (in cash, shares of Common Stock, other securities, or other Awards) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under the Plan and to take such other action as may be necessary in the opinion of the Company or a Subsidiary to satisfy statutory withholding obligations for the payment of such taxes. Without limiting the generality of the foregoing, the Committee may, in its sole discretion, permit or require a Grantee to satisfy, in whole or in part, the foregoing tax withholding by (i) the delivery of shares of Common Stock (which, except as otherwise determined by the Committee, are not subject to any pledge or other security interest and that meet such requirements, if any, as the Committee may determine are necessary in order to avoid an accounting earnings charge on account of the use of such shares to satisfy a tax withholding obligation) owned by the Grantee having a Fair Market Value equal to such withholding obligation, or (ii) having the Company withhold from the number of shares of Common Stock otherwise issuable or deliverable pursuant to the exercise or settlement of the Award (or, in the case of Restricted Stock, returning to the Company from the shares of Common Stock that would otherwise vest) a number of such shares with a Fair Market Value equal to such withholding obligation, but in no event exceeding the maximum statutory tax rates of the Grantee’s applicable jurisdiction (or such other rate as would not trigger a negative accounting impact), as determined by the Company in its sole discretion.
Section 11.2   Adjustments to Reflect Capital Changes
11.2.1
Recapitalization, etc. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, shares of Common Stock or other securities), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Common Stock, other securities of the Company, issuance of warrants or other rights to purchase shares of Common Stock or other securities of the Company, or other similar corporate transaction or event constitutes an equity restructuring transaction, as that term is defined in ASC Topic 718, Compensation-Stock Compensation, or otherwise affects the shares of Common Stock, then the Committee shall adjust the following in a manner that is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan:

11.2.1.1	the number and type of shares of Common Stock or other securities which thereafter may be made the subject of Awards, including the aggregate limits specified in the Plan;
11.2.1.2	the number and type of shares of Common Stock or other securities subject to outstanding Awards;
11.2.1.3	the grant, purchase, SAR Base Amount or Option Price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; and
11.2.1.4	other value determinations applicable to outstanding Awards.
11.2.2
Sale or Reorganization. After any reorganization, merger or consolidation whether or not the Company is the surviving corporation and unless there is a provision in the sale or reorganization agreement to the contrary, each Grantee shall, at no additional cost, be entitled upon any exercise of an Option or receipt of other Award to receive (subject to any required action by shareholders), in lieu of the number of shares of Common Stock receivable or exercisable pursuant to such Award, the number and class of shares of stock or other securities to which such Grantee would have been entitled pursuant to the terms of the reorganization, merger or consolidation if, at the time of such reorganization, merger or consolidation, such Grantee had been the holder of record of a number of shares of stock equal to the number of shares receivable or exercisable pursuant to such Award. Comparable rights shall accrue to each Grantee in the event of successive reorganizations, mergers or consolidations of the character described above. Subject to Section 14.1, in the event of a Change of Control, the Grantor may (i) cancel without consideration any outstanding Awards with an exercise price that is more than the Fair Market Value of Common Stock as of the Change of Control, and (ii) in lieu of the substituted shares referenced herein, elect to pay Grantee a cash payment equal to the difference between the exercise price for the Award and the Fair Market Value of the Company’s Common Stock as of the Change of Control.

11.2.3
Equity Plans Acquired in Merger and Acquisition Transactions. After any reorganization, merger or consolidation in which the Company or a Subsidiary shall be a surviving corporation and where such acquired or merged trade or

PROXY STATEMENT - 2026	A-15
business maintains an equity compensation plan for its employees, directors and/or consultants (the “Target Plan”), the Committee may (i) add to the number of shares of Common Stock that may be issued under this Plan in accordance with Section 3.2 a proportionate number shares available for issuance under the Target Plan, and/or (ii) substitute or replace outstanding awards under the Target Plan with similar Awards issued under this Plan; provided that any such substitution or replacement is consummated in an equitable manner, as determined by the Committee in its discretion, including, without limitation, substitution options granted under the Target Plan with Options under this Plan in accordance with Section 424 of the Code. Any such adjustments may provide for the elimination of any fractional shares which might otherwise become subject to any Awards.
Section 11.3   Regulatory Approvals and Listing
The Company shall not be required to issue any certificate or certificates for shares of Common Stock under the Plan prior to (i) obtaining any approval from any governmental agency which the Company shall, in its discretion, determine to be necessary or advisable, (ii) the admission of such shares to listing on any national securities exchange on which the Company’s Common Stock may be listed, and (iii) the completion of any registration or other qualification of such shares of Common Stock under any state or Federal law or ruling or regulations of any governmental body which the Company shall, in its discretion, determine to be necessary or advisable. All share certificates delivered pursuant to this Plan and all shares of Common Stock issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with applicable law. The Committee may place legends on any share certificate or book entry to reference restrictions applicable to the shares of Common Stock.
Section 11.4   Restrictions Upon Resale of Stock
If the shares of Common Stock that have been issued to a Holder pursuant to the terms of the Plan are not registered under the Securities Act, pursuant to an effective registration statement, such Holder, if the Committee shall deem it advisable, may be required to represent and agree in writing (i) that any such shares acquired by such Holder pursuant to the Plan will not be sold except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from registration under the Securities Act and, (ii) that such Holder is acquiring such shares for his or her own account and not with a view to the distribution thereof.
Section 11.5   Reporting Person Limitation
Notwithstanding any other provision of the Plan, to the extent required to qualify for the exemption provided by Rule 16b-3 and any successor provision, any Common Stock or other equity security offered under the Plan to a Reporting Person may not be sold for at least six (6) months after the earlier of acquisition of the security or the date of grant of the derivative security, if any, pursuant to which the Common Stock or other equity security was acquired.
ARTICLE XII
ADMINISTRATION OF THE PLAN
Section 12.1   Committee
The Plan shall be administered by or under the direction of the Committee.
Section 12.2   Committee Actions
Except for matters required by the terms of the Plan to be decided by the Board or the CEO, the Committee shall have full power and authority to interpret and construe the Plan, to prescribe, amend and rescind rules, regulations, policies and practices, to impose such conditions and restrictions on Awards as it deems appropriate and to make all other determinations necessary or desirable in connection with the administration of, or the performance of its responsibilities under, the Plan.
Section 12.3   Designation of Beneficiary
Each Holder may file with the Company a written designation (in a form prescribed by the Committee) of one or more persons as the Beneficiary who shall be entitled to receive the Award, if any, payable under the Plan upon his or her death. A Holder may from time to time revoke or change his or her Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Company. The last such designation received by the Company shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Company prior to the Holder’s death, and in no event shall it be effective as of a date prior to such receipt. If no such Beneficiary designation is in effect at the time of a Holder’s death, or if no designated Beneficiary survives the Holder or if such designation conflicts with law, the Holder’s estate shall be entitled to receive the Award, if any, payable under the Plan upon his or her death. If the Committee is in doubt as to the right

A-16	PROXY STATEMENT - 2026
of any person to receive such Award, the Company may retain such Award, without liability for any interest thereon, until the Committee determines the rights thereto, or the Company may pay such Award into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Company therefore.
Section 12.4   No Right to an Award or to Continued Employment
No Grantee or other person shall have any claim or right to be granted an Award under the Plan. Neither the action of the Company in establishing the Plan, nor any provisions hereof, nor any action taken by the Company, any Subsidiary, the Board, the Committee or the CEO pursuant to such provisions shall be construed as creating in any employee or class of employees any right with respect to continuation of employment by the Company or any of its Subsidiaries, and they shall not be deemed to interfere in any way with the Company’s or any Subsidiary’s right to employ, discipline, discharge, terminate, lay off or retire any Grantee, with or without cause, to discipline any employee, or to otherwise affect the Company’s or a Subsidiary’s right to make employment decisions with respect to any Grantee.
Section 12.5   Discretion of the Grantor
Whenever the terms of the Plan provide for or permit a decision to be made or an action to be taken by a Grantor, such decision may be made or such action taken in the sole and absolute discretion of such Grantor and shall be final, conclusive and binding on all persons for all purposes; provided, however, that the Board may review any decision or action of the Grantor and it may reverse or modify such Award, decision or act as it deems appropriate. The Grantor’s determinations under the Plan, including, without limitation the determination of any person to receive Awards and the amount of such Awards, need not be uniform.
Section 12.6   Indemnification and Exculpation
12.6.1
Indemnification. Each person who is or shall have been a member of the Board or the Committee and each director, officer or employee of the Company or any Subsidiary to whom any duty or power related to the administration or interpretation of the Plan may be delegated (each, an “Indemnified Person”), shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be or become a party or in which such person may be or become involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof (with the Company’s written approval) or paid by such person in satisfaction of a judgment in any such action, suit or proceeding, except a judgment in favor of the Company based upon a finding of such person’s bad faith; subject, however, to the condition that upon the institution of any claim, action, suit or proceeding against such person, he or she shall in writing give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of, and shall be in addition to, any other right to which such person may be entitled under the Company’s charter or bylaws, as a matter of law or otherwise, or any power that the Company may have to indemnify such person or hold such person harmless.

12.6.2
Exculpation. No Indemnified Person shall be personally liable by reason of any contract or other instrument executed by such person or on such person’s behalf in his or her capacity as an Indemnified Person hereunder, nor for any mistake of judgment made in good faith, unless otherwise provided by law. Each Indemnified Person shall be fully justified in relying or acting upon in good faith any information furnished in connection with the administration of the Plan by any appropriate person or persons other than himself or herself. In no event shall any Indemnified Person be liable for any determination made or other action taken or any omission to act in reliance upon such report or information, for any action (including the furnishing of information) taken or any failure to act, if in good faith.

Section 12.7   Unfunded Plan
The Plan is intended to constitute an unfunded, long-term incentive compensation plan for certain selected Employees and Directors. No special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts. The Company may, but shall not be obligated to, acquire shares of its Common Stock from time to time in anticipation of its obligations under the Plan, but no Grantee shall have any right in or against any shares of Common Stock so acquired. All such shares shall constitute general assets of the Company and may be disposed of by the Company at such time and for such purposes as it may deem appropriate. No obligation or liability of the Company to any Grantee with respect to any right to receive a distribution or payment under the Plan shall be deemed to be secured by any pledge or other encumbrance on any property of the Company.

PROXY STATEMENT - 2026	A-17
Section 12.8   Inalienability of Rights and Interests
The rights and interests of a Holder under the Plan are personal to the Holder and to any person or persons who may become entitled to distribution or payments under the Plan by reason of death of the Holder, and the rights and interests of the Holder or any such person (including, without limitation, any Award distributable or payable under the Plan) shall not be subject in any manner to alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action shall be void and no such benefit or interest shall be in any manner liable for or subject to debts, contracts, liabilities, engagements or torts of any Holder. If any Holder shall attempt to alienate, sell, transfer, assign, pledge, encumber or charge any of his rights or interests under the Plan, (including without limitation, any Award payable under the Plan) then the Committee may hold or apply such benefit or any part thereof to or for the benefit of such Holder in such manner and in such proportions as the Committee may consider proper. Notwithstanding the foregoing, the Holder, subject to the approval of the Company may elect to irrevocably transfer some or all of an Award to a family member. For this purpose, a family member shall refer to one or more of the Holder’s spouse, children or grandchildren, or to a trust established solely for the benefit of, or to a partnership whose partners are, the Holder’s spouse, children and grandchildren; provided, however, that:
(i)	the Award, once transferred, may not again be transferred except by will or by the laws of descent and distribution;
(ii)
the Award, once transferred, shall remain subject to the same terms and conditions of the Award in effect before the transfer and the transferee of the Award (the “Transferee”) must comply with all other provisions of the Award; and

(iii)
the Holder receives no consideration for such transfer. No transferred Award shall be exercisable following a transfer, as provided for herein, unless the Committee receives written notice from the Holder in a form and manner satisfactory to the Committee, in its sole discretion, to the effect that a transfer of the Award has occurred and the notice identifies the Award transferred, the identity of the Transferee and his or her relationship to the Holder.

Section 12.9   Awards Not Includable for Benefit Purposes
Except as otherwise set forth in any applicable 401(k) plan, payments received by a Grantee pursuant to the provisions of the Plan shall not be included in the determination of benefits under any pension, group insurance or other benefit plan applicable to the Grantee which is maintained by the Company or any of its Subsidiaries, except as may be determined by the Committee.
Section 12.10   No Issuance of Fractional Shares
The Company shall not be required to deliver any fractional share of Common Stock but, as determined by the Committee, may pay a cash amount to the Holder in lieu thereof, except as otherwise provided in the Plan, equal to the Fair Market Value (determined as of an appropriate date determined by the Committee) of such fractional share.
Section 12.11   Modification for International Grantees
Notwithstanding any provision to the contrary, the Committee may incorporate such provisions, or make such modifications or amendments in Award Agreements of Grantees who reside or are employed outside of the United States of America, or who are citizens of a country other than the United States of America, as the Committee deems necessary or appropriate to accomplish the purposes of the Plan with respect to such Grantee in light of differences in applicable law, tax policies or customs, and to ascertain compliance with all applicable laws.
Section 12.12   Leaves of Absence
The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any Award. Without limiting the generality of the foregoing, the Grantor shall be entitled to determine (i) whether or not any such leave of absence shall constitute a termination of employment for purposes of the Plan and any Award Agreement, and (ii) the impact, if any, of any such leave of absence on Awards under the Plan theretofore made to any recipient who takes such leave of absence. Notwithstanding the foregoing, with respect to Awards that are “deferred compensation” under Section 409A of the Code, to the extent necessary to avoid incurring adverse tax consequences under Section 409A of the Code, any leave of absence taken by the recipient shall constitute a termination of employment within the meaning of the Plan when the recipient has a “separation from service” as defined in Section 409A of the Code and the regulations thereunder.
Section 12.13   Communications
12.13.1
Communications by the Grantor. All notices, statements, reports and other communications made, delivered or transmitted to a Holder or other person under the Plan shall be deemed to have been duly given, made or transmitted, when sent electronically to a Company or Subsidiary e-mail address, when delivered to, or when mailed by first-class mail, postage prepaid and addressed to, such Holder or other person at his or her address last appearing on the records of the Company.

A-18	PROXY STATEMENT - 2026
12.13.2
Communications by the Directors, Consultants, Employees, and Others. All elections, designations, requests, notices, instructions and other communications made, delivered or transmitted by the Company, a Subsidiary, Grantee, Beneficiary or other person to the Committee required or permitted under the Plan shall be transmitted by any means authorized by the Committee or shall be mailed by first-class mail or delivered to the Company’s principal office to the attention of the Company’s Secretary or such other location as may be specified by the Committee, and shall be deemed to have been given and delivered only upon actual receipt thereof by the Committee at such location.

Section 12.14   Parties in Interest
The provisions of the Plan and the terms and conditions of any Award shall, in accordance with their terms, be binding upon, and inure to the benefit of, all successors of each Grantee, including, without limitation, such Grantee’s estate and the executors, administrators, or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Grantee. The obligations of the Company under the Plan shall be binding upon the Company and its successors and assigns.
Section 12.15   Severability
Whenever possible, each provision in the Plan and every Award at any time granted under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award at any time granted under the Plan shall be held to be prohibited by or invalid under applicable law, then (i) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law, and (ii) all other provisions of the Plan and every other Award at any time granted under the Plan shall remain in full force and effect.
Section 12.16   Compliance with Laws
The Plan and the grant of Awards shall be subject to all applicable Federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. It is intended that the Plan be applied and administered in compliance with Rule 16b-3. If any provision of the Plan would be in violation of Rule 16b-3 if applied as written, such provision shall not have effect as written and shall be given effect so as to comply with Rule 16b-3, as determined by the Committee. The Board is authorized to amend the Plan and to make any such modifications to Award Agreements to comply with Rule 16b-3, and to make any such other amendments or modifications as it deems necessary or appropriate to better accomplish the purposes of the Plan in light of any amendments made to Rule 16b-3.
Section 12.17   No Strict Construction
No rule of strict construction shall be implied against the Company, the Board, the Committee, the CEO or any other person in the interpretation of any of the terms of the Plan, any Award Agreement, any Award granted under the Plan or any rule or procedure established by the Committee or the Board.
Section 12.18   Modification
This document contains all of the provisions of the Plan and no provisions may be waived, modified or otherwise altered except in a writing adopted by the Committee or, with respect to Director Awards, the Board.
Section 12.19   Governing Law
All questions pertaining to validity, construction and administration of the Plan and the rights of all persons hereunder shall be determined with reference to, and the provisions of the Plan shall be governed by and shall be construed in conformity with, the internal laws of the Commonwealth of Pennsylvania without regard to any of its conflict of laws principles.
Section 12.20   Clawback Policy
Notwithstanding anything to the contrary herein, all outstanding Awards constitute “Incentive Compensation” as defined in the Company’s Clawback Policy and pursuant to which the Committee may cancel any Award to the extent that the terms of the Clawback Policy so provide.
ARTICLE XIII
CHANGE OF CONTROL
Section 13.1   Impact of Change of Control
Subject to Section 11.2.2, in the event of a Change of Control, upon a Grantee’s termination of employment by the Grantee’s employer without Cause, or by the Grantee for Good Reason, in either case, within two (2) years following the Change of Control (or on the date of the Change of Control), then (a) Options (with an exercise price that is less than the Fair Market Value of the Company’s Common Stock at the time of the Change in Control) and SARs shall vest and become fully exercisable, (b) restrictions on Restricted Stock Awards and Restricted Stock Unit Awards shall lapse and such Awards shall become fully vested, (c) any Performance Awards with vesting or other

PROXY STATEMENT - 2026	A-19
provisions tied to achievement of Performance Goals shall be considered to be vested (and, as applicable, shall be earned and paid) at Target Performance, (d) any Awards payable in cash shall be paid within thirty (30) days after such termination of employment to all Grantees who have been granted such an Award, and (e) such other additional benefits, changes or adjustments as the Committee deems appropriate and fair shall apply, subject in each case to any terms and conditions contained in the Award Agreement evidencing such Award.
Section 13.2   Assumption Upon Change of Control
Notwithstanding the foregoing, if in the event of a Change of Control, the successor company does not agree to assume or substitute for an Award, or the Awards will otherwise not remain outstanding after the Change of Control, then, in lieu of such outstanding assumed or substituted Award, the holder shall be entitled to the benefits set forth in the first sentence of Section 13.1 as of the date of the Change of Control, to the same extent as if the holder’s employment or service as a Director or Consultant had been terminated by the Company without Cause as of the date of the Change of Control. For the purposes of this Section 13.2, an Award shall be considered assumed or substituted for if following the Change of Control the award confers the right to purchase or receive, for each share subject to the Award immediately prior to the Change of Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change of Control by holders of shares for each share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change of Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of any Award, for each share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change of Control. The determination of such substantial equality of value or consideration shall be made by the Committee before the Change of Control in its sole discretion and its determination shall be conclusive and binding. Any assumption or substitution of the Incentive Stock Option will be made in a manner that will not be considered a “modification” under the provisions of Section 424(h)(3) of the Code.
ARTICLE XIV
AMENDMENT AND TERMINATION
Section 14.1   Amendment; No Repricing
The Board or the Committee with respect to the Plan, and the Grantor with respect to any Award Agreement, reserve the right at any time to modify, alter or amend, in whole or in part, any or all of the provisions of the Plan or any Award Agreement to any extent and in any manner that it or he, as the case may be, may deem advisable, and no consent or approval by the shareholders of the Company, by any Grantee or Beneficiary, or by any other person, committee or entity of any kind shall be required to make any modification, alteration or amendment; provided, however, that the Board shall not, without the requisite affirmative approval of the shareholders of the Company, make any modification, alteration or amendment that requires shareholders’ approval under any applicable law, the Code or stock exchange requirements. No modification, alteration or amendment of the Plan or any Award Agreement may, without the consent of the Grantee (or the Grantee’s Beneficiaries in case of the Grantee’s death) to whom any Award shall theretofore have been granted under the Plan, adversely affect any material right of such Grantee under such Award, except in accordance with the provisions of the Plan and/or any Award Agreement applicable to any such Award. Subject to the provisions of this Section 14.1, any modification, alteration or amendment of any provisions of the Plan may be made retroactively. Except as otherwise provided in Section 11.2 hereof, neither the Committee nor the Board shall (i) reduce the SAR Base Amount or Option Price, as applicable, of Stock Options or SARs previously awarded to any Grantee, (ii) cancel, surrender, replace or otherwise exchange any outstanding Stock Option or SAR where the Fair Market Value of the Common Stock underlying such Stock Option or SAR is less than its Option Price for a new Stock Option or SAR, another Award, cash, shares of Common Stock or other securities or (iii) take any other action that is considered a “repricing” for purposes of the shareholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the shares of Common Stock are listed or quoted, without the requisite prior affirmative approval of the shareholders of the Company.
Section 14.2   Suspension or Termination
The Board reserves the right at any time to suspend or terminate, in whole or in part, any or all of the provisions of the Plan for any reason and without the consent of or approval by the shareholders of the Company, any Holder or any other person, committee or entity of any kind; provided, however, that no such suspension or termination shall adversely affect any material right or obligation with respect to any Award theretofore made except as herein otherwise provided.

A-20	PROXY STATEMENT - 2026
ARTICLE XV
SECTION 409A
The Company intends that payments and benefits under this Plan and any Award Agreement issued hereunder comply with, or be exempt from, Section 409A of the Code and, accordingly, to the maximum extent permitted, this Plan and any Award Agreement shall be interpreted to be in compliance therewith. A termination of employment or service shall not be deemed to have occurred for purposes of any provision of this Plan or any Award Agreement providing for the payment of any amounts or benefits upon or following a termination of employment or service that are considered “nonqualified deferred compensation” under Section 409A unless such termination is also a “separation from service” within the meaning of Section 409A. If a Grantee is determined to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) (as determined in accordance with the uniform policy adopted by the Committee with respect to all of the arrangements subject to Section 409A maintained by the Company and its Subsidiaries), then with regard to any payment that is considered non-qualified deferred compensation under Section 409A payable on account of a “separation from service,” such payment shall be made or provided no earlier than the first day of the seventh month following such Grantee’s “separation from service,” (or upon the Grantee’s death, if earlier). Each payment of an Award under the Plan shall be treated as a separate payment for purposes of Section 409A. In no event shall the Company or any of its directors, members, managers, officers or employees, or the Grantor, be responsible for any tax, penalty, interest or liability that arises as a result of a violation of Section 409A.
ARTICLE XVI
EFFECTIVE DATE AND TERM OF THE PLAN
The Plan became effective on the Effective Date. No Award shall be granted under the Plan after the date specified in Section 4.1.4. The Plan will continue in effect for existing Awards as long as any such Awards are outstanding.

PROXY STATEMENT - 2026	B-1

Appendix B: Reconciliation of GAAP to non-GAAP Financial Measures

Appendix B: Reconciliation of GAAP to non-GAAP Financial Measures
The following table includes a reconciliation of net loss, which is determined in accordance with GAAP, to Adjusted EBITDA and Adjusted EBITDAR for the purposes of compensation for the year ended December 31, 2025. The Company believes Adjusted EBITDAR is the financial performance measure most closely linked to the calculation of compensation actually paid.

(DOLLARS IN MILLIONS)	FOR THE YEAR ENDED DECEMBER 31, 2025
Net loss	$(845.3)
Income tax expense	24.6
Interest expense, net	405.8
Interest income	(9.7)
Income from unconsolidated affiliates	(37.7)
Gain on REIT transactions, net	(3.3)
Gain on financing arrangement	(215.1)
Loss on early extinguishment of debt	11.8
Other income	(4.7)
Operating loss	(673.6)
Stock-based compensation	60.9
Cash-settled stock-based award variance	(12.9)
Loss on disposal of assets	0.4
Pre-opening expenses	17.3
Depreciation and amortization	446.9
Impairment losses	945.3
Income from unconsolidated affiliates	37.7
Non-operating items of equity method investments	4.5
Other expenses	3.6
Adjusted EBITDA(1)	830.1
Rent expense associated with triple net operating leases	631.7
Adjusted EBITDAR(2)	$1,461.8

(1)
We define Adjusted EBITDA as earnings before interest expense, net, interest income, income taxes, depreciation and amortization, stock-based compensation, debt extinguishment charges, impairment losses, insurance recoveries, net of deductible charges, changes in the estimated fair value of our contingent purchase price obligations, gain or loss on disposal of assets, the difference between budget and actual expense for cash-settled stock-based awards, pre-opening expenses, loss on disposal of a business, non-cash gains/losses associated with REIT transactions, and other. Adjusted EBITDA is inclusive of income or loss from unconsolidated affiliates, with our share of non-operating items (such as interest expense, net, and depreciation and amortization) added back for our Kansas Entertainment, LLC joint venture. Adjusted EBITDA is inclusive of rent expense associated with our triple net operating leases with our REIT landlords. Although Adjusted EBITDA includes rent expense associated with our triple net operating leases, we believe Adjusted EBITDA is useful as a supplemental measure in evaluating the performance of our consolidated results of operations.

(2)
We define Adjusted EBITDAR as Adjusted EBITDA (as defined above) plus rent expense associated with triple net operating leases (which is a normal, recurring cash operating expense necessary to operate our business).

2026

Notice of annual meeting and proxy statement

PENN ENTERTAINMENT

PENN PLAY

Media | Casinos & Racetracks | iCasino | Sports Betting

theScore | HOLLYWOOD CASINO AMERISTAR L'auberge M RESORT | HOLLYWOOD CASINO theScore CASINO | theScore BET

PENN ENTERTAINMENT

SCAN TO
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V91770-P46029 KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PENN ENTERTAINMENT, INC.

The Board of Directors recommends you vote FOR each of the nominees listed in proposal 1.

1. Election of **four** Class III directors to serve until the **2029** Annual Meeting of Shareholders and until their respective successors are elected and qualified to serve.

Nominees:	**For**	**Withhold**
1a. Marla Kaplowitz	☐	☐
1b. Jane Scaccetti	☐	☐
1c. Fabio Schiavolin	☐	☐
1d. Jay Snowden	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.	**For**	**Against**	**Abstain**
2. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the 2026 fiscal year.	☐	☐	☐
3. Approval, on an advisory basis, of the compensation paid to the Company's named executive officers.	☐	☐	☐
4. Approval of the third amendment to our 2022 Long-Term Incentive Compensation Plan.	☐	☐	☐

The Board of Directors recommends you vote AGAINST proposal 5.	**For**	**Against**	**Abstain**
5. Advisory vote on a shareholder proposal regarding the annual election of directors, if properly presented.	☐	☐	☐

NOTE: At their discretion, the named proxy holders are authorized to consider and vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof.

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Signature [PLEASE SIGN WITHIN BOX] Date

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V91771-P46029

PENN ENTERTAINMENT, INC.
ANNUAL MEETING OF SHAREHOLDERS, JUNE 16, 2026
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shareholder(s) whose signature(s) appear(s) on the reverse side of this Proxy Form hereby appoint(s) Jay A. Snowden and Christopher Rogers and each of them, as proxy holders, with full power of substitution, to vote on behalf of the shareholder(s) all of the shares of Common Stock of PENN Entertainment, Inc. (the "Company") which the shareholders would be entitled to vote if virtually present at the Annual Meeting of Shareholders thereof to be held on June 16, 2026 and at any adjournment or postponement thereof, upon the matters listed on the reverse side. Such meeting will be held at 10:00 a.m. ET on Tuesday, June 16, 2026, via live webcast on the Internet at www.virtualshareholdermeeting.com/PENN2026.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED HEREIN. IF NO SUCH DIRECTIONS ARE INDICATED, THE PROXY HOLDERS WILL VOTE SHARES REPRESENTED BY THIS PROXY "FOR" EACH OF THE CLASS III DIRECTOR NOMINEES LISTED IN PROPOSAL 1, "FOR" PROPOSALS 2, 3 AND 4, "AGAINST" PROPOSAL 5 AND WILL VOTE IN THEIR DISCRETION ON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE DATE AND SIGN ON THE OTHER SIDE AND RETURN THIS PROXY PROMPTLY.